Document is copied.
As filed with the Securities and Exchange Commission on April
                          13, 2001
                 Registration No. 333-55284
----------------------------------------------------------------
                              -
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
             ----------------------------------
                       Amendment No. 3
                        to Form SB-2
                REGISTRATION STATEMENT UNDER
                 THE SECURITIES ACT OF 1933
                         ----------
                        CRYOCON, INC.
   (Exact name of registrant as specified in its charter)
                          COLORADO
(State or other jurisdiction of incorporation or organization)
                         84-1O26503
            (I.R.S. Employer Identification No.)
                                               James M. Retallick
2250 North 1500 West, Ogden Utah  84404   2250 North 1500 West, Ogden Utah 84404
 (801) 395-2796                              (801) 395-2796
----------------------------------------------------------------
(Address and telephone number of         (Name, address and telephone
Registrant's Principal Executive Offices) number of agent for service)
              Copies of all communications to:

                  Marcus A. Sanders, Esq.,
                 22 Battery Street, Ste. 701
                  San Francisco, CA  94105
        Tel. (415) 986-7114        Fax.(415)986-7028

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maxi-          Proposed maxi-
Title of each class               Amount to be      mum offering            mum aggregate        Amount of
of securities to be registered    registered       price per share (1)      offering price    registration fee
Common Stock (1),
no par value                       10,079,578           $2.00                 $20,119,156     $ 5,039.00

Common Stock (2),
no par value                          139,100           $2.00                 $   278,200     $    69.55

Option to Purchase
Shares of Common Stock (2)          1,500,000             (3)                 $       250     $      .04

Warrants to Purchase
Shares of Common (2)                1,238,195             (4)                 $     6,191     $     1.55

Common Stock issuable
upon the exercise of
Options (1)                         1,500,000(5)        $2.00                 $ 3,000,000     $   750.00

Common Stock issuable
upon the exercise of
Shareholder Warrants (1)            3,714,585(6)        $2.00                 $ 7,429,170     $ 1,857.00

Total Fee(7):                                                                                 $ 7,717.14

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (g) under the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices for the Registrant's
     Common Stock as reported on the OTC Electronic Bulletin
     Board on May 11, 2001.

2) Each of these securities is the subject of a rescission offer to be commenced following the effectiveness of the Registration Statement, as more fully described in the prospectus that is a part of this Registration Statement.

3) The Options that are subject to the rescission offer were issued without consideration of cash or services from the holder of the option. As consideration for the offer of rescission the issuer will offer a total of $150.00 for all of the options.

4) The Warrants that are subject to the rescission offer were issued without consideration of cash or services from the holders of the warrants. As consideration for the offer of rescission the issuer will offer each warrant holder $.005 per warrant for an aggregate of $6,191.00.

5) Represents shares of Common Stock issuable upon the exercise of the options if the holders elect to reject the offer of rescission.

6) Represents shares of Common Stock issuable upon the exercise of warrants for the warrant holders that elect not to accept the offer of rescission.

7)     Previously paid $8,666.00.


The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                       P R O S P E C T U S
                          CRYOCON, INC.

Common Shares Offered by Selling Shareholders: 10,079,578 Shares
                         of Common Stock

   Securities Subject to Rescission Offer To Purchase: 139,100
                     Shares of Common Stock

   Options to Purchase Up to 1,500,000 shares of Common Stock:
         1,238,195 Warrants to Purchase Up to 3,714,585

  Common Shares to be Issued upon the Exercise of Warrants and
                       Options: 5,214,585

Cryocon is registering 8,519,578 shares of common stock presently held by shareholders, and 1,560,000 shares of common stock that may be issued upon the exercise of certain outstanding warrants and options. Shareholders named in this prospectus as selling shareholders may offer and sell these shares in the over-the-counter market at the prevailing market price or in negotiated transactions. Cryocon is also registering up to 5,214,585 shares of common stock issuable upon the exercise of warrants and options held by shareholders that reject the offer of rescission.


Cryocon is offering, to rescind the issuance or sale of (i) 139,100 shares common stock originally sold at the price of $2.00 per share, (ii) Options to purchase 1,500,000 shares of common, originally issued to Millennium Capital Group, LLC without payment of cash, and (iii) 1,238,195 warrants to purchase up to 3,714,585 shares of common stock ( without payment of cash). See "rescission offer" and "Description of Capital Stock." Cryocon believes the issuance or sale of these securities may have been in violation of the Securities Act of 1933, as amended. Accordingly, the Cryocon may be liable to the offerees in the aggregate amount of $278,200, plus interest from the date of issuance. Cryocon hereby offers to rescind such the prior sales and issuances by offering to repurchase the securities from the offerees at the price per share paid by the offerees, plus an amount equal to the interest thereon, at the appropriate statutory rate from the date of issuance of the securities to the expiration of the rescission offer.

     Cryocon will not receive proceeds from the resale of any of the stock registeredCryocon will receive the proceeds from the exercise of the warrants and options if exercised.
Cryocon's common shares trade "over-the-counter". Dealer "bid" and "asked" prices for the Common Stock are quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "CRYQ". On July 5, 2001, the average of the closing bid and ask prices for the Common Stock was $1.75.

ALL OFFEREES RECEIVING THE RESCISSION OFFER ARE URGED TO READ THE
RESCISSION OFFER CAREFULLY.

THESE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
PURCHASERS OF SHARES SHOULD CAREFULLY CONSIDER THE MATTERS
DESCRIBED UNDER "RISK FACTORS" BEGINNING AT PAGE 3, AND
"DILUTION".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is __________________ ____, 2001

                        TABLE OF CONTENTS

                        TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS                                      4

PROSPECTUS SUMMARY                                              4

RISK FACTORS                                                    6

RESCISSION OFFER                                               12

USE OF PROCEEDS                                                22

DETERMINATION OF OFFERING PRICE                                22

DILUTION                                                       22

PLAN OF DISTRIBUTION                                           23

LEGAL PROCEEDINGS                                              25

DESCRIPTION OF SECURITIES                                      25

BUSINESS ORGANIZATION WITHIN THE LAST FIVE YEARS               27

DESCRIPTION OF BUSINESS                                        28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                  30

DESCRIPTION OF PROPERTY                                        32

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS   32

EXECUTIVE COMPENSATION                                         35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                 37

COUNSEL AND EXPERTS                                            38

INTEREST OF NAMED EXPERTS & COUNSEL                            39

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS       39

SELLING STOCKHOLDERS                                           39

CHANGES IN ACCOUNTANTS                                         47

ADDDITIONAL INFORMATION                                        48

DISCLOSURE OF COMMISSION POSITION
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                 48

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                     49

EXHIBIT A:  RESCISSION ELECTION FORM                           80

EXHIBIT B:  INDEX TO EXCEPTS FROM STATE SECURITY LAWS          83

FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology
such as  "may,"  "will," "should,"  "expects,"   "plans,"
"anticipates,"    "believes,"   "estimates," "predicts,"
"potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

         We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                       PROSPECTUS SUMMARY
     Cryocon, Inc.

     Cryocon is a Colorado Corporation organized for the purpose of providing deep cryogenic tempering services to end users, retailers and manufacturers of materials that can be enhanced in durability and wear resistance through the cryogenic process. Deep cryogenic tempering is a process that includes the application of extremely low temperatures (at approximately minus
300F) utilizing a computer-controlled process.

      Cryocon's process can be used for treating tooling (drill bits, dies, and punches), wear parts (forming dies, extrusion equipment, and hammer mills), and many other items including motor parts, razor blades, firearms, pantyhose, musical instruments, and softball bats. Cryocon's process has numerous applications in the aerospace, mining, energy, electronics, medical, and manufacturing industries.

     Cryocon's principal executive offices are located at 2250
North 1500 West, Ogden, Utah  84404.  It's telephone number is
801-395-2796 and it's facsimile number is 801-399-4000.  It's website is www.cryocon.org.

The Offering

Common stock offered by selling stockholders..10,079,578 shares of common stock
                                             See "Selling Stockholders"

Common stock issuable upon exercise of
options and warrants by option and warrant
holders rejecting the rescission offer.....Up to 1,500,000 shares of common issuable upon exercise
                                           of options by Millennium
                                           Capital and 3,714,585 shares
                                           of common stock upon exercise of
                                           warrants issued to Cryocon
                                           shareholders

Use of Proceeds ................. Cryocon will not receive any proceeds from the sale of the common stock
                                  offered by the selling
                                  stockholders.  Cryocon will
                                  use proceeds from the exercise
                                  of the options and warrants,
                                  if any, for working capital
                                  purposes.

OTC Bulletin
Board symbol ..................   Cryocon's common shares trade on
                                   the OTC Bulletin Board under
                                   the symbol "CRYQ."

     There are 21,756,460 shares of common stock outstanding as of July 5, 2001. This number includes 139,100 issued shares that are subject to the rescission offer.

                      The Rescission Offer

     Subject to the terms and conditions of the rescission offer, Cryocon is offering to rescind the issuance of (i) 139,100 shares common stock originally sold at the price of $2.00 per share,
(ii) Options to purchase 1,500,000 shares of common, originally issued to Millennium Capital Group, LLC, without consideration being paid by the option holder for the issuance of the option, and (iii) 1,238,195 warrants to purchase up to 3,714,585 shares of common stock, without any consideration being paid by the warrant holders in exchange for the issuance of the warrants. Collectively the securities described in this paragraph will be referred to as rescission securities through the remainder of this prospectus.

     Cryocon believes the issuance or sale of these securities may have been in violation of the Securities Act of 1933, as amended. Accordingly, Cryocon may be liable to the offerees. Cryocon hereby offers to rescind the prior sales and issuances by offering to repurchase the securities from the offerees as follows:

  * Cryocon will pay the shareholders owning the 139,100 shares common stock, which elect to accept the rescission offer, $2.00 per share, plus an amount equal to the interest thereon, at the appropriate statutory rate from the date of issuance of the securities until the expiration of the rescission offer.

  * Since the warrants were issued without payment of cash, or any other consideration, Cryocon will pay the option holders, which elect to accept the rescission offer, $.005 per warrant. Cryocon's aggregate liability for the rescission offer of the warrants is $6,191.00.

  * Since the option to purchase the shares of common stock executed with Millennium Capital Group was issued without payment of cash or any other consideration, Cryocon offers to pay
     Millennium Capital Group, if it elects to accept the rescission offer, a total of $150.00 for all of the options.

     The rescission offer will expire on the later of (1) September 30, 2001 (30 days after the Effective Date of the Registration), or 30 days after the date each offeree receives this Prospectus (the "Expiration Date"). The rescission offer does not apply to any of Cryocon's other securities.

     The holders of rescission securities who reject the rescission offer will own freely tradable shares under the Securities Act. There is no market for Cryocon's warrants and options.

     Financing the Rescission Liabilities

Cryocon has not contractually arranged financing, by underwriters or otherwise, of the repurchase of the subject securities from offerees who accept the rescission offer. Upon acceptance of the rescission offer by the offerees, Cryocon will attempt to arrange financing or underwriting of the rescission or purchase back the subject securities with operating capital. Assuming Millennium Capital rejects the rescission offer and exercises it's option to purchase common stock, Cryocon is confident that it will have sufficient capital necessary to fund the rescission offer.

     While Cryocon's management believes that it will be able to arrange for financing or underwriting of the rescission offer Cryocon shall retain the right, on or before the expiration date, to declare the entire rescission offer ineffective and return all completed elections, together with the certificates or other instruments representing the rescission securities, to the offerees who accepted the rescission offer. See "Risk Factors - Cryocon lacks of sufficient capital to fund the rescission offer and potential rescission liability."

     Acceptance or Rejection

     To indicate whether an offeree accepts or rejects the rescission offer, Cryocon request that offerees complete the form of Election set forth on EXHIBIT A attached hereto accompanying this Prospectus and return it to the Cryocon (Attention: James Retallick, Vice President and Corporate Counsel), 2250 North 1500 West, Ogden, Utah 84404, as soon as practicable, but in no event should the Election be delivered to Cryocon later than the Expiration Date. offerees that accept the rescission offer must enclose with the Election their original certificate or other instrument representing the rescission securities, properly endorsed for transfer. Any offeree who has not delivered a completed Election by the Expiration Date shall be conclusively deemed to have rejected the rescission offer, except to the extent applicable state laws provide otherwise. The Election and the stock certificates or other instruments representing the rescission securities may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the offeree. If an offeree desires to make use of the mails to deliver a completed Election to Cryocon, delivery will be deemed to have occurred on the date the Election is postmarked. Moreover, if using the mails, Cryocon recommends registered mail or certified mail, return receipt requested, that is properly insured.

     Effect of Rejection

     For purposes of applicable federal and state securities laws, offerees who reject the rescission offer will be deemed to hold registered shares that are freely tradable. Rejection of the rescission offer by offerees will not necessarily bar the offerees from rescission or other rights that they may have under federal or state securities laws if Cryocon in fact violated such laws. However, federal law does provide that an offeree may, under certain circumstances, lose any rescission rights under federal securities laws one year from the date of purchase of such shares. In addition, most state securities laws provide that an offeree may lose any rescission rights by rejecting or failing to respond to a valid rescission offer.

                                  RISK FACTORS:

Cryocon's inability to obtain additional investments or debt capital will limit its ability to continue its operations and the operation of its subsidiaries, Cryocon Utah and XTool.

     If Cryocon does not obtain additional capital through third party investments in its capital stock or through commercial loans, Cryocon will not have sufficient working capital to maintain its operations. Cryocon will, also, not have sufficient capital to operate its subsidiaries Cryocon, Utah and Xtool, or sufficient capital to acquire new equipment to maintain sufficient operating capacities for both subsidiaries. If Cryocon cannot obtain additional investments or debt capital, Cryocon may not be able to continue its business operations, as a result of its limited capital.

     On June 4, 2001, Bourn Inc. filed a Notice of Default with the Weber County Recorder, in its effort to commence foreclosure on the deed trust on Cryocon's current administrative and operational facility located at 2250 North 1500 West, in Ogden, Weber County, Utah. On June 1, 2000, Bourn, Inc. loaned Cryocon $2,050,000. Cryocon used the proceeds to purchase the facility in Utah. The loan was secured by the deed of trust on the facility. The promissory note became due on February 28, 2001. The remaining balance due is $1,350,000. Cryocon has paid approximately $700,000 against the principal of $2,050,000. If Cryocon fails pay the remaining balance due on the note to Bourn, Cryocon will lose the building, lose capital Cryocon invested in building improvements and suffer a disruption of operations during a move from the facility. Additionally, there is no guarantee that Cryocon could lease facilities that would meet it's needs to expand operations as currently planned.

     Cryocon has had an accumulated loss of $7,679,161, since its inception in January 2000. For the fiscal year-ending March 31, 2001, Cryocon experienced a net operating loss of 6,609,229, and for the fiscal year to date, net operating losses of $371,173. During the same period, Cryocon Utah experienced a working capital deficit of $1,158,077, and $1,592,784, respectively.

     Xtool has had an accumulated loss of $10,399, since its inception in January 1, 2001. For its fiscal year-ending December 31, 2000, Xtool experienced a net operating loss of 10,399, and for the operating year to date, a net operating loss of $10,399. During the same period, Xtool experienced a working capital deficit of $125,499, and $125,499, respectively.

These historical losses severely limit Cryocon's and its subsidiaries' ability to borrow money from commercial lenders. Although Cryocon has assets in the form of cryogenic processors, tempering ovens, forklifts, computers, office furnishings, and other equipment, neither Cryocon nor its subsidiaries may have
sufficient tangible assets to secure a commercial loan.   Cryocon
must, therefore, rely upon investments in exchange for its equity to raise working capital until it has sufficient assets and experiences earnings to secure a commercial loan. Cryocon may not be able to continue to obtain capital from third party investors.

Cryocon will not be able to continue business operations if it fails to significantly increase revenues.

          If Cryocon is unable to significantly increase its sales revenues, Cryocon will continue to realize operating losses. Because of Cryocon's continued operating losses, Cryocon may not be able to pay its operating expenses, and its short-term and long-term debt obligations, nor will Cryocon be able to borrow money from commercial lenders, or raise money from investors needed to continue its business operations. While Cryocon does have assets in the form of cryogenic processors, tempering ovens, fork lifts, computers, office and other general equipment, an increase in revenues will still be necessary before a commercial lender will extend funds, even with these assets used as collateral.

     Cryocon believes that growth in its sales revenues depends on broad commercial acceptance of its cryogenic tempering process, in conjunction with traditional tempering processes using heat. Cryocon also believes that it's success in generating revenues will also heavily depend upon the development of a products, such as tools by it's subsidiary XTool. Cryocon is currently providing cryogenic services for users across the United States and from some foreign countries, primarily through it's Cryo-Accurizing Division and is engaged in a testing program with a manufacturer in Australia.

     Cryocon believe that an increase in revenues will also be dependent upon it's ability to provide cryogenic services at the customer's location to meet the customer's quantity, size and frequency requirements. Cryocon's inability to develop and provide on site services may significantly limit it's ability to increase revenues.

Cryocon lacks sufficient capital to fund the rescission offer and potential rescission liability.

     The rescission offer is being made to all persons who acquired or received the rescission securities from Cryocon. If all of the offerees holding the rescission securities accept the rescission offer, Cryocon will be required to make payments aggregating $284,491 plus the aggregate amount of interest at the statutory interest rates from the date of issuance to the expiration date of the rescission offer. On September 30, 2001, the aggregate accrued interest (on the total liability of $284,491) will be $16,376 and will continue to accrue, assuming the full liability is incurred, at the rate of approximately $72.44 per day.

Cryocon has not contractually arranged financing, by underwriters or otherwise, of the repurchase of the subject securities from offerees who accept the rescission offer. Upon acceptance of the rescission offer by the offerees, Cryocon will attempt to arrange financing of the rescission or purchase back the subject securities with operating capital. Assuming Millennium Capital rejects the rescission offer and exercises it's option, Cryocon is confident that it will have sufficient capital necessary to fund the rescission offer. There can be no assurance that sufficient financing can be obtained on terms acceptable to Cryocon. In addition, Cryocon will, also have the right (but not the obligation) to declare the entire rescission offer ineffective. See "rescission offer -- Funding the rescission offer." If Cryocon is unable to obtain additional financing to complete the rescission offer or declares the entire rescission offer ineffective, Cryocon will continue to be subject to claims from the offerees holding the rescission securities for possible violations of applicable state and federal securities laws.

     There can be no assurance that claims asserting violations of state or federal securities laws will not be asserted notwithstanding the rescission offer. Furthermore, there can be no assurance that Cryocon will not be subject to penalties or fines relating to past securities issuances or that the offerees or other holders of the rescission securities will not assert or prevail in claims against Cryocon for rescission or damages under federal or state securities laws. The staff of the Securities and Exchange Commission (the "Commission") takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer. Even if the Cryocon were successful in defending any securities law claims, the assertion of such claims against Cryocon could result in costly litigation and significant diversions of effort by its management. In addition, the rescission offer will not prevent the Commission or any state securities commission from pursuing enforcement action against Cryocon with respect to any alleged violations of federal or state securities laws. The occurrence of any of the foregoing could have a material adverse effect on Cryocon's business, financial condition and results of operations. See "rescission offer -- Effect of rescission offer" and the Notes to Consolidated Financial Statement for Fiscal Year ending March 31, 2001.

     Most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer. Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction. Cryocon is also subject to the anti-fraud provisions of applicable securities law or rights under common law or equity in respect of the issuance of the Registration Securities.

Cryocon may face potential liability in regard to Paragon Venture
Funds' offer of rescission.

     Paragon Marketing and Management of Decatur, Illinois, organized several venture funds that raised money through each funds' members. These venture funds loaned money to Cryocon through several convertible debentures. After conversion of the debentures, each of the Paragon Venture funds received shares of Cryocon's common stock. Each of the Paragon Venture funds issued their shares of common stock to each of the funds' members. Between November 1, 2000 and February 14, 2001, each of the Paragon Venture Funds extended an offer of rescission to their members. As of the date of this Prospectus, , only three of the Paragon Venture Fund Members accepted Paragon's rescission offer. The three members invested a total of $122,000 and owns 62,000 shares of Cryocon stock. Paragon has asked Cryocon to return the $122,000 together with appropriate interest invested by the Paragon Funds. To date no litigation has been initiated by any of the investors or the Paragon Venture Funds; however, there is no guarantee that litigation will not be instituted if the investments are not repaid. Cryocon may found liable pursuant an action for damages by the investor or Paragon Fund.

     Cryocon has not made a rescission offer with regards to the shares sold to Paragon. If Cryocon makes a rescission offer or is liable for the Paragon shares, Cryocon will be required to make payments in the aggregate of $122,000.00 plus the aggregate amount of interest at the statutory interest rates from the date of issuance to the expiration date of the rescission offer.

     Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction.

Cryocon may face potential liability related to other private placements.

     Cryocon has raised substantial amounts of capital in private placements from time to time. The securities offered in such private placements were not registered with the Securities and Exchange Commission or any state agency in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if the Cryocon inadvertently failed to comply with the requirements of any of such exemption, investors would have the right to rescind their purchase of the securities or sue for damages.

     If one or more investors successfully rescinds the purchase or institutes such a law suit for damages, Cryocon faces severe financial demands that could material and adversely affect our financial position.

     Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction.

Continued Control by Certain Shareholders

        Assuming 100% rejection of the rescission Offer, Robert
W. Brunson and his spouse Debra L. Brunson will hold in excess of 50.0% of Cryocon's common stock. As a result, they will be able to exercise significant influence on the business and affairs of Cryocon, including election of Cryocon's directors and the authorization of other corporate actions requiring shareholder approval. See "Principal Shareholders."

Cryocon's failure or success in negotiating a contract with Venture 2000 may materially effect Cryocon's stock value and/or composition of Cryocon's Board.

     Cryocon has reached agreement in principal with Venture 2000, LLC, a Minnesota Limited Liability Company, for the providing of consulting, patent and trademark assistance, marketing and other services. Dr. Lindstrom is a member of Venture 2000 and has agreed to his Board position and directorship of Cryocon's medical division in anticipation of the successful completion of the agreement with Venture 2000. As compensation for the proposed services, Venture 2000 will receive a warrant to purchase 4,500,000 shares of Cryocon common stock that will vest incrementally over a five year period. The exercise price would be set at $0.10 per share. A final agreement has not been executed.

     If Cryocon and Venture 2000 fails to execute a contract Dr.
Lindstrom may not remain on Cryocon's Board of.   If Cryocon
executes a contract with Venture 2000, the market may react negatively at the prospect of one group obtaining approximately 21% of Cryocon's issued and outstanding. This may effect Cryocon's ability to obtain future equity financing.

The exercise of the warrants and options by the selling shareholders may lower Cryocon's common stock market price.

     Several Shareholders pursuant to options and warrants have the right to purchase up to 5,214,585 shares of Cryocon's common stock at a price that is twenty percent (20%) below the market price for Cryocon's common stock on the business day prior to the date that they give Cryocon written notice of their intent to purchase the common stock. If the market price for Cryocon's common stock becomes lower, the price to be paid per share decreases. Cryocon will receive less money per share of the common stock sold to these shareholders. Assuming the exercise of one hundred percent (100%) of the options and warrants, the common shares will represent 24% of the total issued and outstanding shares of Cryocon's common stock.

     Several shareholders can purchase up to 1,500,000 shares of Cryocon's common stock at $.10 per share, which is below the current market price for Cryocon's common stock. Assuming the exercise of one hundred percent (100%) of the options, the common shares will represent 7% of the total issued and outstanding shares of Cryocon's common stock.

      Several shareholders can purchase up to 60,000 shares of common stock at $1.00 per share, which is below the current market price for Cryocon's common stock. Assuming the exercise of one hundred percent (100%) of the options and warrants, the common shares will represent less that one percent of the total issued and outstanding shares of Cryocon's common stock.

      Sales of these shares may depress the market value of Cryocon's common stock. If the market price for Cryocon's common stock becomes lower Cryocon's ability to sell its equity securities or equity-related securities in the future may become more difficult.

Cryocon's inability to recruit, hire and retain key personnel and management will have a material adverse effect on current and future operations.

     Cryocon's future success depends in part on its ability to recruit and retain certain key personnel, including J. Brian Morrison, Chief Executive Officer and Chairman of the Board and Robert W. Brunson, founder and President of the Intellectual Property Division. The loss of the services of certain members of management, or other key personnel, would have a material adverse effect on Cryocon effecting future business. Cryocon is the beneficiary of key-man life insurance policies in the amount of $1,000,000, on Robert W. Brunson, but there can be no assurance that the benefits under these policies will be sufficient to compensate Cryocon for the loss of the services of any of such persons.

     Cryocon must also hire additional managers as the business grows, that are able to address the needs for manufacturing, distribution, sales and marketing capabilities. If Cryocon is not able to hire managers with these skills, or develop expertise in these areas, its business prospects could suffer.

Limited manufacturing experience could limit Cryocon's ability to develop and manufacture new products.

     Cryocon lacks experience in manufacturing, which could hamper its ability to manufacture new products being developed. Cryocon has two options to address this issue. First, it can expand its internal ability to manufacture products. Second, Cryocon may contract with third parties to manufacture products based upon the Cryocon's technology. If the Cryocon is unable to expand its own manufacturing capability or that of it's subsidiary or maintain a contract with suitable manufacturers, on acceptable terms and in a timely manner, Cryocon may be delayed in introducing new products to the market. Delays in introducing new products could harm Cryocon's market share, business and financial condition.

Cryocon's inability to protect trade secrets and proprietary information, obtain intellectual property protections such as patents, trademarks and copyrights and to enforce these rights could adversely effect market share, business and financial condition.

     Cryocon needs to obtain intellectual property protection on it's processes and future products to gain market share, and effect business and profitability on a larger scale. At present there are very few patents issued for cryogenic processing in specific applications. However, competitors may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of Cryocon. Since patent applications are secret until patents are issued in the United States, or published, in other countries, Cryocon cannot be sure that it is first to file any patent application.
Further, the laws of certain foreign countries do not provide the protection to intellectual property provided in the United States, and may limit Cryocon's ability to market its processes and products overseas. Cryocon cannot give any assurance that the scope of the rights that may be granted to Cryocon's processes and products are broad enough to fully protect those rights from infringement.

     Litigation regarding intellectual property is common because there can be no assurance that any registration or any patent application will significantly protect an owner's rights to intellectual property. Litigation or regulatory proceedings, therefore, may be necessary to protect Cryocon's intellectual property rights. Such litigation and regulatory proceedings are very expensive, can be a significant drain on Cryocon's resources, diverts resources from product development, and involves substantial commitments of management time. There is no assurance that Cryocon will have the financial resources to defend its intellectual property rights from infringement or claims of invalidity. Failure to successfully defend the its rights with respect to its intellectual property can have a materially adverse effect on Cryocon's business and financial condition.

     Cryocon also relies on business trade secrets, know-how and other proprietary information. If this information were disclosed to competitors, the business would suffer. Cryocon protects this information, in part, by entering into confidentiality agreements with licensees, employees and consultants, which prohibit these parties from disclosing its confidential information. Despite these agreements, Cryocon cannot be sure that the agreements will provide adequate protection for its trade secrets, know-how and other proprietary information or that the information shared with others during the course of its business will remain confidential. Nor can Cryocon be certain that it would have sufficient legal remedies to correct or be compensated for unauthorized disclosures or sufficient resources to seek redress.

Cryocon may lose its facility in Utah if does not repay the unpaid balance due on the loan from Bourns, Inc. before completes a foreclosure sale.

     On June 4, 2001, Bourn Inc. filed a Notice of Default with the Weber County Recorder, in its effort to commence foreclosure on the deed trust on Cryocon's current administrative and operational facility located at 2250 North 1500 West, in Ogden, Weber County, Utah. On June 1, 2000, Bourn, Inc. loaned Cryocon $2,050,000. The promissory note became due on February 28, 2001. The remaining balance due is $1,350,000. If Cryocon fails pay the remaining balance due on the note to Bourn, Cryocon will lose the building, lose capital Cryocon invested in building improvements and suffer a disruption of operations during a move from the facility. Additionally, there is no guarantee that Cryocon could lease facilities that would meet it's needs to expand operations as currently planned.


Trading in Cryocon's common stock may be limited.

      Cryocon's common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is not, however, an exchange, and trading in securities on the OTC Bulletin Board is often more sporadic than trading in securities listed on an exchange or NASDAQ. Consequently, you may have difficulty reselling any shares that you purchase from the selling stockholders.

     Because "penny stock" rules apply to trading in Cryocon's common stock, you may find it difficult to sell Cryocon's shares of common stock. Cryocon's common stock is a "penny stock," as it is not listed on an exchange and trades at less than $5.00 a share. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the penny stock rules may make it difficult for you to sell your shares of our stock.

If Cryocon fails to maintain a current prospectus the Selling
Shareholders will not be able to resell their shares of common stock

     Cryocon must maintain a current prospectus in order for the Selling Shareholders to sell their shares of the common stock to which this prospectus relates. In the event that Cryocon is unable to maintain a current prospectus due to lack of sufficient financial resources or for other reasons, the Selling Shareholders may be unable to resell their shares of the common stock.

Cryocon may lose sales and market placement if other companies develop superior tempering processes which may prevent Cryocon from Remaining in business.

     Other companies may develop better tempering processes that directly compete with Cryocon, and may render Cryocon's tempering process obsolete or noncompetitive.
If that happens, Cryocon may not be able to generate sufficient sales to remain in business.

Since Cryocon has a limited number of vendors, if Cryocon's suppliers are unable to deliver needed components, Cryocon's business may be interrupted.

         Cryocon's processors contain components manufactured by third-party vendors, and some of these components are supplied by a limited number of vendors. If these vendors fail to supply these components on a commercially reasonable basis, Cryocon may not be able to build its processors to meet with sales demand or
replace damaged components.   Cryocon could lose sales and
customers if can not operate is processors.

The volatility of Cryocon's stock price may result in the loss of the shareholders' value

         The market price of Cryocon's common stock has historically been subject to price volatility. A loss in the Cryocon's stock price could occur and result in a shareholder losing significant value. Volatility may recur in the future.

  RESCISSION OFFER

     Background

     On January 12, 2001, Cryocon issued warrants to 327 of its shareholders to purchase up to 3,714,585 shares of Cryocon's common stock. The exercise price for the warrants is eighty (80%) percent of the market price of Cryocon's common stock on the day immediately prior to the day that the shareholders elect to exercise their warrants, with a minimum exercise price of $2.00 dollars per share. The warrants were issued to Cryocon's shareholders without cost to or cash consideration from the shareholders. Cryocon's management believes that the issuance of the warrants is exempt from the registration. The Securities and Exchange Commission, however, indicated in its comments to the first amendment to the registration statement that they think that the issuance of the warrants was not made pursuant to a valid exemption from registration. The shares to be issued pursuant to the exercise of the warrants are not to be issuable until after the effective date of the registration statement original filed February 9, 2001, which includes the issuance of the underlying shares of common stock. None of the shares of common stock have been issued, and none of the shareholders have given written notice of their intent to exercise their warrant rights. Cryocon did not pay fees or commissions in connection with the issuance of the warrants.

     On February 16, 2001, Cryocon entered into a written agreement with Millennium Capital, granting Millennium the right to purchase up to 1,500,000 shares of Cryocon's common stock, at a price that is eighty percent (80%) of the market price for Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the shares. The written agreement was executed after the filing of the registration statement originally filed on February 9, 2001. Cryocon's management believes that the written offer to sale of the shares of common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The Securities and Exchange Commission, however, indicated in its comments to the first amendment to the registration statement that the written offer to sell the shares to Millennium Capital may have been made in violation of section 5. To Cryocon's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon in connection with its due diligence. No public solicitation or general advertising was done in connection with the issuance of options. Cryocon did not pay any fees or commissions in connection with this sale.

     From February 16, 2001 to March 1, 2001, Cryocon sold 139,100 restricted shares of common stock to eight individuals, five current shareholders and three new investors at the price of $2.00 per share. Cryocon received $278,200 in gross proceeds from the sale of the restricted shares. Cryocon's management believes that the sale of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The sale of the shares occurred after the filing of the registration statement on February 9, 2001. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale.
The Securities and Exchange Commission, however, indicated in its comments to the second amendment to the registration statement that the sell the shares after filing the registration statement may have been made in violation of section 5.

     The Rescission Offer

     Subject to the terms and conditions of the rescission offer, Cryocon is offering to rescind the issuance of (i) 139,100 shares common stock originally sold at the price of $2.00 per share,
(ii) Options to purchase 1,500,000 shares of common, originally issued to Millennium Capital Group, LLC, without consideration being paid by the option holder for the issuance of the option, and (iii) 1,238,195 warrants to purchase up to 3,714,585 shares of common stock, without any consideration being paid by the warrant holders in exchange for the issuance of the warrants. Collectively the securities described in this paragraph will be referred to as rescission securities through the remainder of this prospectus.

     Cryocon believes the issuance or sale of these securities may have been in violation of the Securities Act of 1933, as amended. Accordingly, Cryocon may be liable to the offerees. Cryocon hereby offers to rescind the prior sales and issuances by offering to repurchase the securities from the offerees as follows:

  * Cryocon will pay the shareholders owning the 139,100 shares common stock, which elect to accept the rescission offer, $2.00 per share, plus an amount equal to the interest thereon, at the appropriate statutory rate from the date of issuance of the securities until the expiration of the rescission offer.
  * Since the warrants were issued without payment of cash, or any other consideration, Cryocon will pay the option holders, which elect to accept the rescission offer, $.005 per warrant. Cryocon's aggregate liability for the rescission offer of the warrants is $6,191.00.
  * Since the option to purchase the shares of common stock executed with Millennium Capital Group was issued without payment of cash or any other consideration, Cryocon offers to pay Millennium Capital Group, if it elects to accept the rescission offer, a total of $150.00 for all of the options.

     The rescission offer will expire on the later of (1) September 30, 2001 (30 days after the Effective Date of the Registration), or 30 days after the date each offeree receives this Prospectus (the "Expiration Date"). The rescission offer does not apply to any of Cryocon's other securities.

     The holders of the rescission securities who reject the rescission offer will own freely tradable shares under the Securities Act. There is no market for Cryocon's warrants and options.

     The following table sets forth information regarding (i) the states in which the offerees, that own the 139,100 shares of common reside, (ii) the statutory interest rates applicable in such states, (iii) the aggregate amount of rescission securities issued by Cryocon, (iv) the aggregate amount of accrued interest calculated through September 30, 2001, and (v) the aggregate amount of liability calculated through September 30, 2001.

    States                        Aggregate         Aggregate            Total of
Where offerees   Statutory        Amount of         Amount of         Aggregate Sold
    Reside     Interest Rates  Securities Sold   Accrued Interest  and Accrued interest
 Arizona            10%          $  124,100       $ 15,554.00        $ 139,654.00
Colorado             8%          $    7,500       $    747.00        $   8,247.00
  Texas              6%          $    6,000       $     75.00        $   6,075.00

     The rescission securities were not registered under the federal and state securities laws, but were issued in reliance upon the exemptions from registration including (i) 4(2) of the Act and Regulation D promulgated thereunder and (ii) various state limited offering exemptions, respectively.

    However, Cryocon has formed the belief that either:

(1) Under the "integration" provisions of Regulation D, the offerings may be viewed as one continuous "public" offering which was not in compliance with Regulation D;

2) Because of the frequency and number of sales of the rescission securities, including the number of persons who received offers and who purchased Cryocon's securities, the issuances may not have been eligible for the exemptions from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering; or

(3) The rescission securities may have been issued in violation of state securities laws.

     If the Offerings were not conducted in compliance with applicable securities laws, Cryocon may incur liability to the holders of the rescission securities of See "Risk Factors -- Cryocon lacks sufficient capital to fund the rescission offer and potential rescission liability" and the Notes to the Consolidated Financial Statements for Fiscal Year ending March 31, 2001.

     Cryocon has elected to offer to all of the offerees the right to rescind their acquisitions of the rescission securities and to receive in exchange therefore, a payment of cash in the amounts set forth herein, or, if the rescission securities have been disposed of at a loss, the difference between the purchase price of such rescission securities and the price received upon disposition plus interest at the Statutory Rate from the date of disposition.

     The rescission offer is being made in order to limit, so far as may be permitted under applicable federal and state securities laws, Cryocon's potential liability with respect to the issuances of the rescission securities. The rescission offer is not an admission that Cryocon did not comply with the registration provisions of applicable federal and state laws nor is it a waiver of any applicable statutes of limitations.

     Notwithstanding the rescission offer, there can be no assurance that Cryocon will not be subject to penalties or fines relating to past securities issuances or that other holders of Cryocon's securities will not assert or prevail in claims against the Cryocon for rescission or damages under state or federal securities laws. See "Risk Factors -- "Cryocon lacks sufficient capital to fund the rescission offer and potential rescission liability" and the Notes to the Consolidated Financial Statements for Fiscal Year ending March 31, 2001.

Acceptance Or Rejection

         Any offeree may accept or reject the rescission offer, in whole, but not in part, by completing the pertinent part of, and signing, the election accompanying this prospectus (a form of which is attached hereto as EXHIBIT A) and returning it to Cryocon (Attention: James Retallick, Vice President and Corporate Counsel), 2250 North 1500 West, Ogden, Utah 84404, as soon as practicable, but in no event should the Election be delivered to Cryocon later than the Expiration Date. The election should be completed to indicate whether the offeree accepts or rejects the rescission offer. Any offeree accepting the rescission offer must enclose with the election the original certificates or other instruments representing the rescission securities, properly endorsed for transfer, with the signature(s) guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). All acceptances of the rescission offer will be deemed to be effective on the Expiration Date and, unless the offer is accepted on or before such date, the right to accept the rescission offer shall terminate. Nevertheless, Cryocon shall have the right (but not the obligation) to declare the rescission offer ineffective and return the certificates or other instruments representing the rescission securities to the offerees who have accepted the rescission offer. Acceptances or rejections may be revoked in a written notice received by Cryocon prior to the Expiration Date. Payment for rescission securities as to which the rescission offer has been accepted will be made within five business days after the expiration date.

     Any offeree who has not delivered a completed Election by the Expiration Date shall be conclusively deemed to have rejected the rescission offer, except to the extent applicable state laws provide otherwise. See "-- State Law Notices To Certain offerees" and "EXHIBIT B" attached to this Prospectus.

     The Election and the stock certificates or other instruments representing the rescission securities may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the offeree. If delivery is by mail, delivery will be deemed to have occurred on the date the Election is postmarked.

IF OFFEREES DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO
MAKE USE OF THE MAILS TO RETURN THEIR STOCK CERTIFICATES OR OTHER
INSTRUMENTS EVIDENCING THE RESCISSION SECURITIES TO CRYOCON,
INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS
RECOMMENDED.

Funding The Rescission Offer

Cryocon has not contractually arranged financing, by underwriters or otherwise, of the repurchase of the subject securities from offerees who accept the rescission offer. Upon acceptance of the rescission offer by the offerees, Cryocon will attempt to arrange financing or underwriting of the rescission or purchase back the subject securities with operating capital. Assuming the rejection of the rescission offer by Millennium Capital, Cryocon is confident that it will have sufficient capital necessary to fund the rescission offer.

     While Cryocon's management believes that it will be able to arrange for financing or underwriting of the rescission offer Cryocon shall retain the right, on or before the expiration date, to declare the entire rescission offer ineffective and return all completed elections, together with the certificates or other instruments representing the rescission securities, to the offerees who accepted the rescission offer. See "Risk Factors - Cryocon lacks of sufficient capital to fund the rescission offer and potential rescission liability."

Other Terms And Conditions

     Cryocon has not retained, nor does it intend to retain, any person to make solicitations or recommendations to the offerees in connection with the rescission offer.

     If a fully completed and executed election is not delivered by the Expiration Date by each person actually receiving notice of the rescission offer through this Prospectus, the rescission offer will be deemed to have been rejected by such person, except to the extent applicable state laws provide otherwise.

         Neither Cryocon, nor its officers and directors, may make any recommendations to any holders of the rescission securities with respect to the rescission offer contained herein. Each person is urged to read this Prospectus carefully and to make an independent evaluation with respect to the rescission offer.

         Cryocon will determine all questions regarding the validity, form, eligibility (including time of delivery) and proper completion of the election. Cryocon's determination will be final and binding. Cryocon reserves the absolute right to reject any election not properly completed or if the completed election, in the opinion of Cryocon's counsel, would be unlawful. Cryocon reserves the right to waive any irregularity in the election. Cryocon's interpretation of the terms and conditions of the rescission offer will be final and binding. Cryocon will not be under any duty to give notification of defects in connection with Elections or incur any liability for failure to give such information.

Effect Of Rescission Offer

         Cryocon has been advised by its counsel that it is unclear whether the rescission offer will terminate Cryocon's liability, if any, for failure to register the issuances of the rescission securities under the Securities Act or applicable state and foreign securities laws. The staff of the Commission takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer, while most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer. Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction. Cryocon is also subject to the anti-fraud provisions of applicable securities law or rights under common law or equity in respect of the issuance of the rescission securities. Rescission securities held by offerees who choose not to accept the rescission offer will, for purposes of applicable federal and state securities laws, be registered securities as of the Expiration Date and, unless held by persons who may be deemed to be "affiliates" of Cryocon, will be freely tradable in the public market. Rescission securities held by Cryocon's affiliates will be subject to certain restrictions on resale contained in Rule 144 under the Securities Act.

         Specific provisions of the laws of certain states in which the offerees now reside or resided at the time they were issued the rescission securities are set forth in EXHIBIT B attached hereto.

Tax Considerations Of The Rescission Offer

     The following discussion is a general summary of certain United States federal income tax consequences associated with the rescission offer. No attempt has been made to comment on all United States federal tax matters relevant to the rescission offer. The summary is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, published revenue rulings and revenue procedures of the Internal Revenue Service ("IRS"), applicable legislative history, and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could adversely affect the federal income tax consequences associated with the rescission offer. No ruling has been requested from the IRS regarding any of the matters discussed in this summary.

         This summary represents the judgment of Cryocon and its advisors regarding the United States federal income tax consequences of the rescission offer. However, there is no assurance that the tax consequences discussed in this summary will be accepted by the IRS or the courts if the rescission offer becomes the subject of administrative or judicial proceedings. Realization of the tax consequences discussed in this summary with respect to the rescission offer is subject to the risk that the IRS may challenge the tax treatment and that a court could sustain such challenge. In such case, the federal income tax consequences of the rescission offer could be materially and adversely affected.

     This summary does not attempt to specifically address the United States federal income tax consequences of each offeree who accepts the rescission offer. Additionally, this summary does not discuss all of the tax consequences, including state, local, and foreign tax consequences, which may be significant to particular offerees, such as dealers in securities, foreign persons, offerees who are not individuals, and offerees who are subject to the alternative minimum tax.

ACCORDINGLY, ALL OFFEREES WHO ACCEPT THE RESCISSION OFFER ARE STRONGLY URGED TO CONSULT, AND MUST RELY UPON, THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM WITH RESPECT TO AN ACCEPTANCE OF THE RESCISSION OFFER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

     The transaction resulting from an acceptance of the rescission offer should be analyzed as a taxable redemption of the shares of Cryocon's stock involved in the transaction. In such case, the redemption will be treated as a sale or exchange of the shares only if the redemption satisfies the requirements of one or more of the provisions of Section 302(b) of the Code. This determination is made separately for each offeree who accepts the rescission offer. Assuming that a redemption satisfies the requirements of one or more of the provisions of
Section 302(b)of the Code, the offeree recognizes gain or loss on the redemption in an amount equal to the difference between the offeree's adjusted basis in the shares immediately prior to the redemption and the proceeds that the offeree receives in connection with the redemption (including the portion of the proceeds measured by applying an interest factor to the offeree's original purchase price for the shares). The character of any such gain or loss will depend on whether the shares constitute a capital asset in the hands of the offeree.

     If a redemption does not satisfy the requirements of one or more of the provisions of Section 302(b) of the Code, it will be treated as a distribution by Cryocon that is subject to Section 301 of the Code. In such case, the proceeds will be treated first as a dividend (taxed as ordinary income) to the extent of Cryocon's current and accumulated earnings and profits, if any, at the time of the redemption (on a pro rata basis taking into account other Section 301 distributions made by Cryocon during the year, including other redemptions resulting from the rescission offer that are treated as Section 301 distributions), next as a non-taxable return of the offeree's adjusted basis in the shares immediately prior to the redemption, and finally as amounts received from the sale or exchange of the shares. Cryocon should not have either current or accumulated earnings and profits for these purposes.

     Under Section 302(b) of the Code, a redemption will be treated as a sale or exchange of the shares if it either: (i) results in a "complete redemption" of the offeree's interest in Cryocon; (ii) is "substantially disproportionate" with respect to the offeree; or (iii) is "not essentially equivalent to a dividend" with respect to the offeree. These three tests, which are more fully described below, are collectively referred to as the "Redemption Tests" for purposes of this summary. The Redemption Tests are applied on an offeree-by-offeree basis. As a result, it is possible that some redemptions will satisfy the requirements of one or more of the Redemption Tests, while other redemptions do not satisfy the requirements of one or more of the Redemption Tests. Accordingly, it is possible that some persons will receive sale or exchange treatment under Section 302(b) with respect to their redemptions while other persons will be subject to Section 301 with respect to their redemptions.

     In determining whether the requirements of any of the Redemption
Tests are satisfied, an offeree must take into account not only shares of Cryocon stock that are actually owned by the offeree but also shares of Cryocon's stock that the offeree is deemed to own within the meaning of the constructive ownership rules under
Section 318 of the Code. Under Section 318, an offeree may constructively own shares of Cryocon stock actually owned (and, in some cases, constructively owned) by certain individuals or entities that are considered related to the offeree for this purpose, as well as shares of Cryocon stock that the offeree has the right to acquire by exercise of an option, warrant or a conversion right. Additionally, contemporaneous or related transactions involving the stock, or rights to acquire the stock, of the Cryocon may affect an offeree's ability to satisfy one or more of the Redemption Tests.

     A redemption will constitute a "complete redemption" of all shares of Cryocon stock owned by an offeree for purposes of the first Redemption Test specified above if all shares of Cryocon stock owned by such offeree are sold pursuant to the rescission offer. For this purpose, an individual offeree can disregard shares of Cryocon stock that he or she constructively owns by attribution from family members if certain requirements specified in Section 302(c) of the Code are satisfied. A redemption will be considered "substantially disproportionate" with respect to an offeree if the following requirements are satisfied: (i) the percentage of the voting stock of Cryocon owned by the offeree immediately after the redemption (taking into account all transactions consummated pursuant to the rescission offer) equals less than 80 percent of the percentage of the voting stock of Cryocon owned by such offeree immediately before the redemption;
(ii) the percentage of the common stock of Cryocon (whether voting or nonvoting) owned by the offeree immediately after the redemption (taking into account all transactions consummated pursuant to the rescission offer) equals less than 80 percent of the percentage of the common stock of Cryocon owned by such offeree immediately before the redemption; and (iii) the offeree owns, immediately after the redemption (taking into account all transactions consummated pursuant to the rescission offer), less than 50% of the total combined voting power of all classes of stock of Cryocon entitled to vote. A redemption will satisfy the "not essentially equivalent to a dividend" test with respect to an offeree if, in light of the particular facts and circumstances surrounding the offeree's ownership of Company stock, the redemption results in a "meaningful reduction" of the offeree's interest in Cryocon (taking into account all transactions consummated pursuant to the rescission offer).

THE FOREGOING SUMMARY IS FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO CONSTITUTE, AND SHALL NOT BE CONSTRUED TO ANY EXTENT AS, LEGAL, TAX, OR FINANCIAL ADVICE. EACH OFFEREE IS STRONGLY URGED TO CONSULT THE OFFEREE'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THE OFFEREE FROM THE RESCISSION OFFER IN LIGHT OF THE OFFEREE'S SPECIFIC CIRCUMSTANCES,INCLUDING THE TRANSACTION(S) IN WHICH THE OFFEREE ACQUIRED OWNERSHIP OF SHARES OF CRYOCON'S STOCK.

              STATE LAW NOTICES TO CERTAIN OFFEREES

                   NOTICE TO ARIZONA RESIDENTS

         THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, BUT EVEN REGISTRATION IS NOT TO BE DEEMED A FINDING BY THE ARIZONA CORPORATION COMMISSION OR THE DIRECTOR OF THE SECURITIES DIVISION THAT THIS PROSPECTUS IS TRUE OR ACCURATE, NOR DOES THE REGISTRATION MEAN THAT THE COMMISSION OR THE DIRECTOR HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

                 NOTICE TO CALIFORNIA RESIDENTS

         THIS OFFER OF REPURCHASE HAS NOT BEEN APPROVED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH
SECTION 25507(B) OF THE CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ANY ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY THE SELLER IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST THE SELLER, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO
ITS ACCEPTANCE OR REJECTION.

         The Company may have incurred liability under Section 25503 by failing to qualify the Subject Securities under Section 25110. If the Company violated Section 25110, it is liable to the purchasers of such securities for an amount equal to the consideration paid with interest thereon at the legal rate, less the amount of any income received therefrom, upon tender of such security. The Company's liability, if any, may be terminated by this Rescission Offer under Section 25507(b).

         An Offeree's right of action, if any, under Sections
25500, 25501 and 25502 and under common law, is not necessarily foreclosed by acceptance or rejection of the Rescission Offer.

         Under Section 25534, if the Commissioner determines that the Subject Securities were offered or sold in violation of
Section 25110, the Commissioner may, by written order to the Company and the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the Commissioner, restricting the transfer of such securities.


  The complete text of the foregoing sections of the Corporate
Securities Law of 1968 is set forth in EXHIBIT B attached hereto.

                           NOTICE TO HAWAII RESIDENTS

         NEITHER THIS PROSPECTUS NOR THE SECURITIES DESCRIBED
HEREIN HAVE BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF
SECURITIES OF THE STATE OF HAWAII NOR HAS THE COMMISSIONER PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                          NOTICE TO ILLINOIS RESIDENTS


     On January 7, 2001, Cryocon extended warrants to certain residents of Illinois. The warrant offered for sale shares in Cryocon at a 20% discount to the market price with a minimum exercise price of $2.00 per share. The offer was not registered under applicable state law. The offer of these securities may not have been in compliance with the Illinois Securities Law of 1953 (the "1953 Act"), in which case the offer is voidable at the buyer's option in accordance with the provisions of Section 13 of the 1953 Act. Therefore, the

Company hereby offers to rescind and
set aside such offers, to release each buyer from all contractual obligations the Company required each buyer to undertake in order to effectuate such sales and to refund the full amount paid for the securities, plus interest at the rate of 10% per annum from the date of payment for the securities to the date of refund. This sum will be reduced by any income or other amount received due to ownership of such securities.


         Should you decide to accept this offer of rescission, please offer, in writing, to return the securities or return the securities to the Company together with a written notice of your election to accept such offer of rescission. The election form attached hereto as EXHIBIT A may be used to indicate your acceptance of this offer. Upon receipt of these materials, the amount paid for the securities, plus interest, will be refunded to you and you will be released from any and all contractual obligations the Company required that you undertake in order to effectuate the sale.


         This Rescission Offer is only good for thirty (30) days after your receipt of this Prospectus. If you fail to accept this offer within that period, your rights to recover under the 1953 Act may be extinguished. You should also note that any decision to reject this offer is not binding until thirty (30) days have elapsed from the date of receipt of this Prospectus. However, failure to accept this offer within thirty (30) days of receipt shall constitute a non-acceptance of this offer.


         The complete text of Section 13 of the 1953 Act is set forth in EXHIBIT B attached hereto.

                           NOTICE TO INDIANA RESIDENTS

         Pursuant to Order No. 90-0019 of the Indiana Securities
Commission, failure to respond to this Rescission Offer will be deemed an ACCEPTANCE of the offer.

                            NOTICE TO IOWA RESIDENTS

         THIS IS A RESCISSION OFFER MADE PURSUANT TO SECTION 502.504(4) OF THE IOWA UNIFORM SECURITIES ACT AND A COPY IS ON FILE WITH THE IOWA SECURITIES BUREAU. THE BUREAU MAKES NO RECOMMENDATION AS TO WHETHER THE OFFER SHOULD BE ACCEPTED OR REJECTED NOR HAS THE BUREAU PASSED UPON THE ADEQUACY OF THIS OFFER.

         The Company may have incurred liability under Section
502.501 of the Iowa Uniform Securities Act by failing to register the Subject Securities in accordance with Section 502.201. An Offeree purchasing such securities may sue under Section 502.501 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the security, upon tender of the securities. An Offeree's right to sue under Section 502.501 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.


         The complete text of the foregoing sections of the Iowa
Uniform Securities Act is set forth in EXHIBIT B attached hereto.

                          NOTICE TO LOUISIANA RESIDENTS

  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES COMMISSIONER OF THE STATE OF LOUISIANA BUT QUALIFY UNDER APPLICABLE EXCEPTIONS. THE SECURITIES COMMISSIONER, DOES NOT IN ANY WAY ENDORSE OR RECOMMEND THE PURCHASE OF ANY OF THESE SECURITIES.

                  NOTICE TO MARYLAND RESIDENTS

         Failure to respond to this Rescission Offer will be deemed an ACCEPTANCE of the Rescission Offer.

                          NOTICE TO MICHIGAN RESIDENTS

         As required by Section 410(e) of the Michigan Uniform
Securities Act, the entire text of Section 410(e) is included in EXHIBIT B attached hereto.

                         NOTICE TO MISSISSIPPI RESIDENTS

         The Company may have incurred liability under Section 75-71-717 of the Mississippi Securities Act by failing to register the Subject Securities in accordance with Section 75-71-401. A buyer of such securities may sue under Section 75-71-717 to recover the consideration paid for the securities, together with interest at eight percent (8%) from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

         A buyer's right to sue under Section 75-71-717 may be lost if, before suit is commenced, the buyer receives a written offer (i) to repurchase such securities for cash payable on delivery of the securities equal to the consideration paid, together with interest at six percent (6%) from the date of payment, less the amount of any income received on the securities, (ii) stating that the offer may be accepted by the buyer at any time within thirty (30) days of its receipt and
(iii) the buyer fails to accept such offer in writing within the specified period.

            The complete text of the foregoing sections of the Mississippi Securities Act is set forth in EXHIBIT B attached hereto.

                           NOTICE TO NEVADA RESIDENTS

         The Company may have incurred liability under Section
90.660 of the Nevada Uniform Securities Act by failing to register the Subject Securities in accordance with Section
90.460. An Offeree purchasing such securities may sue under
Section 90.660 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

     An Offeree's right to sue under Section 90.660 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.

         The complete text of the foregoing sections of the Nevada Uniform Securities Act is set forth in EXHIBIT B attached hereto.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

         The Company may have incurred liability under NH RSA 421-B:25 of the New Hampshire Uniform Securities Act by failing to register the Subject Securities in accordance with NH RSA 421-B:11. An Offeree purchasing such securities may sue under NH RSA 421-B:25 to recover the consideration paid for the securities, together with interest at 10% from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

         The complete text of NH RSA 421-B:25 of the New
Hampshire Uniform Securities Act is set forth in EXHIBIT B attached hereto.

                       NOTICE TO NORTH CAROLINA RESIDENTS

         The Company may have incurred liability under Section 78a-56 of the North Carolina Securities Act by failing to register the Subject Securities in accordance with Section 78a-
24. An Offeree purchasing such securities may sue under Section 78a-56 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities. An Offeree's right to sue under Section 78a-56 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.

            The complete text of the foregoing sections of the North Carolina Securities Act is set forth in EXHIBIT B attached hereto.

                           NOTICE TO OREGON RESIDENTS

         Under Section 59.125 of the Oregon Securities Law, an Offeree's right to sue under Section 59.115 may be lost unless
(i) the Offeree accepts the Rescission Offer within 30 days after receipt thereof and has not been paid the full amount offered or
(ii) the Offeree no longer owns the Subject Securities and gives the Company written notice of the inability to tender such securities to the Company.

   The complete text of the foregoing sections of the Oregon
Securities Law is set forth in EXHIBIT B attached hereto.

                        NOTICE TO PENNSYLVANIA RESIDENTS

         It appears the provisions of Section 201 of the Pennsylvania Securities Act of 1972 ("1972 Act") relating to registration of securities may not have been complied with in connection with the offer or sale of these securities.
Accordingly, the Company is offering to repurchase these securities from you for your purchase price for cash plus 6% interest from the date of purchase less any dividends, interest payment or cash distributions paid to date. The enclosed disclosure materials should be reviewed carefully before deciding whether to accept or reject the offer to repurchase your securities. This Rescission Offer remains open for 30 days from the date you received this Notice. During such time you may either accept or reject the offer.

         If you no longer own the securities which are the subject of this offer to repurchase, the Company offers to pay you, upon acceptance of the offer, an amount in cash equal to the damages, if any, computed in accordance with Section 502 of the 1972 Act as more fully described in the accompanying disclosure materials.

         If you affirmatively REJECT the offer or fail to affirmatively ACCEPT the offer within 30 days in the manner described in the accompanying disclosure materials, any rights you may have with respect to any failure to comply with Section 201 of the 1972 Act will be terminated.

            The complete text of the foregoing sections of the 1972 Act is set forth in EXHIBIT B attached hereto.

                          NOTICE TO TENNESSEE RESIDENTS

         The Company may have incurred liability under Section 48-2-122 of the Tennessee Securities Act of 1980 by failing to register the Subject Securities in accordance with Section 48-2-
104. An Offeree purchasing such securities may sue under Section 48-2-122 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

     Unless the Rescission Offer is accepted within 30 days after receipt thereof, the offer of rescission will be deemed to have been rejected.

         Offerees may wish to consult with independent counsel before deciding to accept or reject the Rescission Offer so as to be fully informed about the risks and the consequences attached to either choice.

     The complete text of the foregoing sections of the Tennessee
Securities Act of 1980 is set forth in EXHIBIT B attached hereto.

                           NOTICE TO TEXAS RESIDENTS

         The Company may have incurred liability under Section 33 of the Texas Securities Act of 1957 by failing to register the Subject Securities in accordance with Section 7A. An Offeree purchasing such securities may sue under Section 33 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

            AN OFFEREE'S RIGHT TO SUE WILL BE LOST UNLESS THE OFFEREE (i) ACCEPTS THE OFFER BUT DOES NOT RECEIVE THE AMOUNT OF THE OFFER, IN WHICH CASE HE MAY SUE WITHIN THE TIME ALLOWED BY
SECTION 33H(1)(a) OR 33H(2)(a) OR (b), AS APPLICABLE; OR (ii) REJECTS THE OFFER IN WRITING WITHIN 30 DAYS OF ITS RECEIPT AND EXPRESSLY RESERVES IN THE REJECTION HIS RIGHT TO SUE, IN WHICH CASE HE MAY SUE WITHIN ONE YEAR AFTER HE SO REJECTS.

         The complete text of the foregoing sections of the Texas
Securities Act of 1957 is set forth in EXHIBIT B attached hereto.

                          NOTICE TO WISCONSIN RESIDENTS

         The Company may have incurred liability under Section
551.59 of the Wisconsin Uniform Securities Law by failing to register the Subject Securities in accordance with Section
551.21. An Offeree purchasing such securities may sue under
Section 551.59 to recover the consideration paid for the securities, together with interest at the legal rate under
Section 138.04 from the date of payment, less the amount of any income received on the securities, upon tender of the securities.
An Offeree's right to sue under Section 551.59 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.

         The complete text of Sections 551.21 and 551.59 of the Wisconsin Uniform Securities Law is set forth in EXHIBIT B attached hereto.

                               USE OF PROCEEDS

     Cryocon will not receive proceeds from the shares being offered by the selling shareholders under this prospectus. Cryocon will receive $210,000 upon the exercise of the options and warrants held by Bourns, Inc., Todd Moore and J. Brian Morrison. Cryocon will also receive $7,429,170, assuming a 100% rejections of the rescission offer and assuming the exercise of the original ISO Block shareholder's warrants at the minimum exercise price of $2.00 a share. Cryocon will also receive $2,100,000 from the stock purchase agreement with Millennium Capital, assuming the rejection of the rescission offer and assuming a purchase price at a 20% discount to the market price as of July 15, 2001 of $1.755 a share. If the selling shareholders exercise their warrants or purchase shares of common stock pursuant to their agreements with Cryocon, Cryocon will receive an aggregate of $9,739,170. The proceeds Cryocon receives, if any, will be used for Cryocon's debt reduction, general working capital, partial or complete retirement of the trust deed note with Bourns and for the development of Cryocon's subsidiary, XTool. Until Cryocon uses the net proceeds, it intends to invest the funds in short-term, investment-grade, interest-bearing instruments.


                 DETERMINATION OF OFFERING PRICE

     The Selling Shareholders named in this Prospectus under the "Selling Shareholders" may sell their shares at market price.

         Cryocon's Common Stock is currently traded on the NASDAQ
OTC Bulletin Board, under the symbol "CRYQ." On May 15, 2001, the ask price of the common stock was $1.75 per share and the bid price was $2.10

                                    DILUTION

         On July 5, 2001, Cryocon had a net tangible book value of (798,555) or approximately ($0.037) per share. The net tangible book value per share equals Cryocon's total tangible assets, less Cryocon's total liabilities divided by the total number of shares of common stock outstanding. As of July 5, 2001, there were 21,756,640 outstanding shares. This figure includes shares authorized, but not yet issued. Excluding the 6,774,585 shares of common stock to be issued upon the exercise of certain warrants and options (described below) and assuming that the selling shareholders of the 8,499,578 shares, issued pursuant to the conversion of Cryocon's convertible debentures and pursuant to the issuance of shares in a private placement sell their shares at the market price of $1.75 per share, as of July 5, 2001, the new shareholders will realize an immediate dilution in the shares purchased of $3.68 per share or 210%. The following table illustrates this per share dilution:

o    Market price per share (as of July 5, 2001). . . . . . .$1.75

o    Net Tangible Book Value (as of July 5, 2001)  . . . . .($0.037)

o    Dilution per share to new investors . . . . . . . .  . . $3.68

         Cryocon will issue 3,714,585 shares of common stock to selling shareholders at a per share price of eighty percent (80%)of the market price at the time of the exercise of the warrant (with a minimum exercise price of $2.00 per share), assuming 100% rejection of the rescission offer and assuming the exercise of all of the warrants issued to certain selling shareholders, and assuming an exercise at the minimum exercise price of $2.00 per share Cryocon will receive approximately $7,429,170 in additional cash investments from the selling shareholders upon the full exercise of those outstanding warrants.

     Cryocon will issue 1,500,000 shares of common stock to certain selling shareholders at a per share price of $0.10 per share, and will receive approximately $150,000 in additional cash investments from the selling shareholders upon the full exercise of those outstanding warrants.

     Cryocon will issue 60,000 share of common stock to certain selling shareholders, and will receive approximately $60,000 in additional cash investments from the selling shareholders upon the full exercise of those outstanding warrants.

     Cryocon will issue 1,500,000 shares of common stock to certain selling shareholders, and will receive $2,100580,000 in additional cash investments from the selling shareholders assuming a rejection of the rescission offer, at a 20% discount to the market price of $1.75 per share and upon full exercise of those outstanding warrants.

     Based upon these assumptions (and assuming no change in the net tangible value as of July 5, 2001), Cryocon's net tangible book value would become $8,940,615 or approximately $0.31 per share.

         Assuming that the selling shareholders sells their shares at the market price, as of July 5, 2001, of $1.75 per share to new shareholders, the new shareholders will realize an immediate dilution in the shares purchased of $1.44 or 82%. Since Cryocon will not receive any proceeds from the resale of these common shares by the selling shareholders, there will no increase in net tangible book value per share attributable to cash payments made by purchasers of the shares sold. The following table illustrates this per share dilution:

Market price per share (as of July 5, 2001) . . . . . . . . .$1.75

Net Tangible Book Value (assuming exercise of all warrants) .$0.31

Dilution per share to new investors . . . . . . . . . . . . .$1.44


                              PLAN OF DISTRIBUTION

         The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The

Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include:

     (a) A block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) Purchases by a broker or dealer as principal and resale by the such broker or dealer for its account pursuant to this prospectus;

     (c) Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     (d) Privately selling stockholders may arrange for other brokers or dealers to participate.

     Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share, and, to the extent the purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with the re-sales, may pay to or receive from the purchasers of the shares commissions as described above.

         In connection with the distribution of the Shares, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the selling shareholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of Cryocon during the applicable "cooling off" periods prior to the commencement of the such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling shareholders that, during the time that they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.


                        LEGAL PROCEEDINGS


     On June 4, 2001, Bourn Inc. filed a Notice of Default with the Weber County Recorder, in its effort to commence foreclosure on the deed trust on Cryocon's current administrative and operational facility located at 2250 North 1500 West, in Ogden, Weber County, Utah. On June 1, 2000, Bourn, Inc. loaned Cryocon $2,050,000. The promissory note became due on February 28, 2001. The remaining balance due is $1,350,000. Cryocon has not been served legal process giving it notice that it is a party to any other legal proceedings.



                    DESCRIPTION OF SECURITIES

Common Stock

         The common stock is the only class of voting securities of Cryocon outstanding.

         The holders of common stock are entitled to one vote for each share held. The Certificate of Incorporation provides that the affirmative vote of a majority of the votes cast at a shareholder's meeting is sufficient to effect any corporate action upon which shareholders may or must vote. Common stock do not carry cumulative voting rights, thus holders of more than 50% of the common stock have the power to elect all directors if they wish and, as a practical matter, to control Cryocon. Holders of common stock are not entitled to preemptive rights, and the common stock is not subject to redemption.

         Cryocon's bylaws provide for a board of no less than three nor more than seven directors, all of whom are elected for one, two or three year term at the annual meeting of shareholders. The affirmative vote of a simple majority of the outstanding Common Stock is necessary to remove a director. A special meeting of shareholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors, or shareholders owning in the aggregate 10% or more of the common stock. Holders of common stock are entitled to receive, pro rata, dividends if, when, and as declared by the Board of Directors out of funds legally available therefore.

         Upon liquidation, dissolution or winding up of Cryocon, holders of common stock are entitled to share ratably in Cryocon's assets legally available for distribution to its shareholders after payment of liquidation preference and outstanding redemption rights (if any) on any preferred stock outstanding and are not subject to further calls or assessments.

Warrants and Contractual Rights to Purchase Shares of Cryocon's
Common Stock

      Bourns, Inc.

     Pursuant to a written agreement between Cryocon and Bourns, Inc. executed on October 6, 2000, Bourns has the right to purchase 30,000 shares of Cryocon's common stock at the price of $1.00 per share. Pursuant to a second written agreement between Cryocon and Bourns, Inc. executed on December 15, 2000, Bourns has the right to purchase an additional 30,000 shares of Cryocon's common stock at the price of $1.00 per share. If Cryocon's common stock is subdivided into a greater number of shares or a dividend is paid in common stock, the exercise price shall be proportionately reduced. If Cryocon's common stock is combined into a smaller number of shares, then the exercise price shall be proportionally increased. Cryocon has the right of first refusal on the resale of any shares of common stock held by Bourn, if Bourn elects to purchase the shares.

     J. Brian Morrison

     Pursuant to a written agreement between Cryocon and J. Brain Morrison, executed on February 1, 2001, Mr. Morrison may purchase up to 500,000 shares of Cryocon's common stock at the price of $0.10 per share. If Cryocon's common stock is subdivided into a greater number of shares or a dividend is paid in common stock, or combined into a smaller number of shares, the exercise price and the number of shares of capital stock issuable upon the exercise of any the warrants shall be adjusted so that the holder shall be entitled to receive the number of shares of capital stock that the holder would have owned prior the corporate action had the warrants been exercised.


     Todd Moore

     Pursuant to a written agreement between Cryocon and Todd Moore, executed on December 20, 2000, Mr. Moore may purchase up to 1,000,000 shares of Cryocon's common stock at the price of $0.10 per share. If Cryocon's common stock is subdivided into a greater number of shares or a dividend is paid in common stock, or combined into a smaller number of shares, the exercise price and the number of shares of capital stock issuable upon the exercise of any the warrants shall be adjusted so that the holder shall be entitled to receive the number of shares of capital stock that the holder would have owned prior the corporate action had the warrants been exercised.

      Millennium  Capital Partners, LLC.(Subject to a  Rescission
Offer)

     Pursuant to a written agreement between Cryocon and Millennium, executed on February 16, 2001, Millennium has the right to purchase 1,500,000 shares of Cryocon's common stock. Millennium's purchase price per share is eighty percent (80%) of the market price for Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the shares. The written agreement expired on May 31, 2001; however, Millennium Capital has agreed to extend the agreement by written instrument until September 30, 2001.

     Cryocon Shareholder Warrants (Subject to a Rescission Offer)

     The warrants Cryocon issued to its shareholders allows the shareholders to purchase up to 3,714,585 shares of Cryocon's common stock. The warrants were issued to Cryocon's shareholders without costs to the shareholders. The exercise price for the warrants is eighty percent (80%) of the market price of Cryocon's common stock on the day immediately prior to the day that the shareholder holding the warrants elects to exercise its warrants. The minimum exercise price for each warrant is $2.00 per share. The warrants expire April 30, 2002

        BUSINESS ORGANIZATION WITHIN THE LAST FIVE YEARS

     ISO Block Products USA, Inc. was incorporated in the State of Colorado, on April 28, 1986, under the name Champion Computer Rentals, Inc. Champion obtained funding from a public offering in order to engage in the sale and leasing of computers and related equipment. Champion's principal business operations through March 31, 1992 consisted of leasing out computers, peripheral products and software. Champion realized only nominal revenues through March 31, 1992. As March 31, 1992, Champion ceased its computer sale and leasing operation.

     On March 28, 1994, the Champion entered into an Agreement and Plan of Reorganization and was acquired by R-S Iso-Block Produktions GmbH, a German limited liability company, Josef
Ratey, an individual, Helge Seidel, an individual, and R-S Plus Investment Corp., a Florida corporation. Pursuant to the Reorganization Agreement, on March 31, 1995 the Champion purchased from Ratey and Seidel all of the equity interest in Iso-Block GmbH, and purchased from R-S Plus all of its right, title and interest in and to Iso-Block GmbH, including all R-S Plus property heretofore contributed to Iso-Block GmbH and all R-S Plus's rights to Iso-Block profits, in exchange for the issuance of an aggregate of 2,000,000 shares of Champion's authorized but heretofore unissued common stock, no par value. In 1995, Iso-Block GmbH changed its name to R-S ISO-Block Produktions und Bautrager GmbH, which permitted it to engage in the business of constructing buildings as well as manufacture and production of building materials.

     In fiscal years ended 1995 and 1996, Iso-Block GmbH had certain operations in Germany. Iso-Block wound down these operations in the closing months of 1996. Beginning 1996, Iso
Block functioned entirely as a US company engaged in the business of residential home construction as general contractor.

   On January 24, 1997, Iso Block acquired 100% of the stock of Franchise Connection, Inc. and its wholly owned subsidiary Brilliant Marketing, Inc., a strategic conglomerate of new and emerging franchise companies and a team of franchise experts that work together to match the aspirations of entrepreneurs with viable analogous franchise concepts.

     Franchise Connection, Inc. was incorporated in Colorado in 1996 with headquarters in Denver, Colorado. Franchise Connection attempted to form strategic partnerships with prospective or existing franchise operations under which Franchise Connection planned to provide marketing and sales services plus business and legal services in return for an equity interest in, and/or a
portion of their royalties.   Franchise Connection targeted
private companies that sought to franchise expertise or financial capacity to successfully engage in franchising. Franchise Connection offered comprehensive franchise marketing and consulting services to its franchisers companies including operations, personnel, management, training, legal and financial advice. In addition, Franchise Connection assumed total responsibility for the recruitment of franchisees, including national media advertising, trade show attendance, and other forms of promotion supported by a commissioned sales staff.

     Franchise Connection, Inc. developed Magna Dry LLC.
Franchise Connection, Inc. formed a Colorado Limited Liability Company "Magna-Dry USA, LLC" of which was the sole member. Magna-Dry USA purchased the exclusive license to operate and franchise the Magna-Dry concept in total cleaning throughout the United States. Franchise Connections, Inc. executed a five-year license agreement with renewal options and paid a master franchise fee. The principal business was manufacturing, re-packaging, distribution and licensing of leading edge environmentally safe-cleaning services developed by an Australian formulator Charles
C. Borg. Franchise Connection, Inc. had exclusive territorial rights to manufacture and distribute Magna-Dry products in the United States.

   On August 31, 1999 Cryocon, Franchise Connection, Magna Dry,
Brilliant Marketing and certain individuals entered into a Unwinding Agreement due to the lack of cash on hand and lack of operating income. The discontinued operations resulted in $86,232 of liabilities that are no longer a responsibility of Iso
Block.

  Iso Block entered into an Agreement and Plan of Reorganization, dated July 20, 1999, with MedScan Technologies, Inc., an Oklahoma corporation, and the shareholders of MedScan. In that agreement, Cryocon agreed to issue, at closing, 10 million shares of its common stock in exchange for all of the outstanding common stock of MedScan, all of the issued Class A common stock of American Capital Corporation, a Nevada corporation and all of the common stock of Star Insurance Company, Ltd., an insurance company domiciled and licensed in the Federation of St. Kitts and Nevis, British West Indies.

  Iso Block terminated the agreement, based on failure of the closing to take place by the time required in the agreement, based on the fact that the selling holder of the STAR common stock repudiated the Exchange Agreement and announced its refusal to consummate the Exchange, and based on the failure or untruth of certain representations and warranties of MedScan made in the Exchange Agreement. Iso Block, by letter faxed to MedScan , notified MedScan of the termination. No person associated with MedScan, AMCAP or STAR ever become an officer or director of Iso Block.

     Until August of 1999, Iso Block's principal operations consisted of residential home construction as general contractor.

   Neither Cryocon nor any of it's predecessors have been involved in any bankruptcy, receivership, or similar proceeding.

                     DESCRIPTION OF BUSINESS

     On August 16, 2000, Cryocon, a developmental stage company, acquired all of the issued and outstanding stock of the stock of Cryocon Utah. Cryocon Utah is one of the operating subsidiaries of Cryocon. Cryocon Utah was organized to provide deep cryogenic tempering of materials to relieve stress and enhance durability and wear. Deep cryogenic tempering is a process that includes the application of extremely low temperatures (at approximately minus 300F) utilizing a computer-controlled process.

Recent Changes in Capital Structure

     On September 21, 2000, Cryocon held a special meeting of its shareholders. At the special shareholder's meeting, the majority of the shareholders, approved a Board resolution to reverse split of each of the issued and outstanding shares of Cryocon's common stock into one fourth share (1/4) share of common stock. In conjunction with the reverse split, the shareholders authorized an increase in the total number of common shares of capital stock to 50,000,000 shares.

Acquisitions and Nature of Cryocon's Business

   On November 10, 1999, Mr. Brunson executed an agreement to purchase Cryo-Accurizing Division and the Tri-Lax Process from 300 Below Inc. On December 10, 1999, Cryocon acquired Cryo-Accurizing Division and the Tri-Lax Process from Robert W. Brunson along with Mr. Brunson's interests in a patent on the Cryo-Accurizing Division. Mr. Brunson developed both the Cryo-Accurizing Division and the Tri-Lax Process while President of 300 Below, Inc. and was a co-holder of the patent on the Cryo-Accurizing Process, which was awarded on February 2, 1999.

     Cryo-Accurizing is the patented process that Cryocon uses to perform deep cryogenic tempering, material stabilization and stress relief to firearms to improve accuracy, longevity and increase ease of cleaning. The Tri-Lax Process is a combination of cryogenic, electromagnetic and sonic treatment.

   Cryocon, using its proprietary process provides its customers with deep cryogenic processing. Deep cryogenic processing is the process of applying extremely low temperatures, approximately -300F, in a tempering process to improve the wear and durability characteristics of the treated materials.

     Cryocon's process can be used for treating tooling (drill bits, dies, and punches), wear parts (forming dies, extrusion equipment, and hammer mills), and many other items including motor parts, razor blades, firearms, pantyhose, musical instruments, and softball bats. Cryocon's process has numerous applications in the aerospace, mining, energy, electronics, medical, and manufacturing industries.

     Cryocon's principal business consists primarily of cryogenically treating gun barrels, brake rotors and drums, directional drilling bits, machining tools, cutting tools, and a wide variety of other materials. Cryocon's primary customers thus far have been private individuals, gun dealers, law enforcement and truck fleet facilities, machine shops, parties in the construction and mining industries, manufacturers of custom racing components and other customers. Testing is currently underway with firearm manufacturers, OEM brake component manufacturers, the US Department of Energy and other manufacturing organizations.

     On March 16, 2001, a division of intellectual property was organized to specifically focus efforts on patent, trademark, copyright and other intellectual property protections for Cryocon's processes, technology and those of it's subsidiary, XTool.

     On April 3, 2001, Cryocon acquired all the outstanding shares in XTool, Inc. a privately held Utah corporation, with principal offices in Salt Lake City, Utah. The acquisition was accomplished through a stock for stock exchange. XTool, which was organized in November of 2000, is in the business of designing, manufacturing and marketing boring bits and recovery tools for the petroleum exploration, construction and mining industry. XTool has operations in Bakersfield, CA, Farmington, NM, and Salt Lake City, UT.

     On April 25, 2001, Cryocon announced the creation of a new medical division and the appointment of Dr. Richard L. Lindstrom, a newly appointed board member, as director of the division. The new medical division will focus on the application of Cryocon's proprietary deep cryogenic tempering process to the medical instruments, surgical instruments and medical devices.

     Cryocon has reached an agreement in principal with Venture 2000, a Minnesota Limited Liability Company, for the providing of consulting, patent and trademark assistance, marketing and other services. Dr. Lindstrom is a member of Venture 2000 and has agreed to his Board position and directorship of Cryocon's medical division in anticipation of the successful consummation of the relationship with Venture 2000. As compensation for the proposed services, Venture 2000 is requesting 4,500,000 shares to be extended to them through a warrant which will vest incrementally over a five-year period. The exercise price would be set at $0.10 per share. To date a final agreement has not been reached and there is no guarantee that a final agreement will be reached. If Cryocon and Venture 2000 fail to consummate their business relationship there are no guarantees that Dr. Lindstrom will remain on Cryocon's Board of Directors or that he will remain as the Director of Cryocon's medical division.

     To date in-house research and development has been focused on the development of more efficient cryogenic processors, including a table top model and custom, portable processing technology that can be implemented on the customer's site meeting the customer's size and quantity requirements. Cryocon estimates that, during the last fiscal year 2001, it has spent approximately $124,533 in research and development costs. None of these costs have been passed on to customers. No research and development costs were incurred for fiscal year 2000.

     Cryocon's distribution of services occurs primarily through sales contacts with end users and retailers. Efforts are currently underway to access potential markets through OEM providers and manufacturers. Cryocon also intends to offer a line of directional drilling bits, custom designed boring instruments and recovery tools which will be directly marketed to the construction, petroleum exploration and mining industries.

     There are currently dozens of companies that provide cryogenic services in one fashion or another. Many focus on a specialty product or service area. Fewer offer the broad range of services provided by Cryocon. To the best knowledge of Cryocon, no cryogenic companies are publicly traded. The primary methods of competition in the industry are through direct sales contacts and advertising. Cryocon has made significant contacts into targeted markets and is currently testing with several manufacturers as well as engaged in a Cooperative Research and Testing Agreement with the US Department of Energy at it's Rocky Mountain Oil Field Testing Center.

     The main component used in the cryogenic process is liquid nitrogen. Several suppliers exist in the area with the primary supplier to Cryocon being Praxair. Cryogenic processors can be built from components available from a wide variety of specialized sources. Materials necessary for the development and manufacture of products for XTool are also available from a wide variety of sources.

     To date Cryocon has not operated profitably nor signed any significant contracts for services. Therefore, Cryocon does not have a dependence on one or a few major customers.

     As previously mentioned, Cryocon currently holds the patent for the cryogenic treatment of firearms, presently known as the "Cryo-Accurizing" process. Cryocon currently has two additional patents filed with the US Patent and Trademark Office: one for surgical blade improvement through deep cryogenic tempering, and one for the deep cryogenic tempering of brake components. Cryocon anticipates having several additional patents filed within the next few months.

     Cryocon also holds the trademark the Cryo-Accurizing logo and has several trademarks pending.

     Cryocon currently does not have any license agreements, franchise programs, concessions, royalty agreements or labor contracts.

     At the present time Cryocon does not need governmental approval for the application of it's services to it's current clientele nor are there any existing or probable governmental regulations on the business of Cryocon above and beyond traditional governmental business regulations. Cryocon currently does not incur any expenses nor has it's business been effected due to compliance with environmental laws.

Cryocon currently has 15 full time employees and one part time employees.

              MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis of Financial Condition and
Results of Operations

    The following discussion of Cryocon's past and future financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements, other financial information included elsewhere in this prospectus and in light of the Risk Factors at page 7.

Past Financial Condition:

     For fiscal year 2000 Cryocon operated under the name of the acquiring entity of ISO Block Products USA, Inc., a Colorado Corporation. ISO Block reported revenues from operations for that year of $118,460 with net income from operations of $55,370 and net gains on sales of $86,378 for a total net income of $141,748. These proceeds were from the sale of assets and residential construction. ISO Block discontinued operations in August of 1999. The acquisition of Cryocon of Utah by ISO Block occurred August 16, 2000.

     Cryocon's losses for fiscal year 2001 are $6,609,229. These losses are attributable to start-up and operational costs, market development penetration, costs incurred in capital acquisition and asset expenditures. Unusually high capital outlays include $700,000 for shop equipment, land and building; approximately $313,274 in equipment (computers and printers), approximately $275,000 for the purchase of the Cryo-Accurizing patent and related equipment and $282,937 in advertising.

     On December 15, 2000, Cryocon announced corporate restructuring aimed at achieving administrative and operational cost savings. Cryocon estimated cost savings in excess of 50% through outsourcing key functions and redefining departmental and employee functions. As a result of this action, Cryocon's management reduced Cryocon's full time employees by 10 employees to a total of 17 full time personnel. At the present time here is no anticipated significant changes in the number of employees; however, management reserves the right to further redefine employee positions anticipates that it may need to hire personnel specifically in the research and development area. These changes have resulted in significant material changes in several line items of Cryocon's financial statements. Additional steps taken to reduce company expenditures include the sale of company owned vehicles and excess equipment.

Future Financial Condition

     In March of 2001 Cryocon appointed a new chairman and chief executive officer, J. Brian Morrison, who, in conjunction with the board of directors, has identified several potential acquisitions and/or mergers. The stated goal is to merge Cryocon's technology into mainstream processes to generate superior results for the customer and expand the technology into traditional heat treating markets.

     In furtherance of these goals, Cryocon acquired XTool. Cryocon has committed to obtain funding and make the capital expenditures necessary to develop XTool's business and production and promote it's expansion into the petroleum exploration, construction and mining industries. Cryocon is also moving forward with patent development and seeking trademark and other protections for XTool's designs, logos, words and proprietary processes. Cryocon believes this is an excellent opportunity for development in these areas given the recent national trends in energy consumption, shortages and the present emphasis within the government for increased exploration and domestic production.

     Most of the principals of XTool have extensive experience in the petroleum exploration, construction and/or mining industries. Many of the principals have experience in tool design, manufacturing and marketing in these areas. XTool currently has two different prototypes in field tests. With financing of approximately $350,000, it is projected that XTool has the potential to bring in revenues of $3,500,000 during it's first 12 months of funded operations with a positive cash flow being achieved by the 11th month.

     Additional funding is necessary for Cryocon to satisfy it's cash requirements. Currently Cryocon does not have sufficient cash reserves to meet it's obligations for the next 30 days. However, management is confident in it's abilities to raise short term funding to meet it's current needs. Upon the effectiveness of this prospectus and registration statement, Cryocon has a stock purchase agreement with a company for 1,500,000 shares of common stock which should produce sufficient revenues for operations and expansion for approximately six months.
Thereafter it is anticipated that revenues would substantially increase, but further capital will need to be raised to implement management's stated goal to merge Cryocon's technology into mainstream processes to generate superior results for the customer and expand the technology into traditional heat treating markets.

     In-house research and development has been focused on the success of Cryocon's proprietary process with different materials and the development of more efficient cryogenic processors, including a table top model and custom, portable processing technology that can be implemented on the customer's site meeting the customer's size, dimensional and quantity requirements. Research and development planned for the next 12 months includes design enhancement and production of high quality tools and bits for the petroleum exploration, construction and mining industries.

     Cryocon will also focus efforts in the it's new medical division (See Description of Business) through research and development in the application of Cryocon's technology in the medical field and the patenting of the successful applications, as well as obtaining trademark, copyright and other intellectual property protections as appropriate.

     At the present there are no expected purchases or sale of plant and/or significant equipment. However, upon additional funding Cryocon anticipates making the capital expenditures necessary to allow XTool to either purchase and/or lease equipment necessary to begin production of tools to meet expected purchase orders and the development of additional prototypes for it's targeted industries. Until these capital expenditures are made, XTool will outsource production and prototype development.

Liquidity and Capital Resources.

     Cryocon Utah commenced operations on January 3, 2000. Since start of operations January 2000, Cryocon has realized $163,910 in gross sales and had $30,647 in accounts receivable. Of those gross sales $82,198 resulted from the treatment of firearm components through the Cryo-Accurizing Division and $81,712 has resulted from deep cryogenic tempering of miscellaneous parts for various individuals and manufacturers. Cryocon's cumulative operating loss through March 31, 2001 is $7,679,160. The loss is attributable to pre-organizational, start-up and operating costs of its subsidiary Cryocon Utah, and costs incurred in Cryocon's financing efforts. These costs include $1,248,110 assessed for options granted below market value, $1,640,204 assessed for common stock for services, and $514,050 assessed as additional expenses on convertible debentures.


     Cryocon's operation to date has consumed substantial amounts of cash. As of March 31, 2001, Cryocon had a working capital deficit of $2,953,922, which includes the current portion of all notes payable including the debt on the building. Since inception the net cash loss from operations is $3,886,088 and is expected to continue; however it is anticipated that these losses may decrease in the foreseeable future due to corporate restructuring. The consumption of capital during the start-up phase included $700,000 for a building purchase, equipment purchases of $313,274, and a patent purchase of $275,000. The rate in which Cryocon expends its resources is variable and may accelerate, depending on many factors. Many of the factors are outside of Cryocon's control, including:

   * the continued progress of Cryocon's research and development of new process applications; the cost, the timing, and outcome of further regulatory approvals;

   * the expenses of establishing a sales and marketing force, the timing and cost of establishing or procuring additional requisite production and other manufacturing capacities,

   * the cost; if any, the cost of preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and

   * the status of competitive products and the availability of other financing.

     Because Cryocon is still in the development stage, it has limited working capital and limited internal financial resources. Cryocon's limited cash flows have prevented Cryocon from borrowing funds from conventional lending institutions. Since the Cryocon has not been able to secure funding from commercial lenders, Cryocon has relied on private investments from third-parties, including Cryocon's management, to meet its current obligations. As of August 1, 2001, Cryocon will not have sufficient cash on hand to fund another month of operations at the current run rate; however, Management is confident of being able to obtain operational funds through various means.

     Cryocon's financial information is prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

                     DESCRIPTION OF PROPERTY

     Cryocon's current administrative and operational facility is located at 2250 North 1500 West, in Ogden, Weber County, Utah. The building consists of 39,828 sq ft of which approximately 10,000 sq ft is finished office space. Cryocon is currently the owner with Bourns Inc., holding a trust deed note payable for a balance of $1,350,000.

     On June 4, 2001, Bourn Inc. filed a Notice of Default with the Weber County Recorder, in its effort to commence foreclosure on the deed trust on Cryocon's current administrative and operational facility located at 2250 North 1500 West, in Ogden, Weber County, Utah. On June 1, 2000, Bourn, Inc. loaned Cryocon $2,050,000. The promissory note became due on February 28, 2001. The remaining balance due is $1,350,000.


  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age, and position of each executive officer and director and the term of office of each director of Cryocon, as of July 5, 2001.

Director and Officers     Age      Position              Since
J. Brian Morrison          43       Chairman/CEO       March 2001

                                   Director            December 2000

Robert W. Brunson         45      President,           March 2001
                                  Intellectual
                                  Property Division    August 2000

Lyndell Parks             43      Director             December 2000

James S. Cundiff          55       Director/           March 2001
                                   Secretary

Sterling Redfern          67       Director            March 2001

Richard L. Lindstrom, MD  54       Director/           April 2001

Vaughn P. Griggs          58       Chief Financial
                                   Officer             March 2001

James M. Retallick        43       VP., Corporate
                                   Counsel             July 2000

Matt Kammeyer             31       Senior VP.,
                                   Marketing           December 2000

Biographical Information

Set forth below is certain biographical information for each of Cryocon's Officers and Directors:

J. Brian Morrison

     Mr. Morrison has over 21 years of experience in sales, management, investment banking, and has been directly involved with the management of nearly one hundred employees. Mr. Morrison was appointed as chairman and chief executive officer in March of 2001. Most recently, Mr. Morrison retired from Stephens, Inc.; the largest investment-banking firm in the world off Wall Street, was Vice-president Bank of Oklahoma, BOSC Securities (1998 - 2000) Mr. Morrison has spent time acting as a private consultant. Mr. Morrison volunteered his time and talents to the youth of St. James United Methodist Church from
May 1997 to May 1998.   He has specialized in fixed income
security sales, municipal and governmental financing with institutions, banks, and trust departments, as well as the development of Arkansas and national markets. Additionally, Mr. Morrison has been directly involved with placement and/or underwriting of equity with many Fortune 500 Companies.

Robert W. Brunson

     Mr. Brunson founded Cryocon, Inc., the Utah Corporation, in January of 2000, together with his spouse Debra L. Brunson. Previously, Mr. Brunson had been the president of a major cryogenics firm in the Midwest (September 1994 to May 1999).
From May 1999 to January 2000, Mr. Brunson developed the business plan and presented the plan to potential investors. Mr. Brunson has worked as an engineer and consultant in the area of nuclear, chemical and electrical engineering since 1980, as well as cryogenic technology. He authored and held the patent for the deep-cryogenic tempering of firearm barrels and components, known throughout the country as Cryo-Accurizing, which is now a division of Cryocon.

     Mr. Brunson is the founding co-chairman of the National Small Public Company Leadership Council, as well as a member of its Executive Committee. Robert is also currently the chairman of the Cryogenic Standards Committee and serves as an expert panel member of Heat Treating On-Line and operates as chairman of the ASM Cryogenic Roundtable Committee.

Lyndell Parks

     Mr. Parks has recruiting, marketing, and management experience covering the past 18 years. This includes the organization of project teams, recruitment of professionals, team projects, and assisting corporations in both managerial structure and product development.

He has owned and operated several private companies and has also served on many councils and board of directors.

     Mr. Parks is currently General Manager of Paragon Marketing (September 1998) that provides a wide variety of corporate marketing and consulting. Mr. Parks is also the President and Founder of the Senior Citizens Relief Fund (1998). He is the Interim Chairman/CEO for Floran International, Inc (January
2000). Mr. Parks co-founded and is the Co-Chairman of the Executive Committee with the Small Public Company Leadership Council (May 2000). Prior to Paragon Marketing, Mr. Parks co-founded and was the Senior Vice President and Chief Operations Officer for Natures Wealth, Inc. and VitaCost.com, Inc. (January 1994 - February 1998.


James S. Cundiff

     Mr. Cundiff has an extensive background in marketing both domestically and internationally. He graduated from the University of California, Humbolt in 1971 with a degree in Business Administration. Mr. Cundiff is the founder and current Vice President of Qwestar Resources (2001). Mr. Cundiff is also the founder and Vice-President of Telequest, Inc. since 1995.

Sterling Redfern

     Mr. Redfern is the former president/chief executive officer for the Educational Employees Credit Union (EECU) in Bridgeton, Missouri. Mr. Redfern was the first full-time employee of EECU in 1960 and helped develop EECU into one of the leading credit unions in the country with assets of over 200 million, 38,000 members, and 120 employees. Mr. Redfern retired from EECU in 1994.

     A graduate of Arkansas State University, Mr. Redfern has also attended the Army Security Agency School, St. Louis University, the Credit Union National Association School of Business Management, and the University of Wisconsin. Mr. Redfern was a member of the Credit Union Executive Society for 34 years, served as Director of the Missouri Credit Union League for 30 years, and was the Credit Union National Association Director for 20 years. Mr. Redfern has served several years as a board volunteer for a number of educational organizations including 15 years with the Missouri White House Conference on Education. Mr. Redfern is married with three children and six grandchildren.

Richard L. Lindstrom

     Dr. Lindstrom has previously been awarded 29 patents and 15 research grants. He is currently the attending surgeon and managing partner of Minnesota Eye Consultants in Minneapolis
(1998). Dr. Lindstrom also serves as an attending surgeon and medical director for the Center for Teaching and Research at the Phillips Eye Institute (January 1989). He is the medical director for Laser Vision Centers, Inc. (August 1995) and Midwest Surgical Services (September 1994), and is the chief medical editor for Ocular Surgery News. Dr. Lindstrom frequently consults with industry leaders and serves as president of Ophthalmology Consultants (zksmistu 1983). He is the associate director for the Minnesota Lions' Eye Bank (January 1987) and a clinical professor of Ophthalmology at the University of Minnesota (January 1989). Dr. Lindstrom is married with two children.

Vaughn P. Griggs

     Mr. Griggs has over 30 years experience in corporate finance and operations. Mr. Griggs obtained a B.S. in Accounting with an emphasis in Business Management and Economics from Brigham Young University. Mr. Griggs has been with Cryocon since April, 2000. He served Cryocon as a controller and a cryogenic consultant.
Mr. Griggs has previously worked for Precision Tool, Inc. (1993 to April 2000), American Apparel, Inc., and Integrated Systems Engineering, Inc. Mr. Griggs also worked as a staff auditor for Arthur Andersen & Co., he was Vice President of Property Management with Price Management Company, served as Controller for the Grossmont Shopping Center and Huish Management Company, and CFO/Product Development for Nutrition Management Company.
Mr. Griggs served as Recorder for the City of Nibley, Utah for three years. He was Chairman of the Transportation

Committee in
the La Mesa, California Chamber of Commerce and was the Charter
Member and Treasurer of the Grossmont Kiwanis International Club.


James M. Retallick

     Mr. Retallick graduated from the J. Reuben Clark Law School at Brigham Young University in 1987. Mr. Retallick served in the U.S. Army Judge Advocate General's Corps attaining the rank of Major. His assignments took him all over the world and included positions as prosecutor, instructor and doctrine writer for the US Army Intelligence Community and military magistrate. Mr. Retallick began private practice in 1992 with an emphasis in case
negotiation and litigation.   Mr. Retallick later join the firm
of Snider, Pace & Retallick, P.C. in 1996 and later created the firm of Retallick & Pace, P.C. in 1997. Mr. Retallick left his position as shareholder and managing attorney of Retallick & Pace, P.C. in January 2000 to accept a position with Cryocon, Inc. Mr. Retallick worked closely with founder Robert W. Brunson in the development of Cryocon, from business plan formulation to the establishment of Cryocon. Mr. Retallick brings a varied background in legal projects execution and personnel management which has lent itself well to the demands of a public company and management of professionals of various disciplines. Mr. Retallick is Debra L. Brunson's brother and Robert W. Brunson's brother-in-law.

Matthew A. Kammeyer

     Mr. Kammeyer has over 10 years of effective managerial experience in the areas of marketing, advertising, and corporate communications. He has received a M.S. degree in Sport Administration (emphasis in marketing & media relations) from Georgia Southern University and a B.S. degree in Communication (emphasis in journalism & public relations) from Weber State University. Mr. Kammeyer has experience in multiple aspects of advertising including print, television, radio, direct mail, and Internet. Mr. Kammeyer has managed local and national media relations, event relations, marketing, and advertising projects for the U.S. Ski & Snowboard Teams (1995 - 1996 season), the Atlanta Committee for the Olympic Games (1995), Georgia Department of Transportation(1996), Weber State University (1993
- 1994), Pacific Rim Financial Group (July 1996 - 1997), Newgate Mortgage Company (May 1997 - January 1998), Bank One (January 1998 - January 2000), and Franklin Quest (February 1996 - July
1996). Mr. Kammeyer has been with Cryocon, Inc. since its inception in January 2000. He has served Cryocon as Sales Manager, Marketing & Advertising Manager, and currently as Vice President of Marketing & Advertising.

                     EXECUTIVE COMPENSATION

     The following table set forth certain summary information concerning the compensation paid or accrued for each of the Cryocon's last three completed fiscal years to Cryocon's or its principal subsidiaries Chief Executive Officer and each of its other executive officers as of March 31, 20001 regardless of compensation:

                   SUMMARY COMPENSATION TABLE

                                                            Other       Restricted   Securities        LTIP       All Other
                                                            Annual        Stock      underlying      payouts    Compensation
Name and Principal Position   Year   Salary    Bonus     Compensation    award(s)    options/SARs      ($)         ($)
          (a)                 (b)      (c)      (d)           (e)          (f)           (g)           (h)         (i)
ROBERT W. BRUNSON, CEO        2001   125,000.    00            00           00            00           00           00 (1)
J. BRAIN MORRISON, CEO        2001   150,000     00            00           00         750,000         00           00 (2)
D. CLARK CARLILE, VP          2001   105,000     00            00           00 (3)        00           00           00 (5)
MATT A. KAMMEYER,VP           2001     N/A       00            00           00            00           00           00(3)(4)
JAMES M. RETALLICK, VP        2001     N/A       00            00           00 (3)     250,000         00           00 (6)
VAUGHN P. GRIGGS, CFO         2001     N/A       00            00           00            00           00           00(7)
EGIN BRESNIG, CEO             2000     00        00            00           00         500,000         00           00
EGIN BRESNIG, CEO             1999     00        00            00           00            00           00           00
EGIN BRESNIG, CEO             1998   45,000      00            00           00            00           00           00

(1) Robert W. Brunson was appointed chairman and CEO upon the closing of the acquisition of Cryocon of Utah by ISO Block
Products USA, Inc on August 16, 2000. Mr. Brunson served in that capacity until his resignation March 16, 2001.

(2) J. Brian Morrison was appointed chairman and CEO on March 16, 2001. Mr. Morrison was appointed as a director December 15, 2000, at which time he received an option for 250,000 shares, only 100,000 of which has vested. On February 5, 2001 Mr. Morrison received warrants for 500,000 shares which vested immediately.
(3) All Vice-Presidents have stock options in the total amount of 250,000 shares which vest at 50,000 shares each year on the anniversary of their hire and/or promotion date. To date no option shares have vested for any current vice president.
(4) Matthew A. Kammeyer was promoted to Vice President, Marketing, January 3, 2001. His annual salary was increase at that time.
(5) D. Clark Carlile was hired in July, 2000 with an annual salary of $105,000. He has not received in excess of $100,000 for 2000 because of his hire date.
(6) James M. Retallick was promoted to Vice President in July 2000, with an annual salary of $78,750. On October 16, 2000, the Board of Directors voted to grant to Mr. Retallick an option on 250,000 founder shares for his participation in the start up of Cryocon. The shares vested immediately; however, as of the date of this registration statement none of the options have been exercised.
(7) Vaughn P. Griggs was appointed CFO on March 16, 2001 and is entitled to a stock option plan as a vice president. (see note
3).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Cryocon's Common Stock owned as of March 27, 2001 by (i) each person who is known by Cryocon to own beneficially more than five percent (5%) of Cryocon's Common Stock; (ii) each of Cryocon's directors and nominees; (iii) all officers and directors as a group:

  (i)  BENEFICIAL OWNERS OF MORE THAN 5%:

                                             Amount and
Title of    Name and                          Nature of        Percentage of
Class       Address                     Beneficial Ownership     Shares (1)

Common    Apollo  Holdings                      1,450,000          6.7%(2)
          PO Box 793
          Dartford, Kent UK
          DA27ZY

Common    Millennium Capital Partners, LLC      1,500,000         6.9%(3)
          330 South Pineapple Ave. Ste 203
          Sarasota, FL  34236

Common    Todd  Moore                           3,000,000         13.7%(4)
          728 Georgia Street
          Blaine, WA  98230

(ii) DIRECTORS AND NOMINEES:

                                           Amount and
Title of   Name and                         Nature of        Percentage of
Class      Address                     Beneficial Ownership    Shares (1)

Common     Robert W. Brunson                   12,163,893        56.0%
           2250 North 1500 West
           Ogden, UT  84404

Common     J. Brian Morrison                     600,000        2.7.0%(5)
           2250 North 1500 West
           Ogden, UT  84404

Common     Lyndell Parks                       2,000,000        9.2.0%(6)
           2250 North 1500 West
           Ogden, UT  84404

Common     James S. Cundiff                      500,000          2.3%
           2250 North 1500 West
           Ogden, UT  84404

Common     James M. Retallick                    270,000          1.2%(7)

           2250 North 1500 West
           Ogden, UT  84404

All officers and directors as a group         13,533,893          62.6%

(1) The percentage of shares is calculated based upon the total outstanding shares as of July 5, 2001.

(2) Apollo Holdings is a consulting group. The shares are held in the company's name The sole beneficial owner of Apollo
     Holdings is Chris Bonvini, a citizen of Great Britain.

(3) Assuming a rejection of the rescission offer, these shares are purchasable under a Stock Purchase Agreement executed between Cryocon and Millennium Capital assuming the effectiveness of the registration of 1,500,000 shares designated for Millennium
     Capital in this prospectus.

(4) Mr. Moore holds a fully vested option to 2,000,000 shares currently owned by Mr. Brunson. Mr. Moore also holds a fully vested warrant for 1,000,000 shares. To date Mr. Moore has not exercised either his option or warrant. If Mr. Moore exercised his option for Mr. Brunson's shares, Mr. Brunson's percent of ownership would be reduced to 47%. If both Mr. Moore and Mr. Parks exercised their options, Mr. Brunson's percent of ownership would be reduced to 37.8%.

(5) Mr. Morrison holds a fully vested warrant for 500,000 shares. Mr. Morrison also holds an option for 250,000 shares, only 100,000 shares of which may be exercise within the next 60 days.

(6) Mr. Parks currently holds an option on 2,000,000 shares of shares currently held by Robert W. Brunson. If Mr. Parks exercised his option for Mr. Brunson's shares, Mr. Brunson's percent of ownership would be reduced to 47%. If both Mr. Parks and Mr. Moore exercised their options, Mr. Brunson's percent of ownership would be reduced to 37.8%.

(7) Mr. Retallick owns 20,000 shares. Mr. Retallick has a fully vested option for 250,000 founder shares.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Robert W. Brunson, (former Chief Executive Officer) President of the Intellectual Property Division holds an outstanding promissory note with an interest rate of twelve percent (12%) per annum. The remaining outstanding principal amount of the loan is $149,744.00. Cryocon is not currently making periodic payments on the outstanding principal and interest on this loan. Mr. Brunson has not demanded repayment of the principal or interest due on the loan.

     Robert W. Brunson sold to Cryocon Utah, the assets relating to the Cryo-Accurizing Division and the Tri-Lax Process on November 10, 1999. In consideration, Cryocon Utah originally gave Mr. Brunson 9,700,000 shares of common stock, Seventy Thousand Dollars ($70,000), and a convertible debenture in the principal amount of $50,000. The debenture had an interest rate of ten percent (10%) per annum. At Mr. Brunson's election the amount of any outstanding principal and unpaid interest were convertible into Cryocon Utah's common stock. At the time of Cryocon's (Iso-Block's) acquisition of Cryocon Utah, Cryocon assumed the obligation of the promissory note, and agreed to allow the debenture to be convertible into Cryocon's common shares. The 2,002,523 shares of common stock described in this prospectus are authorized to Mr. Brunson upon conversion of the debenture. The certificate evincing these shares has not yet been issued by the transfer agent, but are considered outstanding. Pursuant to the terms of the convertible debenture, Mr. Brunson exercised his right to demand registration of the common shares issued upon conversion of the debenture.

     Lyndell Parks became a director on December 15, 2000. Mr. Parks executed a consulting agreement with Cryocon in November 2000, wherein Cryocon agreed to pay Mr. Parks $200,000 for his services, in addition to reimbursing his expenses. Paragon Marketing and Management employees Mr. Parks as its general manager. Cryocon has an agreement with Paragon Marketing and Management to pay $3,000 per month to provide Cryocon investor relation services. Cryocon is not currently paying Paragon Marketing and Management for those services. Paragon Marketing and Management was the general managing member of each of the Paragon Venture Funds I, II, III, IV and V. As a member of each venture fund, Paragon Marketing and Management received 389,400 shares of Cryocon common stock, upon the conversion of the debenture and the liquidation of each of the Paragon Venture Funds.

     Robert Wickerschiem was appointed to the Board of Directors in October 2000. Mr. Wickerschiem was limited in his participation on the Board due to health matters. Mr.
Wickersheim resigned from the Board due to health reasons effective March 29, 2001. Mr. Wickerschiem loaned Cryocon
$100,000 without interest. The principal amount of the loan becomes due on April 30, 2001.

     J. Brain Morrison became a Director on December 15, 2000. Mr. Morrison became Cryocon's Chairman and Chief Executive Officer on March 3, 2001. On February 5, 2001, Mr. Morrison executed a warrant agreement with Cryocon wherein Cryocon agreed to sell to Mr. Morrison 500,000 shares of Cryocon's common stock at the purchase price of $0.10 per share. Mr. Morrison's right to purchase the 500,000 shares of common stock expires on December 31, 2005. The 500,000 shares of common stock issuable upon the exercise of the warrant agreement are included in this prospectus. Additionally, Mr. Morrison received a stock option for common shares to vest as follows: 100,000 shares vesting on January 2, 2001; 75,000 shares vesting on January 2, 2002; and, 75,000 shares vesting on January 2, 2003.

                             COUNSEL

         The validity of the issuance of the warrants and shares of the common stock offered by this prospectus will be passed upon for the Company by Marcus A. Sanders, Esq. Mr. Sanders, who has provided advice with respect to this matter, owns no shares of Cryocon stock. Mr. Sanders is not an "affiliate" of the Cryocon and does not have any interest in the registrant.

                             EXPERTS

 Cryocon's consolidated financial statements as of March 31, 2000 and for the year ended March 31, 1999 included in this prospectus have been included herein in reliance upon the reports of, Larry O'Donnell, CPA, P.C., independent certified public accountants, which appear elsewhere in this prospectus, and are included upon the authority of this firm as experts in accounting and auditing.

     The financial statements of Cryocon Utah, the operating subsidiary, as March 31, 2000, included as part of this prospectus have been audited by HJ & Associates, L.L.C., independent auditors, as stated in their report dated March 31, 2000, and have been included in this prospectus in reliance upon the report of HJ & Associates appearing elsewhere herein, and upon authority of this firm as experts in accounting and auditing.

     Effective September 21, 2000, Cryocon retained HJ & Associates to act as its auditors. In this regard, HJ & Associates replaced Larry O'Donnell's firm, which audited Cryocon's financial statements for the fiscal years ended March 31, 2000 and for the year ended March 31, 1999. The reason for the change in accountants was due to the change of Cryocon's principle place of business from Colorado to Utah. The reports of Larry O'Donnell for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During Cryocon's two most recent fiscal years, there were no disagreements with Larry O'Donnell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Larry O'Donnell would have caused Larry O'Donnell to make reference to such disagreements in its reports.

     Cryocon has authorized Larry O'Donnell to discuss any matter relating to Cryocon's operations with HJ & Associates. The change in auditors was recommended and approved by Cryocon's board of directors, and a majority of its shareholders. Cryocon does not have an audit committee.

     During the two most recent fiscal years, Cryocon did not consult with HJ & Associates on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cryocon's financial statements, or any matter that was the subject of a disagreement or what is defined as a reportable event by the Securities and Exchange Commission.

              INTEREST OF NAMED EXPERTS AND COUNSEL

    No "expert" as that term is defined pursuant to Regulation S-B, or the "counsel" of Cryocon as that term is defined pursuant to regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in Cryocon, or was a promoter, underwriter, voting trustee, director, officer, or employee of Cryocon at any time prior to the filing of this registration statement.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   The Company's Common Stock is currently traded on the OTC Bulletin Board, under the symbol "CRYQ." There are approximately 790 shareholders.

         On July 5, 2001, Cryocon's common stock was quoted on the OTC Electronic Bulletin Board at the price of $1.75. The following sets for the quarterly fluctuations in the reported bid prices for the period from March 31, 1998 through March 31, 2001.

                                    High Bid         Low Bid
Fiscal Year Ending March 31, 1999
  First Quarter                      $ n/a             $ n/a
  Second Quarter                     $ 0.030           $ 0.020
  Third Quarter                      $ 0.020           $ 0.020
  Fourth Quarter                     $ 1.062           $ 0.040

Fiscal Year Ending March 31, 2000
  First Quarter                      $ 0.750           $ 0.250
  Second Quarter                     $ 0.750           $ 0.125
  Third Quarter                      $ 0.187           $ 0.093
  Fourth Quarter                     $ 1.625           $ 0.062


Fiscal Year Ending March 31, 2001
 First Quarter                       $ 1.680           $ 0.625
 Second Quarter                      $ 5.500           $ 0.750
 Third Quarter                       $ 7.312           $ 2.500
 Fourth Quarter                      $ 4.500           $ 2.125

                              SELLING STOCKHOLDERS

         Cryocon issued the shares of common stock offered for resale by this prospectus to the selling shareholders upon either the conversion of debentures, shares issued pursuant to a private placement or the exercise of warrants and options.

         The table below sets forth information known to us with respect to beneficial ownership of the common stock as of February 28, 2001 by each selling stockholder. The table below assumes that the selling stockholders will exercise all of the warrants, and that all of the selling shareholders will sell their shares. Since each stockholder may choose not to sell his shares, we are unable to state the exact number of shares that actually will be sold.

         Information with respect to "beneficial ownership" shown below is based on information supplied by the respective beneficial owner. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

         - the shares outstanding as of March 27, 2001; and

         - the shares issuable by us pursuant to the conversion of the debentures and the exercise of warrants held by the respective person that may be exercised within 60 days following the date of this prospectus.

         The shares are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The mailing address of each beneficial owner is c/o 2250 North 1500 West, Ogden, Utah 84401, (801)395-2796.

        (1)                       (2)               (3)                (4)
NAME OF BENEFICIAL          AMOUNT OF SHARES  NUMBERS OF COMMON   NUMBER OF SHARES
       OWNER                OF COMMON STOCK   SHARES OFFERED BY   OF COMMON STOCK
                              OWNED BEFORE         SELLING        OWNED AFTER THE
                                 OFFERING        SHAREHOLDERS         OFFERING
                                                                NUMBER     PERCENTAGE

SELLING SHAREHOLDERS THAT RECEIVED SHARES FROM THE CONVERSION OF
CONVERTIBLE NOTES ISSUED TO PARAGON VENTURE FUNDS I - V.

Alvaro & Nanette Fay Adame, Jr.     1,500             1,500          0         *
John F. & Louise R. Adams           2,000             2,000          0         *
Kyle R. & Nadine W. Adams           4,500             4,500          0         *
Apollo Holdings, LTD.           1,450,000         1,450,000          0         *
Timothy Brent Arnold                9,500             9,500          0         *
Frederick H. Ashby                 50,000            50,000          0         *
Danny A. Ashinhurst                 1,000             1,000          0         *
BD&F Enterprises, Inc.             38,500            38,500          0         *
Dan Duckworth & Carol Beals         1,000             1,000          0         *
Patrick P. & Merrilee Beals         2,500             2,500          0         *
Robert Nelson Bertoldo             10,000            10,000          0         *
Michael & Dana Bigelow                 50                50          0         *
James H. Billingsley                1,000             1,000          0         *
Lee P. Blake                        1,750             1,750          0         *
Blue Ocean LLC                    550,000           550,000          0         *
James Raymond & Marie A. Boblett    1,000             1,000          0         *
Brent Bohlen                        5,000             5,000          0         *
Angela Bonazza                        600               600          0         *
William A. Bonner, Jr.                500               500          0         *
Danny P. Boyle                     20,000            20,000          0         *
Claiborne H. Braswell               1,000             1,000          0         *
D. Brett Brewer                     4,000             4,000          0         *
Deborah E. Brotherton                 400               400          0         *
Travis Nathaniel &                  1,000             1,000          0         *
 Sandra Dee Brown
Jason MacPhee & Leah                7,000             7,000          0         *
 Pauline Brown
Brown Brothers Harriman, NY       100,000           100,000          0         *
Marc Alan Bruno                     2,000             2,000          0         *

          (1)                      (2)                 (3)               (4)
  NAME OF BENEFICIAL         AMOUNT OF SHARES  NUMBERS OF COMMON  NUMBER OF SHARES
         OWNER               OF COMMON STOCK   SHARES OFFERED BY  OF COMMON STOCK
                              OWNED BEFORE         SELLING       OWNED AFTER THE
                                OFFERING         SHAREHOLDERS        OFFERING
                                                                 NUMBER   PERCENTAGE
Yevetta Gail Buchanan              1,000             1,000          0         *
Donald James & Joyce
  Elaine Burke                     5,000             5,000          0         *
David P. & Carolyn
 Vickers Butler JTWROS             6,500             6,500          0         *
Bruce Call                        10,000            10,000          0         *
Lawrence & Charleen Capek          1,000             1,000          0         *
Capital Ideas, Inc.              100,000           100,000          0         *
Center for Health
 Psychology, P.C.                 66,000            66,000          0         *
Cannon Christensen                 4,000             4,000          0         *
John D. & Constance J. Clemens     2,500             2,500          0         *
Tom G. & Sharon L. Cole            3,000             3,000          0         *
Jason A. Collier                     100               100          0         *
Crystal City Restaurant           11,000            11,000          0         *
Rollie J. & Madelyn F. Cundiff   100,000           100,000          0         *
Larry E. Cunningham               10,000           10,000           0         *
Christopher D. Curran             15,000           15,000           0         *
Curvelo Trade and
  Finance                         50,000           50,000           0         *
D&H Marriott Family
 Limited Partnership             252,787          252,787           0         *
Dain Rauscher                    100,000          100,000           0         *
Linda Elizabeth Davenport          1,000            1,000           0         *
Henry De La Rosa                   2,000            2,000           0         *
John S. & Mele P. DeLeon           1,500            1,500           0         *
Rose Delgado                         500              500           0         *
Daniel H. Deng                     4,000            4,000           0         *
Dennis & Michelle
  Porter Family Trust             25,000           25,000           0         *
Michael E. & Kathleen E Duvall    25,000           25,000           0         *
Michael G. & Brandy L. Eckert     12,000           12,000           0         *
Michael Lee & Joan M. Elder       20,000           20,000           0         *
Lynn or Elaine Ellsworth           5,000            5,000           0         *
Michael Emmons                     5,000            5,000           0         *
Paul & Becky Espinoza                100              100           0         *
Jared R. & Jenny R. Evans          1,000            1,000           0         *
Danielle G. Ewing                  1,000            1,000           0         *
David L.  Fawcett                  1,000            1,000           0         *
Wallace Fisk                     100,000          100,000           0         *
David Fowler                         250              250           0         *
David Wayne & Gaylene
  H. Fusselmann                    4,000            4,000           0         *


          (1)                       (2)               (3)                (4)
  NAME OF BENEFICIAL         AMOUNT OF SHARES  NUMBERS OF COMMON   NUMBER OF SHARES
         OWNER                OF COMMON STOCK  SHARES OFFERED BY   OF COMMON STOCK
                                OWNED BEFORE       SELLING         OWNED AFTER THE
                                  OFFERING       SHAREHOLDERS         OFFERING
                                                                   NUMBER     PERCENTAGE
Gary L. & Lynell L. Fusselmann      1,000            1,000           0         *
Douglas K. Gardner                  2,000            2,000           0         *
Gary & Alana Porter Family Trust    5,000            5,000           0         *
Steven Gelsomini                    2,000            2,000           0         *
Mark W. Gillespie                   2,000            2,000           0         *
Allen P. Goodmansen CPA, PC        25,000           25,000           0         *
Kevin Eugene Griffel                1,000            1,000           0         *
Louise Gulartie                        50               50           0         *
Coltin Roy & Julia Adele Hall       8,500            8,500           0         *
Scott Hall                          2,000            2,000           0         *
Ryan Kent Hall                      2,000            2,000           0         *
William Brad & Shawna Hall          1,000            1,000           0         *
George K. & Denise Hall            10,000           10,000           0         *
Clarence Kent & Ava Lynn Hall      10,500           10,500           0         *
Brett & Lisa R. Hallows             2,000            2,000           0         *
David W. Hallum                     5,000            5,000           0         *
Steven Keith & Barbara M. Hallum    5,000            5,000           0         *
Glen D. & D. Gayle Hammons          5,000            5,000           0         *
Steven G. & Jennifer M. Hammons       200              200           0         *
Travis Hammons                        500              500           0         *
Trevor G. Hammons                     500              500           0         *
Jeff D. Hancock                     2,000            2,000           0         *
Jay B. Hancock                      1,000            1,000           0         *
Daniel Thomas Hardwick              2,500            2,500           0         *
Matthew Keith Hardwick              2,500            2,500           0         *
Michele Hardwick                    2,500            2,500           0         *
Derwin & Donna Harper              15,768           15,768           0         *
Steve & Leslie Hatch                5,000            5,000           0         *
John Robert Heap                   14,100           14,100           0         *
Theo J. & Gloria J. Heap            2,500            2,500           0         *
Joe A. & Kimberly B. Hernandez      1,000            1,000           0         *
John R. Hoopes                      2,250            2,250           0         *
Deron Brent Horne                   5,000            5,000           0         *
Dona Hornstein                      5,000            5,000           0         *
Timothy R. Huseman                 10,000           10,000           0         *
Adam & Wendy Hutton                 2,500            2,500           0         *
HWSW Family Partnership, LTD        4,000            4,000           0         *


          (1)                     (2)                (3)                 (4)
NAME OF BENEFICIAL OWNER   AMOUNT OF SHARES   NUMBERS OF COMMON    NUMBER OF SHARES
                            OF COMMON STOCK   SHARES OFFERED BY    OF COMMON STOCK
                              OWNED BEFORE        SELLING      OWNED AFTER THE OFFERING
                                 OFFERING      SHAREHOLDERS     NUMBER      PERCENTAGE
Investments Unlimited               500               500         0          *
Russell F. James II               3,250             3,250         0          *
Frederick J. Jarosz               4,000             4,000         0          *
Rachel John                         600               600         0          *
Lawrence Johnson                 40,000            40,000         0          *
Robert C. Johnson, Sr.            1,000             1,000         0          *
James C. Joyce                    2,000             2,000         0          *
Tim & Judith A. Kelly            30,000            30,000         0          *
Steve Kerr                       50,000            50,000         0          *
Fred C. Krause                    2,000             2,000         0          *
Sheldon R. Kroner, Jr.           56,500            56,500         0          *
Victor Russell Lanzotti          20,000            20,000         0          *
Wade Lee                          2,500             2,500         0          *
Edward Lee                        1,000             1,000         0          *
Mark Letel                          500               500         0          *
Richard D. & Karen K. Lincoln     5,000             5,000         0          *
Harry J.H. Lindgren               1,000             1,000         0          *
Teri S. Litwiller                 2,000             2,000         0          *
Jeffrey L. Loftus                 1,000             1,000         0          *
Diego Lopez                       1,000             1,000         0          *
Adam Love                         5,000             5,000         0          *
David A. & Staci E. Loyd          8,000             8,000         0          *
James J.  Lutz                    1,500             1,500         0          *
Mark W. & Jenny L Mabry          20,000            20,000         0          *
Bhikkhu T. & Diane Mahinda       20,000            20,000         0          *
J. Scott Malone                   2,000             2,000         0          *
Martin Manriquez                  2,500             2,500         0          *
Celeste L. Manriquez              2,500             2,500         0          *
Sharla L. Marrott                 1,000             1,000         0          *
Trevor Dwayne Marrott             1,600             1,600         0          *
Heather Marrott                  30,900            30,900         0          *
Jesse John Marrott                1,000             1,000         0          *
Rachel Lylene Lokelani Marrott    1,000             1,000         0          *
Zachary Todd Marrott              1,000             1,000         0          *
Nathan Lee McLaws                 2,750             2,750         0          *
Jeremy D. Mecham                  5,000             5,000         0          *
Mary Mendel                       1,000             1,000         0          *


          (1)                     (2)                (3)               (4)
NAME OF BENEFICIAL OWNER    AMOUNT OF SHARES  NUMBERS OF COMMON   NUMBER OF SHARES
                             OF COMMON STOCK  SHARES OFFERED BY   OF COMMON STOCK
                              OWNED BEFORE         SELLING        OWNED AFTER THE
                                OFFERING        SHAREHOLDERS          OFFERING
                                                                NUMBER     PERCENTAGE
Greg Mendel                      1,000             1,000           0        *
Steve & Jonene Middleton           500               500           0        *
Phillip & Dolly Miller             500               500           0        *
Roger L. & Lesley M. Miller      6,100             6,100           0        *
Bradley R. & Clarissa C. Myers   1,000             1,000           0        *
Sidney T. Myers                 50,000            50,000           0        *
Revy Leora Neely                10,000            10,000           0        *
Paula J. Neely                   2,500             2,500           0        *
John A. & Lori Ann Nelson        1,500             1,500           0        *
Donald L. Nelson                10,000            10,000           0        *
Trevor William &
 Lauralee Arnold Newby             500               500           0        *
Justin Alfred & Alisha
 Anne Newman                     1,000             1,000           0        *
Denis Ng                         5,000             5,000           0        *
James Charles O'Brien III          750               750           0        *
Orion Medical Supply           100,000           100,000           0        *
Scott G. Ormond                  1,000             1,000           0        *
Miriam & Joseph Oswald             500               500           0        *
Philip R. Ott                   30,000            30,000           0        *
Earl J. & RaQuelle Owens         1,500             1,500           0        *
Kevin Earl & Jennifer
 Boblett Owens                   2,000             2,000           0        *
Dalton Robert Owens, Jr.         4,000             4,000           0        *
Pacific Rim Bancorp             25,000            25,000           0        *
Paragon Management             389,000           389,000           0        *
Perry Paraskevas                   500               500           0        *
Lyle F. & JoAnn Parks            2,400             2,400           0        *
David C. & Tawna J. Petersen    10,000            10,000           0        *
William A. Phillips, Jr.         6,000             6,000           0        *
Steve Poorman                    2,000             2,000           0        *
Donna Jean Porter                2,100             2,100           0        *
Prominent Development          125,000           125,000           0        *
Rudy Quesada                     1,000             1,000           0        *
Dave & Lana Rasmussen            4,600             4,600           0        *
Frank Rebarber                   2,500             2,500           0        *
Steven Robert Reynolds           2,100             2,100           0        *
Montie M. & Sally J. Reynolds   10,000            10,000           0        *
Teresa Richard                   1,000             1,000           0        *


          (1)
NAME OF BENEFICIAL OWNER   AMOUNT OF SHARES   NUMBERS OF COMMON   NUMBER OF SHARES
                           OF COMMON STOCK    SHARES OFFERED BY   OF COMMON STOCK
                            OWNED BEFORE           SELLING        OWNED AFTER THE
                              OFFERING           SHAREHOLDERS         OFFERING
                                                               NUMBER     PERCENTAGE
R. Norton & Ann R. Richards     15,000            15,000           0        *
Jim E. & Cynthia A. Rives       10,000            10,000           0        *
Thomas Neil Rooke               10,000            10,000           0        *
Joseph Victor Saccaro            3,000             3,000           0        *
Tony Lee Saccaro                 1,000             1,000           0        *
Sensational Sound               23,000            23,000           0        *
Javaid I. Sheikh                10,000            10,000           0        *
Ann Cytree Shomidie              5,000             5,000           0        *
Joseph R. & E. Susan
 Shook JTWROS                    2,500             2,500           0        *
Robert Elias Simon, Jr.          1,000             1,000           0        *
Nelsen D. Simonsen               1,000             1,000           0        *
David W. Skeen                   2,750             2,750           0        *
Michael W. Menasco &
  Susan K. Slaughter               500               500           0        *
Ronald Kay Smith               412,200           412,200           0        *
Kristi Kae Smith                 1,000             1,000           0        *
Dustin E. Smith                    500               500           0        *
Jerome C. Smith                 50,000            50,000           0        *
Steven Mark Smith                3,000             3,000           0        *
Michael & Eileen Smith JTROS    30,000            30,000           0        *
Fred Spangler, Jr.               1,000             1,000           0        *
Frank P. & Connie L. Staben    100,000           100,000           0        *
Timothy Patrick Starkey          2,000             2,000           0        *
Stephen R & Donna D.
  Meyers Family Trust           10,000            10,000           0        *
Zelda I. Stephens                1,000             1,000           0        *
Blake Robert Stephens            9,000             9,000           0        *
John L. Stich                    5,000             5,000           0        *
Mark A. & Shanna J. Stich        1,000             1,000           0        *
Romano Stulic                    5,000             5,000           0        *
Superfly Financial               5,000             5,000           0        *
Peter Matthew Sweeney              600               600           0        *
Technology Partners 1, LLC     160,000           160,000           0        *
Travis Tenney                   10,000            10,000           0        *
Kalee Tenney                     2,000             2,000           0        *
The CAPPS Trust                 50,000            50,000           0        *
The David G & Sandra
  L. Decker Family Trust        10,000            10,000           0        *
G. Bryan Thomas                 49,500            49,500           0        *
 Thomas E. Richards Trust        6,000             6,000           0        *


        (1)                      (2)                (3)                (4)
NAME OF BENEFICIAL        AMOUNT OF SHARES   NUMBERS OF COMMON   NUMBER OF SHARES
       OWNER              OF COMMON STOCK   SHARES OFFERED BY    OF COMMON STOCK
                            OWNED BEFORE          SELLING        OWNED AFTER THE
                              OFFERING         SHAREHOLDERS          OFFERING
                                                                 NUMBER   PERCENTAGE
Bill Thompson                  3,000             3,000               0        *
Harry W. & Mary K. Tierney     1,000             1,000               0        *
Justin Uhd                       200               200               0        *
Brandi & Matthew Vanderwalker    250               250               0        *
Robert L. Vernam               1,000             1,000               0        *
Marlene Victor                 2,000             2,000               0        *
Victor & Hall, LLC            15,000            15,000               0        *
Steven Wald                    5,000             5,000               0        *
F. Todd Warner                25,000            25,000               0        *
H. Craig & Martha P. Watson   12,500            12,500               0        *
Elizabeth Weaver                 500               500               0        *
Bruce E. & Vicki
  Pauline Westover           300,000           300,000               0        *
Joseph Erickson Westover       1,500             1,500               0        *
Danny White                    5,000             5,000               0        *
Wilford P. White              30,000            30,000               0        *
Wilford D. & Jolynn White     30,000            30,000               0        *
Chad White                     2,500             2,500               0        *
Murray R. & Susan B. White II  5,000             5,000               0        *
Duane R. & Ranona Wiehl        5,000             5,000               0        *
Frederick Bryan & Ila
  H. Wilberg                   2,000             2,000               0        *
 William L. Richards Trust     6,000             6,000               0        *
Lavanda R. Williams            1,500             1,500               0        *
Ronald A. Willis              17,175            17,175               0        *
Keevin L. Willis               8,100             8,100               0        *
Mark A. Willis                16,325            16,325               0        *
Witan, LTD                   100,000           100,000               0        *
John David Wright              3,000             3,000               0        *
Patrick Kenny                 20,000            20,000               0        *

SELLING SHAREHOLDERS RECEIVING COMMON SHARES AS A RESULT OF
WARRANTS OR OPTIONS.

Todd Moore                1,000,000         1,000,000                0        *
J. Brian Morrison           500,000           500,000                0        *
Bourns, Inc.                 60,000            60,000                0        *

SELLING SHAREHOLDER THAT RECEIVED SHARES OF COMMON STOCK BY
CONVERSION OF PROMISSARY NOTES PRIVATELY PLACED

Robert W. Brunson        12,163,893         2,002,523        10,161,370      47%


          (1)                   (2)                (3)             (4)
  NAME OF BENEFICIAL    AMOUNT OF SHARES   NUMBERS OF COMMON  NUMBER OF SHARES
         OWNER           OF COMMON STOCK   SHARES OFFERED BY  OF COMMON STOCK
                          OWNED BEFORE         SELLING        OWNED AFTER THE
                            OFFERING         SHAREHOLDERS        OFFERING
                                                            NUMBER      PERCENTAGE

SELLING SHAREHOLDERS THAT PURCHSED SHARES FROM CRYOCON FROM
FEBRUARY 16, 2001, TO MARCH 1, 2001. (SUBJECT TO RESCISSION
OFFER)
Prominent Development         25,000            25,000             0         *
Revy L. Neely                 37,500            37,500             0         *
Frederick H. Ashby            23,000            23,000             0         *
John Frederick Ashby           5,000             5,000             0         *
Andrew N. Ashby                5,000             5,000             0         *
April A. Ashby                 4,000             4,000             0         *
Preston F. Ashby               4,000             4,000             0         *
Benjamin J. Ashby              2,500             2,500             0         *
Samuel S. Ashby                2,500             2,500             0         *
Adam M. Ashby                  2,500             2,500             0         *
Annie M. Ashby                 1,500             1,500             0         *
The Capps Trust               12,500            12,500             0         *
Anessa Alderman                  600               600             0         *
Richard E. Rhodes              5,000             5,000             0         *
Sheldon Fisher                 7,500             7,500             0         *
William A. Phillips, Jr.       1,000             1,000             0         *

     Robert W. Brunson is the founder, former president and Chief Executive Officer of Cryocon, Inc. Mr. Brunson is currently President of Cryocon's Intellectual Property Division. Mr. Brunson is the beneficial holder of 12,163,893 shares of Cryocon's common stock (including shares registered in this Prospectus). His wife, Debra L. Brunson owns 500,000 shares of Cryocon's stock. The shares registered in this prospectus are 2,002,523 shares Mr. Brunson received upon conversion of a debenture in the principal amount of $50,000.00. Mr. Brunson owns 63% of the Cryocon's issued and outstanding shares of common stock.

     J. Brian Morrison is President and Chief Executive Officer, and Chairman of Cryocon, Inc. Mr. Morrison has options and warrants on 750,000 shares of Cryocon's common stock (including the shares registered in this Prospectus). 250,000 option shares vest over time with 100,000 vesting January 2, 2001, 75,000 shares vesting January 2, 2002, and 75,000 shares vesting January 2, 2003. Assuming the exercise of all his options and warrants, Mr. Morrison owns 3.88% of Cryocon's issued and outstanding shares of common stock.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                      FINANCIAL DISCLOSURE

     On September 21, 2000, a majority of Cryocon's shareholders ratified a Board of Directors resolution, on August 17, 2000, selecting H J & Associates as independent public accountants to audit the Cryocon's books, records and accounts and those of its subsidiary for the year 2000. Larry O'Donnell, CPA, PC, Aurora, Colorado audited Cryocon's consolidated financial statements during fiscal year ending March 31, 2000. Cryocon filed a form 8-K with the Securities and Exchange Commission on September 21, 2000, notifying the shareholders of the change. Larry O'Donnell, CPA provided a letter agreeing to the facts and circumstances regarding the change.

                     ADDITIONAL INFORMATION

     Additional information regarding Cryocon and the shares offered hereby is contained in the Registration Statement on Form SB-2 and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended. We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of the materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the SEC at 1-800-732-0330 for further information on the operation of the public reference rooms. You also can request copies of the documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or obtain copies of the documents from the SEC's web site at http://www.sec.gov. The reports, proxy statements and other information concerning us can also be inspected at the offices of the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc., at 1735 K Street, NW, Washington, DC 20006-1500, (202) 738-8000.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
       SECURITIES ACT LIABILITIES

         Cryocon's indemnification policy covering officers and directors, as contained in the by-laws, provides that Cryocon may indemnify at its discretion any officer or director for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings if he or she acted in good faith, whether brought by or in the right of Cryocon or not; provided that if a proceeding is brought by or on behalf of Cryocon and the officer or director is adjudged to be liable, then no indemnification shall be made with respect thereto; and provided further that no indemnification shall be paid if it has been determined that under the circumstances such officer or director did not meet the standard of conduct relevant to the proceeding. Cryocon may advance costs to an officer or director in connection with proceedings against an him or her as long as he or she undertakes to repay if it is determined that he or she is not entitled to the indemnification. Cryocon may purchase indemnification insurance for officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report                                         F-1

Consolidated Balance Sheets as of March 31, 2000                     F-2

Consolidated Statement of Operations as of March 31, 1999 and 2000   F-3

Consolidated Comparative Statement
of Stockholder's Equity for Years Ended March 31, 1999 and 2000      F-4

Statement of Cash Flows for the Years Ended March 31, 1999 and 2000  F-5

Notes to Financial Statements                                        F-6

        AUDITED FINANCIAL STATEMENTS FOR FISCAL YEAR 2001

Independent Auditor's Report                                         F-10

Consolidated Balance Sheet as of March 31, 2001                      F-11

Consolidated Statements of Operations for
March 31, 2000 and March 31, 2001                                    F-12

Consolidated Statements of
Stockholders' Equity (Deficit)                                       F-13

Consolidated Statements of Cash Flows
For the year ended March 31, 2000 and March 31, 2001                 F-16

Notes to Consolidated Financial Statements                           F-18

                  INDEPENDENT AUDITOR'S REPORT

Board of Directors
ISO BLOCK PRODUCTS USA, INC.


I have audited the accompanying balance sheets of ISO Block Products USA Inc., as of March 31, 2000 and 1999 and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basic for my opinion.

In my opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of ISO Block Products
USA, Inc., at March 31, 2000 and 1999 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Larry O'Donnell, CPA, PC
----------------------------
Larry O'Donnell, CPA, PC
April 28, 2000
Aurora, Colorado

                          ISO BLOCK PRODUCTS USA, INC.
                     CONSOLIDATED COMPARATIVE BALANCE SHEET

                                     ASSETS

                                                March 31,
Current Assets                               2000       1999
--------------                               ----       ----
Cash                                  $       458  $     5,135
Mortgage receivable                        16,200       16,200
Inventory-work in progress                     --       34,540
                                      -----------    ---------
   Total Current Assets                    16,658       55,875

Property & Equipment
--------------------
Office equipment                               --        9,071
Vehicle                                        --       14,273
Less: accumulated depreciation                 --       (4,333)
                                       ----------    ---------
   Net Property & equipment                    --       19,011


TOTAL ASSETS                          $    16,658  $    74,886


                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
-------------------
Accounts payable                           26,304       54,383
Notes payable                                  --      150,360
Accrued interest payable                       --       26,304
                                        ---------    ---------
   Total Current Liabilities               26,304      231,047

Stockholders' Equity
--------------------
Preferred Stock, No Par Value,
   10,000,000 Shares Authorized,
   116,370 Shares Outstanding             114,690     114,690
Common Stock, 50,000,000 Shares
   Authorized, 4,083,984 and
   4,041,484 Shares Outstanding,
   respectively                         2,898,306   2,897,764
Contributed capital                         4,225          --
Accumulated deficit                    (3,026,867) (3,168,615)
                                        ---------   ---------
   Total Stockholders' Equity              (9,646)    156,161

TOTAL LIABILITIES &
   STOCKHOLDERS' EQUITY                    16,658      74,886

The accompanying notes are an integral part of these financial statements.

                  ISO BLOCK PRODUCTS USA, INC.
                    CONSOLIDATED COMPARATIVE
                     STATEMENT OF OPERATIONS


                                           March 31,
INCOME                                  2000         1999
------                                  ----         ----
Sales                              $   118,460  $   286,000

Operating Expenses
------------------
Cost of Goods Sold                      55,406      254,440
General and Administrative               7,684       32,365
                                     ---------     --------
                                        63,090      286,805
                                     ---------     --------

Income (Loss) From Operations           55,370         (805)


Loss from operations of
   discontinued subsidiaries Other          --     (307,301)
Gain on disposal of subsidiaries        86,378           --
                                     ---------      -------

   Net Income (Loss)               $   141,748  $  (308,106)

Earnings (Loss) Per Common Share   $      0.04  $     (0.08)

Weighted Average Shares              4,046,457    3,996,292

The accompanying notes are an integral part of these financial statements.

                  ISO BLOCK PRODUCTS USA, INC.
          CONSOLIDATED COMPARATIVE STATEMENT OF
                      STOCKHOLDERS' EQUITY

                       Preferred                Common             Contr-       Accumu-
                         Stock                  Stock              ibuted        lated
                   Shares     Amount      Shares      Amount       Capital      Deficit          Total
                    ------    ------      ------      ------       -------      -------          -----
Balance at
March 31, 1998     116,370   $ 114,690    3,854,730   $ 2,867,464       --   $ (2,860,509)   $  121,645

Issue of
Common
Shares                                      186,754        30,300                                30,300

Net (loss)
for Year               --          --            --            --       --      (308,106)      (308,106)

Balance at
March 31, 1999    116,370   $ 114,690     4,041,484   $ 2,897,764       --   $ (3,168,615)   $  156,161

Common
Stock
issued for
Services                                    42,500           542                                    542

Services
paid by
Officer                                                              4,225                        4,225

Net income
for Year              --          --            --            --        --       141,748        141,748

Balance at
March 31, 2000   116,370    $ 114,690    4,083,984   $ 2,898,306   $ 4,225  $ (3,026,867)    $   (9,646)

The accompanying notes are an integral part of these financial statements.

                          ISO BLOCK PRODUCTS USA, INC.
                            CONSOLIDATED COMPARATIVE
                             STATEMENT OF CASH FLOWS


March 31,
Cash Flow From Operating Activities          2000            1999
-----------------------------------          ----             ----
Net Income (loss)                         $ 141,748      $(308,106)
    Depreciation                                500          2,000
    Write down of investment franchise           --        114,233
    Gain on discontinued operations         (86,378)            --
    Services paid by officer                  4,225             --
    Common stock issued for expenses            542         30,300
    (Increase) Decrease in:
    Accounts receivable- trade                   --        135,850
    Accounts receivable- officer                 --          2,000
    Inventory-work in process                34,540        200,954
    Deposits                                     --          2,551
    Increase (Decrease) in:
    Accounts payable                            146        (26,998)
    Accrued interest-payable                     --          8,117
                                             ------        -------
         Net Cash Used in Operating
            Activities                       95,323        160,901

Cash Flows From Financing Activities
------------------------------------
Proceeds From Notes Payable                      --         24,300
Payments on Notes Payable                  (100,000)      (184,300)
                                            -------        -------
   Net Cash Provided by (used in)
       Financing activities                (100,000)      (160,000)

Net Increase (decrease) in Cash              (4,677)           901

Cash-Beginning of Year                    $   5,135      $   4,234

Cash-End of Year                          $     458      $   5,135

Supplemental disclosure of cash flow information

Cash paid during the year for Interest    $     --       $  16,101

Noncash investing and financing activities:
  Common stock issued for expenses        $     542      $  30,300

  Service paid by capital contributions   $   4,225      $      --

The accompanying notes are an integral part of these financial statements.

                  ISO Block Products USA, Inc.
         Notes to the Consolidated Financial Statements
           For the Years ended March 31, 2000 and 1999

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Description
The Company was incorporated on April 28, 1986 under the laws of the State of Colorado under the name of Champion Computer Rentals, Inc. The Company's Articles of Incorporation were amended to change the name of the corporation to ISO Block Products USA, Inc. from Champion Computer Rentals, Inc. effective on September 21, 1994.

Franchising Operations

Effective January 24, 1997, ISO acquired 100% stock of Franchise
Connection, Inc. and its wholly owned subsidiary Brilliant Marketing, Inc. The Acquisition was accounted for as a purchase by ISO and the accompanying financial statements present historical results of ISO and include Franchise Connection, Inc. and Brilliant Marketing, Inc.
activities from the effective date of the acquisition.

Franchise Connection, Inc. was incorporated in Colorado in 1996 with headquarters in Denver, Colorado. The Company plans to form strategic partnerships with prospective or existing franchise operations (Franchisers) under which it will provide them with marketing and sales services plus business and legal services in return for an equity interests in, and/or a portion of their royalties. On August 31, 1999, the Company transferred all of its subsidiaries to a shareholder for relief of their debt.

Consolidation

The financial statements include the accounts of ISO and its wholly-owned subsidiaries Franchise Connection, Inc., Brilliant Marketing, Inc., and Magna Dry, Inc. All significant inter-company balances have been eliminated in consolidation.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of mortgages receivable.

The Company's mortgages receivable are concentrated in German real estate and are concentrated in a limited number of borrowers. The mortgages are from high quality entities and secured by high value real estate to limit the Company's exposure to concentrations of credit risk.

During 1998, the Company began foreclosure proceedings in Germany on most of its mortgages receivable. Although legal counsel handling the case for the Company believes that a favorable outcome will be reached, no one can say when or if all of the approximately $1,153,000 will be recovered. Therefore the Company has decided to treat the mortgages as bad debts until such time as the foreclosure has been settled.

Cash

All amounts are stated in U.S. dollars. For purposes of statement of cash flows, the Company considers all short term debt securities purchased with a maturity of three months on loss to be cash equivalents.

Property & Equipment

Property & equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets.

                  ISO Block Products USA, Inc.
         Notes to the Consolidated Financial Statements
           For the Years ended March 31, 2000 and 1999

Foreign Currency Translation

The functional currency for the Company's foreign operations is the applicable local currency. The translation of the applicable foreign currency into U.S. Dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are included in shareholders, equity.

Income (Loss) Per Common Stock

Income (loss) per common share is based upon the weighted average number of common shares outstanding during each period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results differ from those estimates.

NOTE 2. STOCKHOLDERS' EQUITY

Effective December 31, 1993, the Company adopted a 1993
Compensatory Stock Option Plan with 1,000,000 common shares reserved for issuance and a 1993 Employee Stock Compensation Plan with 500,000 common shares reserved for issuance. As of March 31, 2000, the Compensatory Stock Option Plan has 600,000 shares outstanding.

NOTE 3. NOTE RECEIVABLE -OFFICER

The Company loaned the President of the Company, Egin Bresnig, $2,000
The note bears interest at 6% per annum and was retired on March 1, 1999.

NOTE 4. INVENTORY WORK IN PROCESS

Inventory is recorded at cost, on a first-in, first-out basis. Inventory consists of lots and construction costs located in Broomfield, Colorado where the Company has constructed and sold one home.

NOTE 5. NOTES PAYABLE
The Company had notes payable with interest at 15% per annum payable to Mr. Hal Schavet. The notes were due upon completion of the house constructed by the Company in Broomfield, Colorado, The notes were secured by property and house. The balance outstanding at March 31, 1998 was $135,000. The note was retired during the year ended March 31, 1999.
On December 1, 1997 The Company executed a promissory note payable with interest at 3.5% per annum payable to Mr. Hal Schavet and Phillis Schavet. The Company commits to the payment of $50,000 of the first $125,000 received from the sale of any country, area or local Magna Dry franchises as principle payment. The Company also commits to the payment to the payee of 10% of the net proceeds received from the sale of any country, area or local Magna-Dry franchise until these payments total 20% or $20,000 which shall be designated as interest payments. After such event, the Promisor commits to the payment of 5% of the net proceeds received from the sale of any country area or local Magna-Dry franchise until these payments total
10% of $10,000 which shall be designated as interest payments. The note was due in full on November 30, 1998.

                  ISO Block Products USA, Inc.
         Notes to the Consolidated Financial Statements
           For the Years ended March 31, 2000 and 1999

The total principal outstanding at March 31, 1999 was $100,000.
On March 1, 2000 the Company transferred its lot to Hal and Phillis Schavet, plus 40,000 common shares, to retire this note.

On October 6, 1997, the Company signed a promissory note payable to Elaine Wicker with interest payable at 20% Per annum. The note is secured by the house and lot the Company constructed in Broomfield, Colorado. The note was due upon the completion and sale of the house. The balance outstanding at March 31, 1998 was $25,000. The note was retired during the year ended March 31, 1999.

On October 1, 1997, the Company signed a letter of agreement payable to Elaine Wicker. The letter of agreement provides that for advance sum of $25,000 to Magna-Dry, USA, LLC, Magna-Dry USA, LLC will be obligated to paying to Elaine Wicker 50% of any franchise fees received by Magna Dry USA, LLC until the amount of $25,000 is repaid.

Magna-Dry, USA, LLC also grants to Elaine Wicker an interest equal to 50% in any franchise operated by Magna-Dry, USA, LLC in the greater Denver Metro Area. This obligation was assumed by the shareholder who acquired the subsidiaries.

The Company has executed two notes payable to Ada Wilson totaling $50,360 payable with interest at 15% per annum. These notes were assumed by the shareholder who acquired the subsidiaries.

Note 6. DISCONTINUED OPERATIONS, DISPOSAL OF SUBSIDIARIES

On August 31, 1999 the Company transferred its holdings in Franchise Connection and Magna Dry, LLC to a stockholder in exchange for the assumption of all debts of Franchise Connection and Magna-Dry, USA, LLC.

Since the Company had consolidated these subsidiaries, its recognized a gain for the excess of the liabilities over the assets of the subsidiaries of $86,378.

Note 7. INCOME TAXES

The Company has no current or deferred income tax liability due to accumulated losses during the development stage. The Company has net operating losses totaling $3,026,417 which are available to offset future taxable income. These NOL's expire through 2008. Since realization of the tax benefits of these net operating losses is not assured beyond any reasonable doubt, no recognition has been given to possible future tax benefits in the financial statements. A deferred tax benefit is of $1,170,000 has been offset by a valuation allowance.

During the year ended March 31, 2000, the Company utilized a portion of its net operating loss carryover recognizing a benefit of approximately $40,000 which reduced the entire amount of its income tax expense.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)

                CONSOLIDATED FINANCIAL STATEMENTS

                         March 31, 2001

                  INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Cryocon, Inc. and Subsidiary
(Formerly ISO Block Products USA, Inc.)
(A Development Stage Company)
Ogden, Utah

We have audited the accompanying consolidated balance sheet of Cryocon, Inc. and Subsidiary (formerly ISO Block Products USA, Inc.) (a development stage company) as of March 31, 2001 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended March 31, 2001 and from inception on October 20, 1999 through March 31, 2000 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cryocon, Inc. and Subsidiary (formerly ISO Block Products USA, Inc.) (a development stage company) as of March 31, 2001 and the consolidated results of their operations and their cash flows for the year ended March 31, 2001 and from inception on October 20, 1999 through March 31, 2000 and 2001 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company is a development stage company with no significant operating results to date, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
July 5, 2001

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
                   Consolidated Balance Sheet
                             ASSETS
                                                      March 31,
                                                      2001
CURRENT ASSETS
 Cash                                              $       8,980
 Accounts receivable, net (Note 1)                        30,647
 Deposits and prepaid expenses                            34,214

    Total Current Assets                                  73,841

PROPERTY AND EQUIPMENT, NET (Notes 1 and 2)            2,250,790

OTHER ASSETS

  Patents, trademarks and licenses, net (Note 1)        329,267

    Total Other Assets                                  329,267

    TOTAL ASSETS                                    $ 2,653,898

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable                                  $   341,552
  Accrued expenses (Note 5)                             605,965
  Stock deposits (Note 6)                               284,391
  Note payable, related party (Note 3)                  191,964
  Current portion long-term debt (Note 4)             1,603,891

   Total Current Liabilities                          3,027,763

LONG-TERM LIABILITIES

 Long-term debt (Note 4)                                146,966

 Total Long-Term Liabilities                            146,966

    TOTAL LIABILITIES                                 3,174,729

STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock: 50,000,000 shares authorized
  of no par value, 19,319,837 shares
  issued and outstanding                              7,158,329
 Deficit accumulated during the development stage    (7,679,160)
   Total Stockholders' Equity (Deficit)                (520,831)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)$ 2,653,898

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
              Consolidated Statements of Operations



                                   For the       From Inception on
                                 Year Ended   October 20, 1999 Through
                                  March 31,          March 31,
                                    2001         2000          2001

REVENUES                       $   141,405   $   22,505   $   163,910

EXPENSES

 Cost of Sales                      57,804        6,979        64,783
 Advertising                       397,159       53,524       450,683
 Bad debt expense                   11,000            -        11,000
 Depreciation and amortization     228,999       42,299       271,298
 General and  administrative     5,344,796      963,490     6,308,286

   Total Expenses                6,039,758    1,066,292     7,106,050

OPERATING LOSS                  (5,898,353)  (1,043,787)   (6,942,140)

OTHER INCOME (EXPENSE)

 Interest income                     3,504            -         3,504
 Other income                        2,097            -         2,097
 Loss on sale of assets            (27,515)           -       (27,515)
 Interest expense                 (688,962)     (26,144)     (715,106)

  Total Other Income (Expense)    (710,876)     (26,144)     (737,020)

NET LOSS                       $(6,609,229) $(1,069,931)  $(7,679,160)

BASIC LOSS PER SHARE           $     (0.53) $     (0.31)

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING             12,538,082    3,472,710

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                                   Deficit
                                                                 Accumulated
                                                                  During the
                                               Common Stock       Development
                                             Shares     Amount      Stage
Balance at inception on
 October 20, 1999                                -     $      -     $       -

Issuance of common stock to founders
 for services at $0.00 per share             1,000            -             -

Issuance of common stock to founders
 for services at $.00 per share            524,000            -             -

Issuance of common stock to founders
 for services and intangible assets at
 $0.00 per share                         9,700,000            -             -

Issuance of common stock for services
 at $0.75 per share                        100,000       75,000             -

Issuance of common stock for cash
 at $0.50 per share                         10,000        5,000             -

Issuance of common stock for services
 at $0.50 per share                          5,000        2,500             -

Issuance of common stock for cash
 at $0.50 per share                         10,000        5,000             -

Issuance of common stock for cash
 at $0.50 per share                          4,000        2,000             -

Issuance of common stock for services
 at $0.50 per share                         16,000        8,000             -

Issuance of common stock for services
 at $0.75 per share                        100,000       75,000             -

Issuance of common stock for services
 at $0.75 per share                        500,000      375,000             -

Issuance of common stock for cash at
 $1.00 per share                            10,000       10,000             -

Balance forward                         10,980,000     $557,500    $        -

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
    Consolidated Statements of Stockholders' Equity (Deficit)
                           (Continued)

                                                                    Deficit
                                                                  Accumulated
                                                                  During the
                                           Common Stock           Development
                                       Shares          Amount       Stage
Balance forward                       10,980,000    $  557,500    $         -

Issuance of common stock for cash
 at $1.00 per share                       10,000        10,000              -

Issuance of common stock for cash
 at $1.00 per share                       10,000        10,000              -

Net loss from inception on
 October 20, 1999 through
 March 31, 2000                       __________     _________     (1,069,931)

    Balance, March 31, 2000           11,000,000       577,500     (1,069,931)

Recapitalization                       1,237,724             -              -

Warrants issued below market
 value                                         -       980,000              -

Issuance of common stock upon exercise
 of options at $0.50 per share            17,500         8,750              -

Issuance of common stock for
 services at $5.375 per share             10,000        53,750              -

Issuance of common stock upon exercise
 of options at $0.50 per share            31,650        15,825              -

Issuance of common stock for cash
 at $0.01 per share                    2,880,000        28,800              -

Issuance of common stock for cash
 at $0.50 per share                    1,294,000       647,000              -

Issuance of common stock for cash
 at $1.00 per share                    1,355,437     1,355,437              -

Issuance of common stock for cash
 at $2.00 per share                      237,500       475,000              -

Issuance of common stock for cash
 at $2.00 per share                      782,118     1,564,236              -

Stock issuance costs                           -      (390,708)             -

Balance Forward                       18,845,929    $5,315,590    $(1,069,931)

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
    Consolidated Statement of Stockholders' Equity (Deficit)
                           (Continued)

                                                                          Deficit
                                                                        Accumulated
                                                                        During the
                                                 Common Stock           Development
                                          Shares          Amount           Stage
Balance Forward                         18,845,929    $ 5,315,590    $ (1,069,931)
Issuance of common stock upon exercise
 of options at $0.50 per share              13,250          6,625               -

Issuance of common stock for
 services at $2.25 per share               300,000        675,000              -

Options issued below market
 value                                           -        268,110              -

Issuance of common stock upon exercise
 of options at $0.50 per share               6,000          3,000              -

Issuance of common stock for services
 at $3.063 per share                         3,658         11,204              -

Issuance of common stock for
 services at $2.25 per share                51,000        114,750              -

Issuance of common stock for
 services at $2.50 per share               100,000        250,000              -

Additional interest recorded on
  convertible debentures                         -        514,050              -

Net loss for the year ended
 March 31, 2001                                  -              -     (6,609,229)

Balance , March 31, 2001                19,319,837   $  7,158,329   $ (7,679,160)

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
              Consolidated Statements of Cash Flows

                                             For the             From Inception on
                                            Year Ended       October 20, 1999 Through
                                             March 31                 March 31
                                               2001            2000             2001
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                  $ (6,609,229)   $ (1,069,931)   $ (7,679,160)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
  Amortization and depreciation                 228,999          42,299         271,298
  Options and warrants issued below market
    value                                     1,248,110               -       1,248,110
  Loss on sale of assets                         27,515               -          27,515
  Bad debt expense                               11,000               -          11,000
  Additional expense recorded on convertible
    debentures                                  514,050               -          514,050
  Common stock issued for services rendered   1,104,704         535,500        1,640,204
 (Increase) decrease in:
   Accounts receivable                          (29,036)        (12,611)         (41,647)
   Deposits and prepaids                        (34,214)              -          (34,214)
   Stock deposits                               284,391               -          284,391
   Accounts payable and accrued expenses        791,492         156,025          947,517

   Net Cash Used by Operating Activities     (2,462,218)       (348,718)      (2,810,936)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase or development of intangibles               -        (449,000)        (449,000)
 Equipment purchases                           (156,919)       (222,951)        (379,870)
 Purchase of building                                 -      (2,050,000)      (2,050,000)

   Net Cash (Used) by Investing Activities     (156,919)    (2,721,951)       (2,878,870)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash            4,104,673        42,000         4,146,673
  Stock offering costs                          (390,708)            -          (390,708)
  Issuance of notes payable                      382,741     3,105,846         3,488,587
  Payments made on notes payable              (1,540,360)       (5,406)       (1,545,766)

   Net Cash Provided by Financing Activities   2,556,346     3,142,440         5,698,786

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                     (62,791)       71,771             8,980

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                              71,771             -                 -

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                               $     8,980   $    71,771    $        8,980

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
        Consolidated Statements of Cash Flows (Continued)

                                           For the         From Inception on
                                          Year Ended    October 20, 1999 Through
                                           March 31,            March 31,
                                             2001          2000          2001
CASH PAID FOR:
  Interest                               $    115,611     $   3,944   $   119,555
  Income taxes                           $          -     $       -   $         -

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Common stock issued for services          $ 1,104,704     $ 535,500   $ 1,640,204
Vehicles purchased under notes payable    $    65,549     $       -   $    65,549

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  General Information

       The  consolidated financial statements presented are those of  Cryocon,  Inc. (Cryocon Colorado) and its wholly-owned
       subsidiary,  Cryocon, Inc. (Cryocon  Utah).   Collectively
       they are referred to herein as "the Company".

       Cryocon Colorado was incorporated on April 28, 1986 under the laws of the State of Colorado, under the name Champion Computer Rentals, Inc. Effective September 21, 1994, the name was changed to ISO Block Products USA, Inc. As part of the reorganization with Cryocon Utah, the name was changed to Cryocon, Inc. on September 21, 2000.

       Cryocon Utah was organized under the laws of the State of Utah on October 20, 1999. The Company is engaged in the study of extremely low temperatures and how materials react to those temperatures and treating various materials with those temperatures to improve their characteristics.

       On August 16, 2000, Cryocon Colorado and Cryocon Utah completed an Agreement and Plan of Reorganization whereby Cryocon Colorado issued 44,000,000 shares (11,000,000 shares post-split) of its common stock is exchange for all of the outstanding common stock of Cryocon Utah.

       The acquisition was accounted for as a recapitalization of Cryocon Utah because the shareholders of Cryocon Utah controlled the Company after the acquisition. Therefore, Cryocon Utah is treated at the acquiring entity. There was no adjustment to the carrying value of the assets of liabilities of Cryocon Utah in the exchange. Cryocon Colorado is the acquiring entity for legal purposes and Cryocon Utah is the acquiring entity for accounting purposes. On September 21, 2000, the shareholders of the Company authorized a reverse stock split of 1-for-4. All references to shares of common stock have been retroactively restated.

       b.  Accounting Method

       The   Company's  consolidated  financial  statements   are
       prepared  using  the  accrual method of  accounting.   The
       Company has elected a March 31 year end.

       c.  Basic Loss Per Share

       The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock options, have not been included in the calculation as their effect is antidilutive for the periods presented.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       c.  Basic Loss Per Share (Continued)
                                       For the Year Ended
                                         March 31, 2001

                             Loss            Shares      Per Share
                           (Numerator)    (Denominator)    Amount

                          $(6,609,229)     12,538,082     $(0.53)

                                      For the Period Ended
                                        March 31, 2000
                             Loss            Shares      Per Share
                          (Numerator)    (Denominator)     Amount

                         $(1,069,931)      3,472,710      $(0.31)
d.  Provision for Taxes

At March 31, 2001, the Company has net operating loss carryforwards of approximately $7,600,000 that may be offset against future taxable income through 2021. No tax benefit has been reported in the consolidated financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                           For the Years Ended
                                                March 31,
                                         2001                2000
Income tax benefit at statutory rate    $ 2,511,500       $ 406,500
Change in valuation allowance            (2,511,500)       (406,500)

                                        $         -       $       -

Deferred  tax  assets (liabilities) are comprised  of  the
following:
                                         For the Years Ended
                                              March 31,
                                           2001             2000

 Income tax benefit at statutory rate    $ 2,918,000  $  406,500
 Change in valuation allowance            (2,918,000)   (406,500)
                                         $         -  $        -

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       d.  Provision for Taxes (Continued)
       Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

       e.  Cash Equivalents

       The Company considers all highly liquid investment with a maturity of three months or less when purchased to be cash equivalent.

       f.  Principles of Consolidation

       The consolidated financial statements include those of Cryocon, Inc. (Cryocon Colorado) and it's wholly-owned subsidiary, Cryocon, Inc. (Cryocon Utah). All significant intercompany accounts and transactions have been eliminated.

       g.  Revenue Recognition

       Revenue is recognized on an accrual basis when the product is shipped.

       h.  Property and Equipment

       Property   and   equipment  are  stated   at   cost   with
       depreciation and amortization computed on the straight-line method. Property and equipment are depreciated over the following estimated useful lives:
                                     Years

       Office furniture               5-10
       Machinery and equipment        5-10
       Building                       39.5
       Vehicles                        5

i.  Patents, Trademarks and Licenses

                                                                            Net Book
                                                                              Value
                                          Term       Cost     Amortization    2001
Product rights                           5 years   $ 100,000   $  26,666   $ 73,334
Customer lists, patents  and trademarks  5 years     349,000      93,067    255,933
                                                   $ 449,000   $ 119,733   $329,267

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000


NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       i.  Patents, Trademarks and Licenses (Continued)

       Product rights, customer lists, patents and trademarks have been capitalized and amortized over five years using a straight line method. The total amortization of production costs for the years ended March 31, 2001 and 2000 amounted to $89,800 and $29,933, respectively.

       The  Company  evaluates the recoverability of  intangibles and reviews the amortization period on an annual basis. Several factors are used to evaluate intangibles, including, but not limited to, management's plans for future operations, recent operating results and projected, undiscounted cash flows.

       j.  Accounts Receivable

       Accounts receivable are shown net of the allowance for doubtful accounts of $11,000 as of March 31, 2001.

       k.  Equity Securities

       Equity securities issued for services rendered have been accounted for at the fair market value of the securities on the date of issuance.

       l. Production Costs

       The Company classifies the costs of planning, designing and establishing the technological feasibility of development costs and charges those costs to expense when incurred. Costs of maintenance and customer support are charged to expense when costs are incurred.

       m. Advertising

       The Company follows the policy of charging the costs of advertising to expense as incurred.

       n.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       o.  Change in Accounting Principles

       The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

       The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

       The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's consolidated financial statements.

       p.  Stock Options
       The company applies Accounting Principles Board ("APB") 25, "Accounting for Stock Issued to Employees," and
       related  interpretations  in  accounting  for  all   stock
       option plans. Under APB 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       p.  Stock Options (Continued)
       FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide proforma information regarding net income (loss) and net income (loss) per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes options pricing model using the following assumptions. The U.S. Treasury rate for the period equal to the expected life of the options was used as the risk-free interest rate. The expected life of the options is one to five years. The volatility used was 586.91% based upon the historical price per share of shares sold. There are no expected dividends.

     Under the accounting provisions of SFAS 123, the Company's net loss for the years ended March 31, 2001 and 2000 would have changed from the reported net loss as follows:
                         2001                2000

  Net loss:
   As  reported       $ (6,609,229)    $ (1,069,931)
   Pro forma           (13,780,222)      (1,069,931)

  Net loss per share:
   As  reported       $      (0.53)    $      (0.31)
   Pro forma                 (1.10)           (0.31)

       Pursuant  to  SFAS 123, additional expense  of  $1,248,110 was recorded during the year ended March 31, 2001 as a result of options and warrants granted below market value to non-employees.

NOTE 2 -PROPERTY AND EQUIPMENT

        Property and equipment as of March 31, 2001 are detailed in the following summary:
                                                          Net Book
                                             Accumulated    Value
                                   Cost     Depreciation     2001

Office furniture and fixtures   $  233,711    $ 35,654   $  198,057
Vehicles                            29,945       5,490       24,455
Machinery and equipment            314,532      37,124      277,408
Building and land                1,816,324      65,454    1,750,870

Total                           $2,394,512    $143,722  $2,250,790

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 2 - PROPERTY AND EQUIPMENT (Continued)
       Depreciation expense is computed principally on the straight-line method in amounts sufficient to write off the cost of depreciable assets over their estimated useful lives. Depreciation expense for the years ended March 31, 2001 and 2000 amounted to $139,199 and $12,366, respectively.

NOTE 3 - NOTE PAYABLE - RELATED PARTY
       Note payable - related party as of March 31, 2001 is detailed in the following summary:

                                                                2001
       Note payable to a shareholder and former CEO; with an
       interest rate of 12%; unsecured; is due on demand.     $ 191,964

       Less:  current portion                                  (191,964)

       Long-term portion                                      $       -

NOTE 4 -   LONG-TERM DEBT
        Notes  payable as of March 31, 2001 are detailed  in  the
following summary:
                                                                    2001
       Note payable to an individual; includes interest at 18%;
       due April 8, 2001, secured by processor.                   $ 30,000

       Notes payable to an individual, originally due on February
       28, 2001, includes interest at 12%, secured by land, currently
       in  default (see note below).                               100,000

       Notes payable to an individual, due April 30, 2001, non-
       interest bearing, unsecured.                                100,000

       Note payable to a company, originally due February
        28, 2001, interest at 8.5% through February 28, 2001,
        interest at 15% once in default, interest only payments
        were due monthly through February 28, 2001, currently
        in default, secured by building (see note below).       1,350,000

       Note payable to an individual, includes interest at 8%,
        payments of $3,117 due monthly, due December 31, 2006,
        secured by intangible assets.                             170,857

      Total long -term debt                                     1,750,857
      Less:  current portion                                   (1,603,891)
      Long-term portion                                       $   146,966

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000


NOTE 4 -   LONG-TERM DEBT (Continued)

       The Company is currently working on negotiations to restructure the long-term debt that is in default. These negotiations on payment plans were not finalized as of the date of our audit report. Accordingly, amounts in default are being shown as current liabilities until the agreements are finalized.

       Maturities of long-term debt are summarized below:

                                  Year Ended
                                  March 31,        Amount
                                  2002         $1,603,891
                                  2003             25,874
                                  2004             28,021
                                  2005             30,347
                                  2006             32,866
                                  2007             29,858

                                  Total       $ 1,750,857

NOTE 5 -   ACCRUED EXPENSES

       Accrued expenses as of March 31, 2001 are summarized as follows:

           Accrued wages and consulting               $ 340,546
           Payroll taxes                                156,167
           Accrued interest                              81,501
           Other                                         27,751

           Total Accrued Expenses                     $ 605,965

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 6 -   COMMON STOCK
       The Company is authorized to issue 50,000,000 shares of common stock with no par value. In November of 1999, 10,225,000 shares were issued as founders shares to officers for the transfer of intangible assets and services valued at predecessor cost of $-0-. The Company issued an additional 775,000 shares of common stock during the year ended March 31, 2000 for cash and services at prices ranging from $0.50 to $1.00 per share.

       On February 9, 2001, the Company entered into an agreement with Citizen Asia Pacific, Ltd. to promote the Company is Asia and other non-US markets. The Company issued 300,000 shares of common stock valued at $675,000 for their consulting fees. On the same date, the Company entered into an agreement with an individual to promote the Company in Europe. The Company has agreed to issue 20,000 shares of common stock valued at $45,000 for the consulting fee. The $45,000 fee has been included in accrued expenses as of March 31, 2001, until the shares are issued.

       On January 12, 2001, the Company issued warrants to its shareholders to purchase 3,714,585 shares of common stock. The exercise price for the warrants is eighty (80%) percent of the market price of the Company's common stock on the day immediately prior to the day that the shareholders elect to exercise the warrants, with a minimum exercise price of $2.00 per share. The shares to be issued pursuant to the exercise of the warrants are not to be issuable until after the effective date of the Company's registration statement originally filed February 9, 2001, which includes the issuance of the underlying shares of common stock. The warrants will be valued pursuant to the Black-Scholes pricing model once the measurement date is determined (the effective date of the registration statement). No expense was recorded for the warrants during the year ended March 31, 2001 since the measurement date was determined to be subsequent to year end.

       On February 16, 2001, the Company entered into a written agreement with Millennium Capital, granting Millennium the right to purchase up to 1,500,000 shares of the Company's outstanding common shares, at a price that is eighty percent (80%) of the market price of the Company's common stock on the business day immediately prior to the day that Millennium purchases the shares. The written agreement was executed after the filing of the registration statement originally filed on February 9, 2001. The Company believes that the written offer to sale the shares of common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The Securities and Exchange Commission, however, indicated in its comments to the second amendment to the registration statement that the written offer to sell the shares to Millennium Capital may have been made in violation of section 5. To the Company's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about the Company in connection with its due diligence. No public solicitation or general advertising was done in connection with the issuance of options. The Company did not pay any fees or commissions in connection with this sale.

       From February 16, 2001 to March 1, 2001, the Company sold 139,100 restricted shares of common stock to eight individuals, five current shareholders and three new investors at a price of $2.00 per share. The Company received $278,200 in gross proceeds from the sale of the restricted shares. The Company believes that the sale of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The sale of the shares occurred after filing of the registration statement on February 9, 2001. As shareholders prior to the investment, these investors received the Company reports filed pursuant to the Exchange Act, and were familiar with the Company operations and financial condition. No public solicitation or general advertising was done in connection with this sale. The Company did not pay any fees or commissions in connection with this sale. The Securities and Exchange Commission, however, indicated in its comments to the second amendment to the registration statement that the sale of the shares after filing the registration statement may have been made in violation of section 5.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

       Based on comments received by the SEC, the Company believes the issuance or sale of these securities may have been in violation of the Securities Act of 1933, as amended. Accordingly, the Company may be liable to the offerees. The Company has offered to rescind the prior sales and issuances by offering to repurchase the securities from the offerees as follows:

       2. The Company will pay the shareholders owning the 139,100 shares of common stock, which elect to accept the rescission offer, $2.00 per share, plus an amount equal to the interest thereon, at the appropriate statutory rate from the date of issuance of the securities until the expiration of the rescission offer.

       3. Since the warrants were issued without payment of cash, or any other consideration, the Company will pay the option holders, which elect to accept the rescission offer, $0.005 per warrant. The Company's aggregate liability for the rescission offer of the warrants is $6,191.

       4. The potential liability of this rescission offer is approximately $284,391 as of March 31, 2001. This amount has been accrued as "stock deposits" until the Company has determined whether or not they will be required to repay the shareholders. If the shareholders do not accept the rescission offer, the Company will issue the corresponding shares and record the original funds received as equity.

       The rescission offer will expire on the later of (1) August 31, 2001 (30 days after the Effective Date of the Registration), or 30 days after the date each offeree received the Prospectus (the "Expiration Date"). The rescission offer does not apply to any of the Company's other securities.

       The Company has not contractually arranged financing, by underwriters or otherwise, of the repurchase of the subject securities from offerees who accept the rescission offer. Upon acceptance of the rescission offer by the offerees, the Company will attempt to arrange financing or underwriting of the rescission or purchase back the subject securities with operating capital. Assuming the rejection of the rescission offer by Millennium Capital, the Company is confident that it will have sufficient capital necessary to fund the rescission offer.

       While the Company's management believes that it will be able to arrange for financing or underwriting of the rescission offer, the Company shall retain the right, on or before the expiration date, to declare the entire rescission offer ineffective and return all completed elections, together with the certificates or other instruments representing the rescission securities, to the offerees who accepted the rescission offer.

       During the year ended March 31, 2001, the Company issued 68,400 shares of common stock upon exercise of stock options at $0.50 per share. The Company also issued 164,658 shares of common stock during the year ended March 31, 2001 for services rendered valued at prices ranging from $2.25 to $5.375 per share

       The Company entered into certain Securities Purchase Agreements and convertible debentures with Paragon Venture Capital Fund and issued a total of 6,549,055 shares of common stock at prices ranging from $0.01 to $2.00 per share for total proceeds of $4,070,473. The Company recorded additional interest expense of $514,050 for the year ended March 31, 2001 pursuant to EITF 98-5 as a result of the convertible debentures issued below the market value of the shares on the date the agreements were entered into.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000

NOTE 7 -   STOCK OPTIONS AND WARRANTS

       Stock Options

       A summary of the status of the Company's stock options as of March 31, 2001 and changes during the year ending
       March 31, 2001 are presented below:

                              Weighted         Weighted
                              Average          Average
                              Exercise        Grant Date
                              Options           Price       Fair Value

Outstanding, March 31, 2000    375,000      $    0.50        $    0.00
  Granted                    1,880,817           1.19             3.12
  Expired/Canceled                   -              -               -
  Exercised                    (68,400)         (0.50)           (0.00)

Outstanding, March 31, 2001  2,187,417      $    1.11        $    2.77

Exercisable, March 31, 2001  1,379,417      $    0.95        $    2.70

       The total amount of outstanding stock options at March
       31, 2001 is summarized as follows:

      Shares         Price                         Expiration
      306,600        $0.50                       December 31, 2001
       30,000        $1.00                       October 6, 2003
       30,000        $1.00                       December 15, 2003
      250,000        $1.50                       November 27, 2001
      250,000        $1.50                       October 4, 2001
       41,696        $1.50                       March 21, 2002
        8,959        $1.50                       September 11, 2001
       50,000       Note 1(b)                    Note 1(a)
       37,503        $1.50                       September 17, 2001
       60,000       Note 1(b)                    Note 1(a)
      250,000       Note 1(b)                    Note 1(a)
      250,000       Note 1(b)                    Note 1(a)
       30,000        $1.00                       Note 1(a)
      250,000       Note 1(b)                    Note 1(a)
      250,000        $1.50                       December 31, 2005
       92,659        $1.50                       January 1, 2004
    2,187,417

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000


NOTE 7 -        STOCK OPTIONS AND WARRANTS (Continued)

       Stock Options (Continued)

                Note 1(a):These options expire 180 days following termination of employment with the Company.
                Note 1(b):The exercise price for these options is $1.50 per share for the first vesting and 80% of the average market value for the month of December preceding the additional vesting dates.

       Stock Warrants

       A summary of the status of the Company's stock warrants as of March 31, 2001 and changes during the year ended
       March 31, 2001 are presented below:

                                           Weighted        Weighted
                                           Average         Average
                                           Exercise        Grant Date
                               Warrants     Price          Fair Value

Outstanding, March 31, 2000           -    $      -       $        -
       Granted                5,214,585        0.03             0.41
       Expired/canceled               -           -                -
       Exercised                      -           -                -

Outstanding, March 31, 2001   5,214,585    $   0.03       $     0.41

Exercisable, March 31, 2001   1,500,000    $   0.10       $     1.41

       As discussed in Note 6, the Company issued warrants to its shareholders to purchase 3,714,585 shares of common stock. As of March 31, 2001, the measurement date on the warrants was not established pending the effective date of the registration statement, registering the underlying shares to be issued. Accordingly, at March 31, 2001, there was no exercise price or weighted average grant date fair value. An additional 1,500,000 warrants were granted to a consultant and an employee during the year ended March 31, 2001, exercisable at $0.10 per share and expire on December 31, 2005.

                  CRYOCON, INC. AND SUBSIDIARY
             (Formerly ISO Block Products USA, Inc.)
                  (A Development Stage Company)
         Notes to the Consolidated Financial Statements
                     March 31, 2001 and 2000


NOTE 8 -   GOING CONCERN

       The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to raise additional funds through an SB-2 filing in order to fund operations until revenues are sufficient to cover the operating expenses. The Company is also trying to restructure its long-term debt and dispose of certain assets, if needed, in order to reduce operating expenses. Until that time, the stockholders have committed to covering the operating costs of the Company.

       Additionally, the Company is registering a rescission offer concerning certain securities that may have been offered or issued in violation with state and/or federal securities laws (see Note 6). There are no assurances that (1) the existing stockholders and warrant holders subject to rescission will elect to retain their stock ownership and stock warrants and (2) the Company will be able to raise additional working capital through either private placements or public offerings. To the extent that funds generated from operations, standby investors and any private placements or public offerings are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may be required to curtail its operations.

       This rescission raises substantial doubt about the Company's ability to continue as a gong concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 -   SUBSEQUENT EVENTS

       On March 30, 2001, the Company entered into an agreement with Tool, Inc., a Utah Corporation, to exchange all of the outstanding shares of Tool, Inc. for 250,000 shares of the Company's outstanding stock. The agreement was effective as of April 3, 2001 when the 250,000 shares were distributed equally to the four stockholders of Tool, Inc.. Tool, Inc. is a development stage company which has developed tooling to be sold in the petroleum, mining and horizontal drilling industries. These tools are unique in the industry and are cryogenically treated.

       As part of the acquisition, the Company committed to a minimum of $250,000 of capital contribution to the new subsidiary. In addition to other compensation, each officer of the new subsidiary will receive stock options to purchase 100,000 shares of the Company's common stock. The options will vest 50,000 shares on the anniversary of the acquisition for two years. The exercise price of the options will be $1.50 per share for the first vesting and eighty percent (80%) of the average stock price for the month of December preceding the date of vesting for the second vesting shares.

       On June 4, 2001, the note holder of the $1,350,000 promissory note filed a Notice of Default with the County Recorder in an effort to commence foreclosure on the trust deed on the Company's current administrative and operational facility. The promissory note was originally due February 28, 2001.

          EXHIBIT A

                    RESCISSION ELECTION FORM
                          CRYOCON, INC.
                     ELECTION FOR RESCISSION
                               OR
             AFFIRMATION OF SUBSCRIPTION AND RELEASE

=================================================================

    THE RESCISSION OFFER WILL EXPIRE AT THE LATER OF (A) 12:00 MIDNIGHT, PACIFIC COAST TIME, ON SEPTEMBER 30, 2001, OR (B) THIRTY DAYS AFTER THE DATE ON WHICH THE UNDERSIGNED ACTUALLY RECEIVED THIS ELECTION FORM.
=================================================================

     Please complete and sign this document and return it to Cryocon, Inc. at the address set forth below, on or before midnight, Mountain Standard Time, on September 30, 2001, the
Expiration Date of the rescission offer.

     Please indicate your election by INITIALING either (i) the space immediately preceding paragraph A below to ACCEPT the rescission offer or (ii) the space immediately preceding paragraph B to REJECT the rescission offer and affirm your subscription.

Mr. James Retallick
Cryocon, Inc.
2250 North 1500 West
Ogden Utah 84404

Dear Mr. Retallick:

     The undersigned hereby acknowledges having received and carefully read the rescission offer (the "rescission offer") described in the prospectus dated July __, 2001 (the "Prospectus"), by Cryocon, Inc. (the "Company") to repurchase the rescission securities hereinafter identified which were previously acquired by the undersigned from Cryocon (the "Securities"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Prospectus.

     As indicated below, the undersigned hereby (i) elects to accept the rescission offer and requests that Cryocon repurchase the Securities in accordance with the terms of the rescission offer, or (ii) affirms the undersigned's subscription for all of such Securities.

PLEASE SELECT "A" OR "B" BELOW BY CHECKING THE APPROPRIATE BOX
BELOW

     _____ A.  ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR
RESCISSION

     1. The undersigned hereby irrevocably elects to accept Cryocon's offer to repurchase all of the Securities and to pay the undersigned an amount equal to the consideration which the undersigned paid to Cryocon for the Securities together with interest from the date of purchase to the date of repayment at the rate specified by the undersigned's place of residence and/or domicile.

     2.   The undersigned hereby encloses the certificates
identified below, representing all of the Securities that the undersigned acquired from Cryocon, duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate in either case with the signature(s)guaranteed by an eligible guarantor institution.  The enclosed represents all, and not less than all, of the Securities that the undersigned
acquired from the Company.  The undersigned hereby represents that the undersigned is conveying all interests in the Securities free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently
transferred in any manner to any other person or entity.
                           Number                         rescission
  Class of   Certificate    of    Consideration  Interest  Dividends   Offer
  Security     Number     Shares      Paid          Due    Received    Amount
  --------   -----------  ------  -------------   --------  --------  --------


_____ B.  REJECTION OF RESCISSION OFFER; AFFIRMATION OF
SUBSCRIPTION

     The undersigned hereby affirms the undersigned's subscription or subscriptions to purchase all Securities of Cryocon, and elects NOT to accept Cryocon's offer to repurchase such Securities.

          RELEASE

     In consideration of the offer to repurchase the undersigned's
Securities, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably releases, remises and discharges Cryocon and its past, current and future officers, directors, employees, affiliates, representatives and agents, of and from all claims which the undersigned and the undersigned's successors and assigns have, ever had or might have in connection with the sales and issuances by Cryocon of its Securities including, but not limited to, any violation of federal and/or state security laws or regulations, to the maximum extent permitted by applicable law.

THE UNDERSIGNED:



-------------------------------------------------
Print name of the undersigned and, (a) if Securities are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Securities are held as joint tenants or as community property, name(s) of co-purchaser(s).

Dated: ________________, 2001



-------------------------------------------
Signature


--------------------------------------------
Tax I.D./Soc. Sec. No.

Dated: ________________, 2001


-------------------------------------------
Signature


--------------------------------------------
Tax I.D./Soc. Sec. No.

Residence Address:
Street Address:
City, State and Zip Code


Mailing Address (if different
from residence):
Street Address:
City State and Zip Code:

                            EXHIBIT B

          INDEX TO EXCERPTS FROM STATE SECURITIES LAWS




ARIZONA..........................................................B-2
ARKANSAS.........................................................B-2
CALIFORNIA.......................................................B-3
COLORADO.........................................................B-6
CONNECTICUT......................................................B-8
DISTRICT OF COLUMBIA.............................................B-9
FLORIDA..........................................................B-9
GEORGIA..........................................................B-10
HAWAII...........................................................B-12
IDAHO............................................................B-12
ILLINOIS.........................................................B-13
INDIANA..........................................................B-15
IOWA.............................................................B-16
KANSAS...........................................................B-18
KENTUCKY.........................................................B-19
LOUISIANA........................................................B-20
MAINE............................................................B-21
MARYLAND.........................................................B-23
MASSACHUSETTS....................................................B-25
MICHIGAN.........................................................B-26
MINNESOTA........................................................B-27
MISSISSIPPI......................................................B-28
MISSOURI.........................................................B-29
NEVADA...........................................................B-30
NEW HAMPSHIRE....................................................B-31
NEW JERSEY.......................................................B-32
NEW YORK.........................................................B-34
NORTH CAROLINA...................................................B-34
OHIO.............................................................B-35
OKLAHOMA.........................................................B-36
OREGON...........................................................B-37
PENNSYLVANIA.....................................................B-39
SOUTH CAROLINA...................................................B-40
TENNESSEE........................................................B-40
TEXAS............................................................B-42
UTAH.............................................................B-46
VERMONT..........................................................B-47
VIRGINIA.........................................................B-48
WASHINGTON.......................................................B-49
WISCONSIN........................................................B-51

ARIZONA SECURITIES ACT

         SECTION 44-1841. SALE OF UNREGISTERED SECURITIES
PROHIBITED;
CLASSIFICATION.
     A. It is unlawful to sell or offer for sale within or from this state any securities unless such securities have been registered by description under sections 44-1871 through 44-1875 or registered by qualification under sections 44-1891 through 44-1902 or are securities for which a notice filing has been made under section 44-3321, except securities exempt under section 44-1843 or 44-1843.01 or securities sold in exempt transactions under section 44-1844.
     B. A person violating this section is guilty of a class 4 felony.

         SECTION 44-2001. VOIDABLE SALE OR CONTRACT FOR SALE OF
SECURITIES;
REMEDY.
    A. A sale or contract for sale of any securities to any purchaser in violation of any provision of section 44-1841 or 44-1842 or article
13 of this chapter is voidable at the election of the purchaser, who may bring an action in a court of competent jurisdiction to recover the consideration paid for the securities, with interest thereon, taxable court costs and reasonable attorneys' fees, less the amount of any income received by dividend or otherwise from ownership of the securities, upon tender of the securities purchased or the contract made, or for damages if he no longer owns the securities.
    B. A person against whom an action for a violation of section 44-1991 is brought is not liable under subsection A of this section if the person sustains the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

         SECTION 44-2004. LIMITATION OF CIVIL ACTIONS.
    A. No civil action shall be maintained under this article to enforce any liability based on a violation of section 44-1841 or 44-1842 unless brought within one year after the violation occurs.
    B. Except as provided in subsection C of this section, no civil action shall be brought under this article to enforce any liability based on a violation of article 13 unless brought within two years after discovery of the fraudulent practice on which the liability is based, or after the discovery should have been made by the exercise of reasonable diligence.
   C. No civil action shall be brought under this article to enforce any liability based on a violation of section 44-1997 or 44-1998 unless brought within one year after the discovery of the untrue statement or the omission or after the discovery should have been made by the exercise of reasonable diligence. No action shall be brought to enforce a liability created under section 44-1997 more than three years after the security was bona fidely offered to the public or under section 44-1998 more than three years after the sale.

         SECTION 44-2005. REMEDY NOT EXCLUSIVE.
   Nothing in this article shall limit any statutory or common law right of any person in any court for any act involved in the sale of securities.


ARKANSAS SECURITIES ACT

         SECTION 23-42-106. CIVIL LIABILITY.
   (a)(1) Any person who commits the following acts is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six percent (6%) per year from the date of payment, costs, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security:
  (A) Offers or sells a security in violation of Section 23-42-301, 23-42-212(b), 23-42-501(1) or (2), or of any rule or order under
Section 23-42-502 which requires the affirmative approval of sales literature before it is used, or in violation of any condition imposed under Section 23-42-403(d), 23-42-404(g), or 23-42-404(i); or
  (B) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission;
   (2) Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six percent (6%) per year from the date of disposition.

   (b)(1) Any person who purchases a security in violation of Section 23-42-301, 23-42-307, 23-42-507, and 23-42-508, or
otherwise by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, the seller not knowing of the untruth or omission, and who shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, shall be liable to the person selling the security to him, who may sue either at law or in equity to recover either the security or the security plus any income or other distributions in cash or other property received directly or indirectly by the purchaser, upon tender of the consideration the seller received or for damages together with interest at six percent (6%) from the date of purchase plus costs and reasonable attorneys' fees.
  (2) Damages may be for out-of-pocket losses or for the benefit of the bargain.
  (3) Notice of willingness to pay the amount specified in exchange for the security shall constitute valid tender pending acceptance thereof by the purchaser.
  (c) Every person who controls a seller liable under subsection (a) of this section or a purchaser liable under subsection (b) of this section; every partner, officer, or director of such a seller or purchaser; every person occupying a similar status or performing a similar function; every employee of such a seller or purchaser who materially aids in the sale; and every broker-dealer or agent who materially aids in the sale or also liable jointly and severally with, and to the same extent as, the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.
There is contribution as in cases of contract among the several persons so liable.
  (d) Any tender specified in this section may be made at any time before entry of judgment.
  (e) Every cause of action under this section survives the death of any person who might have been a plaintiff or defendant.
  (f) No person may sue under this section after five (5) years from the effective date of the contract of sale. No person may sue under this section:
  (1) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent (6%) per year from the date of payment less the amount of any income received on the security, and he failed to accept the offer within thirty (30) days of its receipt; or
  (2) If the buyer received such an offer before suit and at a time when he did not own the security unless he rejected the offer in writing within thirty (30) days of its receipt.
  (g) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

  SECTION 23-42-501. SALE OF UNREGISTERED NONEXEMPT SECURITIES.
    It is unlawful for any person to offer or sell any security in this state unless:
     (1)  It is registered under this chapter;
     (2) The security or transaction is exempted under Section 23-42-503 or 23-42-504; or
     (3)  It is a covered security.

CALIFORNIA CORPORATE SECURITIES LAW OF 1968

  SECTION 25110. It is unlawful for any person to offer or sell in this state any security in an issuer transaction (other than in a transaction subject to Section 25120), whether or not by or through underwriters, unless such sale has been qualified under Section 25111, 25112 or 25113 (and no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification) or unless such security or transaction is exempted under Chapter 1 (commencing with Section 25100 of this part. The offer or sale of such a security in a manner that varies or differs from, exceeds the scope of, or fails to conform with either a material term or material condition of qualification of the offering as set forth in the permit or qualification order, or a material representation as to the manner of offering which is set forth in the application for qualification, shall be an unqualified offer or sale.

   SECTION 25500. Any person who willfully participates in any act or transaction in violation of Section 25400 shall be liable to any other person who purchases or sells any security at a price which was affected by such act or transaction for the damages sustained by the latter as a result of such act or transaction. Such damages shall be the difference between the price at which such other person purchased or sold securities and the market value which such securities would have had at the time of his purchase or sale in the absence of such act or transaction, plus interest at the legal rate.

         SECTION 25501. Any person who violates Section 25401 shall be liable to the person who purchases a security from him or sells a security to him, who may sue either for rescission or for damages (if the plaintiff or the defendant, as the case may be, no longer owns the security), unless the defendant proves that the plaintiff knew the facts concerning the untruth or omission or that the defendant exercised reasonable care and did not know (or if he had exercised reasonable care would not have known) of the untruth or omission. Upon rescission, a purchaser may recover the consideration paid for the security, plus interest at the legal rate, less the amount of any income received on the security, upon tender of the security. Upon rescission, a seller may recover the security, upon tender of the consideration paid for the security plus interest at the legal rate, less the amount of any income received by the defendant on the security. Damages recoverable under this section by a purchaser shall be an amount equal to the difference between (a) the price at which the security was bought plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received on the security by the plaintiff. Damages recoverable under this section by a seller shall be an amount equal to the difference between (1) the value of the security at the time of the filing of the complaint plus the amount of any income received by the defendant on the security and (2) the price at which the security was sold plus interest at the legal rate from the date of sale. Any tender specified in this section may be made at any time before entry of judgment.

  SECTION 25502. Any person who violates Section 25402 shall be liable to the person who purchases a security from him or sells a security to him, for damages equal to the difference between the price at which such security was purchased or sold and the market value which such security would have had at the time of the purchase or sale if the information known to the defendant had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information, plus interest at the legal rate, unless the defendant proves that the plaintiff knew the information or that the plaintiff would have purchased or sold at the same price even if the information had been revealed to him.

  SECTION 25503. Any person who violates Section 25110, 25130 or 25133, or a condition of qualification under Chapter 2 (commencing with Section 25110) of this part, imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, shall be liable to any person acquiring from him the security sold in violation of such section, who may sue to recover the consideration he paid for such security with interest thereon at the legal rate, less the amount of any income received therefrom, upon the tender of such security, or for damages, if he no longer owns the security, or if the consideration given for the security is not capable of being returned. Damages, if the plaintiff no longer owns the security, shall be equal to the difference between (a) his purchase price plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff.

   Damages, if the consideration given for the security is not capable of being returned, shall be equal to the value of that consideration plus interest at the legal rate from the date of purchase, provided the security is tendered; and if the plaintiff no longer owns the security, damages in such case shall be equal to the difference between (a) the value of the consideration given for the security plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff. Any person who violates Section 25120 or a condition of qualification under Chapter 3 (commencing with Section 25120) of this part imposed pursuant to Section 25141, shall be liable to any person acquiring from him the security sold in violation of such section who may sue to recover the difference between (a) the value of the consideration received by the seller and (b) the value of the security at the time it was received by the buyer, with interest thereon at the legal rate from the date of purchase. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter (unless such underwriter shall have knowingly received from the issuer for acting as an underwriter some benefit, directly or indirectly, in which all other underwriters similarly situated did not share in proportion to their respective interest in the underwriting) be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Any tender specified in this section may be made at any time before entry of judgment. No person shall be liable under this section for violation of Section 25110, 25120 or 25130 if the sale of the security is qualified prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without qualification.

  SECTION 25504. Every person who directly or indirectly controls a person liable under Section 25501, or 25503, every partner in a firm so liable, every principal executive officer or director of a corporation so liable, every person occupying a similar status or performing similar functions, every employee of a person so liable who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the other person who is so liable had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability is alleged to exist.

  SECTION 25507. (a) No action shall be maintained to enforce any liability created under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) unless brought before the expiration of two years after the violation upon which it is based or the expiration of one year after the discovery by the plaintiff of the facts constituting such violation, whichever shall first expire.
    (b) No buyer may commence an action under Section 25503 if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer, (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.
   (c) The commissioner may by rule or order impose as a condition to approval of an offer under subdivision (b) of this section, if the commissioner finds such action is necessary and appropriate for the protection of investors, conditions requiring:
   (1) That equivalent and concurrent offers be made to all investors as to whom liability may have arisen and still exists under Section
25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) in connection with the distribution or transaction;
   (2) That the offer be made subject to a condition voiding such offer if the issuer, by reason of acceptances, is disabled from commencing or continuing business;
   (3) That the offer be made within a specific period after approval thereof by the commissioner;
  (4) If the consideration paid by the offeree was other than monetary or if the offer is of rescission, and if the offer is rejected by the offeree on the ground that it does not accord him the damages payable under
Section 25503 or that the rescission offered does not place the parties back in the same position as before the transaction, that an offer so rejected shall not bar the commencement of an action by the offeree under
Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section); or
  (5) That the offeror file a report or reports with the commissioner containing such information as he may require concerning the making of the offer, its acceptance or rejection, and compliance with its terms and conditions or with conditions imposed under this subdivision.
  (d) Each person who files a repurchase offer with the commissioner pursuant to subdivision (b) shall file with the commissioner, in such form as the commissioner by rule prescribes, an irrevocable consent appointing the commissioner or the commissioner's successor in office to be such person's attorney to receive service of any lawful process in any noncriminal suit, action or proceeding against such person or such person's successor, executor or administrator, which arises under this law or any rule or order hereunder after the consent has been filed, with the same force and validity as if served personally on the person filing the consent. A person who has filed such a consent in connection with a qualification under this law (or application for a permit under any prior law if the application under this law states that such consent is still effective) need not file another. Service may be made by leaving a copy of the process in the office of the commissioner but it is not effective unless (1) the plaintiff, who may be the commissioner in a suit, action or proceeding instituted by him, forthwith sends notice of the service and a copy of the process by registered or certified mail to the defendant or respondent at such person's last address on file with the commissioner, and (2) the plaintiff's affidavit of compliance with this section is filed in the case on or before the return day of the process, if any, or within such further time as the court allows.

  SECTION 25534. Whenever any securities are issued which the commissioner determines were offered or sold in violation of Section 25110, 25120, or 25130, the commissioner may, by written order to the issuer and notice to the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the commissioner, restricting the transfer of such securities. Upon receipt of the order, the issuer shall stamp or print such legend prominently on the face of all outstanding certificates subject to the order. If, after such order or notice has been given, a request for a hearing is filed in writing by the person or persons to whom such order or notice was addressed, a hearing shall be held in accordance with the provisions of the Administrative Procedure Act, Chapter 5 (commencing with Section 11500) of Part 1 of Division 3 of Title 2 of the Government Code, and the commissioner shall have all the powers granted thereunder; unless such hearing is commenced within 15 business days after the request for hearing is received by the commissioner (or the person or persons affected and the issuer consent to a later date), such order and notice are rescinded.

COLORADO SECURITIES ACT

   SECTION 11-51-301.  REQUIREMENT FOR REGISTRATION OF SECURITIES.
  It is unlawful for any person to offer to sell or sell any security in this state unless it is registered under this article or unless the security or transaction is exempted under sections 11-51-307, 11-51-308, or 11-51-309.

   SECTION 11-51-604.  CIVIL LIABILITIES.
   (1) Any person who sells a security in violation of section 11-51-301 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition. No person is liable under this subsection (1) for a violation of section 11-51-301 due solely to a failure to file the prescribed notification of exemption or to pay the required exemption fee for an exemption under section 11-51-308(1)(p).
  (2)(a) Except as provided in paragraph (b) of this subsection (2), any broker-dealer or sales representative who sells a security in violation of section 11-51-401 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.
  (b) No broker-dealer or sales representative is liable under this subsection (2) for a sale of a security exempt from registration under section 11-51-307(1)(g) to (1)(j) or for a sale of a security in a transaction exempt from registration under section 11-51-308 (1)(a), (1)
(e) to (1)(l), (1)(o), or (1)(p); but this paragraph (b) does not apply if at the time of such sale:
  (I) In the case of a violation of section 11-51-401 arising from the failure of a broker-dealer to be licensed under this article, such broker-dealer was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or held a limited license under this article; or
 (II) In the case of a violation of section 11-51-401 arising from the failure of a sales representative to be licensed under this article, such sales representative was licensed as a sales representative or its equivalent under the laws of another state, held a limited license under this article, or in connection with such sale was acting for a broker-dealer which was registered as a broker-dealer under the federal "Securities Exchange
Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or licensed under this article.
  (3) Any person who recklessly, knowingly, or with an intent to defraud sells or buys a security in violation of section 11-51-501 is liable to the person buying or selling a security in connection with the violation for such legal or equitable relief which the court deems appropriate, including rescission, actual damages, interest at the statutory rate, costs, and reasonable attorney fees.
 (4) Any person who sells a security in violation of section
11-51-501(1)(b) (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the untruth or omission is liable to the person buying the security from such person, who may sue to recover the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.

   (5)(a) Every person who, directly or indirectly, controls a person liable under subsection (1) or (2) of this section is liable jointly and severally with and to the same extent as such controlled person, unless the controlling person sustains the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.
     (b) Every person who, directly or indirectly, controls a person liable under subsection (3) or (4) of this section is liable jointly and severally with and to the same extent as such controlled person, unless such controlling person sustains the burden of proof that such person acted in good faith and did not, directly or indirectly, induce the act or acts constituting the violation or cause of action.
    (c) Any person who knows that another person liable under subsection
(3) or (4) of this section is engaged in conduct which constitutes a violation of section 11-51-501 and who gives substantial assistance to such conduct is jointly and severally liable to the same extent as such other person.
   (6) Any tender specified in this section may be made at any time before entry of judgment.
   (7) Every cause of action under this article survives the death of any individual who might have been a plaintiff or defendant.
   (8) No person may sue under subsection (1) or (2) or paragraph (a) of subsection (5) of this section more than two years after the contract of sale.
No person may sue under subsection (3) or (4) or paragraph (b) or (c) of subsection (5) of this section more than three years after the discovery of the facts giving rise to a cause of action under subsection (3) or (4) of this section or after such discovery should have been made by the exercise of reasonable diligence and in no event more than five years after the purchase or sale.
    (9)(a) No buyer may sue under this section:
     (I) If the buyer received a written rescission offer, before suit and at a time when the buyer owned the security, to refund the consideration paid together with interest at the statutory rate from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within thirty days of its receipt; or
   (II) If the buyer received such an offer before suit and at a time when the buyer did not own the security, unless the buyer rejects the offer in writing within thirty days of its receipt.
   (b) If, after acceptance, a rescission offer is not performed in accordance with its terms, the buyer may obtain relief under this section without regard to the rescission offer.
  (10) No person who has made or engaged in the performance of any contract in violation of any provision of this article or any rule or order under this article or who has acquired any purported right under any such contract with knowledge of the facts by reason of which the making or performance of any such contract was in violation may base any suit on the contract.
  (11) Any condition, stipulation, or provision binding any person acquiring or disposing of any security to waive compliance with any provision of this article or any rule or order under this article is void.
  (12) The rights and remedies provided by this article may be pleaded and proved in the alternative and are in addition to any other rights or remedies that may exist at law or in equity, but this article does not create any cause of action not specified in this section or section 11-51-602.
  (13) Any person liable under this section may seek and obtain contribution from other persons liable under this section, directly or indirectly, for the same violation. Contribution shall be awarded by the court in accordance with the actual relative culpabilities of the various persons so liable.
  (14) In the case of a willful violation of or a willful refusal to comply with or obey an order issued by the securities commissioner to any person pursuant to section 11-51-410 or 11-51-606, the district court of the city and county of Denver, upon application by the securities commissioner, may issue to the person an order requiring that person to appear before the court regarding such violation or refusal. If the securities commissioner establishes by a preponderance of the evidence that the person willfully violated or willfully refused to comply with or obey the order, the court may impose legal and equitable sanctions as are available to the court in the case of contempt of court and as the court deems appropriate upon such person.

CONNECTICUT UNIFORM SECURITIES ACT

         SECTION 36b-16. REGISTRATION OF SECURITY PRIOR TO OFFER
OR SALE REQUIRED; EXEMPTION.

   No person shall offer or sell any security in this state unless (1) it is registered under sections 36b-2 to 36b-33, inclusive, as amended by this Act, (2) the security or transaction is exempted under section 36b-21, as amended by section 11 of this Act, or (3) the security is a covered security provided such person complies with any applicable requirements in subsections (c), (d) and (e) of section 36b-21, as amended by section 11 of this Act.

         SECTION 36b-29. BUYER'S REMEDIES.

   (a) Any person who: (1) Offers or sells a security in violation of subsection (a) of section 36b-6, 36b-16 or subsection (b) of section 36b-24 or of any regulation or order under section 36b-22 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under subsection (d) of section 36b-18 or subsection (g) or (h) of section 36b-19; or (2) offers or sells or materially assists any person who offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, who knew or in the exercise of reasonable care should have known of the untruth or omission, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight per cent per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security.

  (b)(1) Any person who violates subsection (a) of section 36b-5 and
(2) any investment adviser who violates subsection (b) or (c) of section 36b-5, the registration requirement in subsection (c) of section 36b-6, or subsection (b) of section 36b-24, shall be liable to the recipient of investment advisory services for any consideration paid by the recipient for those services and any loss resulting from the investment advisory services provided, less any profits earned by the recipient through transactions effected as a result of the advice rendered, plus interest at the rate of eight per cent per year from the date of payment of the consideration, costs and reasonable attorney's fees.

 (c) Every person who directly or indirectly controls a person liable under subsections (a) and (b) of this section, every partner, officer or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the act or transaction constituting the violation and every broker-dealer or agent who materially aids in the act or transaction constituting the violation are also liable jointly and severally with and to the same extent as such person, unless the person who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There shall be contribution as in cases of contract among the several persons so liable.

 (d) Any tender specified in this section may be made at any time before entry of judgment.

 (e) Every cause of action under sections 36b-2 to 36b- 33, inclusive, survives the death of any person who might have been a plaintiff or defendant.

  (f) No person may bring an action under this section more than two years after the date of the contract of sale or of the contract for investment advisory services, except that (1) with respect to actions arising out of intentional misrepresentation or fraud in the purchase or sale of any interest in any limited partnership not required to be registered under the Securities Act of 1933, no person may bring an action more than one year from the date when the misrepresentation or fraud is discovered, except that no such action may be brought more than five years from the date of such misrepresentation or fraud provided, with respect to an action pending on July 1, 1993, that asserts facts upon which a claim could be asserted under this section on and after July 1, 1993, and which claim is asserted prior to January 1, 1994, no such action may be brought for intentional misrepresentation or fraud that occurred more than five years prior to the date of the filing of the complaint in such action, and (2) with respect to actions arising out of intentional misrepresentation or fraud in the purchase or sale of securities other than securities described in subdivision (1) of this subsection, no person may bring an action more than one year from the date when the misrepresentation or fraud is discovered or in the exercise of reasonable care should have been discovered, except that no such action may be brought more than three years from the date of such misrepresentation or fraud.

 (g) No person may bring an action under subsection (a) of this section: (1) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt, or (2) if the buyer received such an offer before bringing a cause of action and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

  (h) No person who has made or engaged in the performance of any contract in violation of any provision of sections 36b-2 to 36b-33, inclusive, or any regulation or order thereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any cause of action on the contract.

 (i) Any condition, stipulation or provision binding any person acquiring any security or receiving investment advice to waive compliance with any provision of sections 36b-2 to 36b-33, inclusive, or any regulation or order thereunder is void.

  (j) The rights and remedies provided by sections 36b-2 to 36b-33, inclusive, are in addition to any other rights or remedies that may exist at law or in equity.

DISTRICT OF COLUMBIA SECURITIES ACT

        [NO PROVISION REQUIRING REGISTRATION OF SECURITIES.]

FLORIDA SECURITIES AND INVESTOR PROTECTION ACT


         SECTION 517.07. REGISTRATION OF SECURITIES.

 (1) It is unlawful and a violation of this chapter for any person to sell or offer to sell a security within this state unless the security is exempt under section 517.051, is sold in a transaction exempt under section. 517.061, is a federal covered security, or is registered pursuant to this chapter.

 (2) No securities that are required to be registered under this chapter shall be sold or offered for sale within this state unless such securities have been registered pursuant to this chapter and unless prior to each sale the purchaser is furnished with a prospectus meeting the requirements of rules adopted by the department.

   (3) The department shall issue a permit when registration has been granted by the department. A permit to sell securities is effective for 1 year from the date it was granted. Registration of securities shall be deemed to include the registration of rights to subscribe to such securities if the application under section 517.081 or section 517.082 for registration of such securities includes a statement that such rights are to be issued.

  (4) A record of the registration of securities shall be kept in the office of the department, in which register of securities shall also be recorded any orders entered by the department with respect to such securities. Such register, and all information with respect to the securities registered therein, shall be open to public inspection.

  (5) Notwithstanding any other provision of this section, offers of securities required to be registered by this section may be made in this state before the registration of such securities if the offers are made in conformity with rules adopted by the department.

    SECTION 517.211. REMEDIES AVAILABLE IN CASES OF UNLAWFUL SALE.

  (1) Every sale made in violation of either section 517.07 or section
517.12 may be rescinded at the election of the purchaser; and the person making the sale and every director, officer, partner, or agent of or for the seller, if the director, officer, partner, or agent has personally participated or aided in making the sale, is jointly and severally liable to the purchaser in an action for rescission, if the purchaser still owns the security, or for damages, if the purchaser has sold the security. No purchaser otherwise entitled will have the benefit of this subsection who has refused or failed, within 30 days of receipt, to accept an offer made in writing by the seller, if the purchaser has not sold the security, to take back the security in question and to refund the full amount paid by the purchaser or, if the purchaser has sold the security, to pay the purchaser an amount equal to the difference between the amount paid for the security and the amount received by the purchaser on the sale of the security, together, in either case, with interest on the full amount paid for the security by the purchaser at the legal rate, pursuant to section 55.03, for the period from the date of payment by the purchaser to the date of repayment, less the amount of any income received by the purchaser on the security.
  (2) Any person purchasing or selling a security in violation of section 517.301, and every director, officer, partner, or agent of or for the purchaser or seller, if the director, officer, partner, or agent has personally participated or aided in making the sale or purchase, is jointly and severally liable to the person selling the security to or purchasing the security from such person in an action for rescission, if the plaintiff still owns the security, or for damages, if the plaintiff has sold the security.

  (3) In an action for rescission:

     (a) A purchaser may recover the consideration paid for the security or investment, plus interest thereon at the legal rate, less the amount of any income received by the purchaser on the security or investment upon tender of the security or investment.

    (b) A seller may recover the security upon tender of the consideration paid for the security, plus interest at the legal rate, less the amount of any income received by the defendant on the security.

    (4) In an action for damages brought by a purchaser of a security or investment, the plaintiff shall recover an amount equal to the difference between:

    (a) The consideration paid for the security or investment, plus interest thereon at the legal rate from the date of purchase; and

   (b) The value of the security or investment at the time it was disposed of by the plaintiff, plus the amount of any income received on the security or investment by the plaintiff.

  (5) In an action for damages brought by a seller of a security, the plaintiff shall recover an amount equal to the difference between:

  (a) The value of the security at the time of the complaint, plus the amount of any income received by the defendant on the security; and

  (b) The consideration received for the security, plus interest at the legal rate from the date of sale.

  (6) In any action brought under this section, including an appeal, the court shall award reasonable attorneys' fees to the prevailing party unless the court finds that the award of such fees would be unjust.


GEORGIA SECURITIES ACT OF 1973


  SECTION 10-5-5. REGISTRATION OF SECURITIES; WHEN AND HOW REQUIRED; DELIVERY OF PROSPECTUS; PURCHASER'S RIGHT OF RESCISSION.

  (a) Generally. It shall be unlawful for any person to offer for sale or to sell any securities to any person in this state unless:

  (1) They are subject to an effective registration statement under this chapter;

  (2) The security or transaction is exempt under Code Section 10-5-8 or Code Section 10-5-9, respectively; or

  (3) The security is a federal covered security.


   SECTION 10-5-12. UNLAWFUL PRACTICES.

   (a) It shall be unlawful for any person:

  (1) To offer to sell or to sell any security in violation of Code
Section 10-5-3, 10-5-5, or 10-5-19 or any rule, regulation, or order promulgated or issued by the commissioner under this chapter;


   SECTION 10-5-14. CIVIL LIABILITIES FROM SALES OF SECURITIES.

   (a) Any person who violates subsection (a) of Code Section 10-5-12 shall be liable to the person buying such security; and such buyer may sue in any court of competent jurisdiction to recover the consideration paid in cash (or the fair value thereof at the time the consideration was paid if such consideration was not paid in cash) for the security with interest thereon from the date of payment down to the date of repayment as computed in paragraph (1) of subsection (d) of this Code section (less the amount of any income received thereon), together with all taxable court costs and reasonable attorney's fees, upon the tender, where practicable, of the security at any time before the entry of judgment, or for damages if he no longer owns the security. Damages are the amount which equals the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, plus interest thereon from the date of payment down to the date of repayment as computed in paragraph (2) of subsection (d) of this Code section. A person who offers or sells a security in violation of paragraph (2) of subsection (a) of Code Section 10-5-12 is not liable under this subsection if:

 (1) The purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact; or

 (2) The seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

  (b) Every contract between a certified public accountant who holds himself out as a "financial planner" or an "investment adviser" and an advisory client or between an investment adviser and an advisory client made in violation of any provision of this chapter and every such contract heretofore or hereafter made, the performance of which involves the violation of or continuance of any relationship or practice in violation of any provision of this chapter or any rule, regulation, or order thereunder, shall be void:

 (1) As regards the rights of any person who, in violation of any such provision, rule, regulation, or order shall have made or engaged in the performance of any such contract; and

  (2) As regards the rights of any person who, not being a party to such contract, shall have acquired any right thereunder with actual knowledge of the facts by reason of which the making or performance of such contract was in violation of any such provision.

   The advisory client who is a party to such a contract may sue to recover the consideration paid under such contract to such investment adviser or investment adviser representative, together with interest thereon at the annual rate of 6 percent from the date of payment of the consideration, plus costs and reasonable attorney's fees.

  (c) Every person who directly or indirectly controls a person liable under subsection (a), (b), or (h) of this Code section, every general partner, executive officer, or director of such person liable under subsection (a), (b), or (h) of this Code section, every person occupying a similar status or performing similar functions, and every dealer, limited dealer, salesman, or limited salesman who participates in any material way in the sale is liable jointly and severally with and to the same extent as the person whose liability arises under subsection (a), (b), or (h) of this Code section unless the person whose liability arises under this subsection sustains the burden of proof that he did not know and in the exercise of reasonable care could not have known of the existence of the facts by reason of which liability is alleged to exist. There is contribution as in the case of contract among several persons so liable.

  (d) With respect to the purchase, sale, or offer to purchase or sell a security, no person may sue under this Code section more than two years from the date of the contract for sale or sale, if there is no contract for sale. With respect to the purchase, sale, or offer to purchase or sell a security, no person may sue under this Code section:

  (1) If the buyer received a written offer, before suit and at a time when he owned the security, to repay in cash or by certified or official bank check, within 30 days from the date of acceptance of such offer in exchange for the securities, the fair value of the consideration paid (determined as of the date such payment was originally paid by the buyer), together with interest on such amount for the period from the date of payment down to the date of repayment, such interest to be computed in case the security consists of an interest-bearing obligation at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the rate of 6 percent per annum, less, in every case, the amount of any income received on the security, and:

  (A) Such offeree does not accept the offer within 30 days of its receipt; or

  (B) If such offer was accepted, the terms thereof were complied with by the offeror; or

  (2) If the buyer received a written offer before suit and at a time when he did not own the security to repay in cash or by certified or official bank check, within 30 days from the date of acceptance of such offer, an amount equal to the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, together with interest on such amount for the period from the date of payment down to the date of repayment, such interest to be computed in case the security consists of an interest- bearing obligation at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the rate of 6 percent per annum, less, in every case, the amount of any income received on the security, and:

  (A) Such offeree does not accept the offer within 30 days of its receipt; or

  (B) If such offer was accepted, the terms thereof were complied with by the offeror, provided no written offer shall be effective within the meaning of this subsection unless it would be exempt under Code Section 10-5-9 or, if registration would have been required, then unless such rescission offer has been registered and effected under a subsection of Code
Section 10-5-5. Any person who is paid for his security in the amount provided by this subsection shall be foreclosed from asserting any remedies under this chapter regardless of whether the other requirements of this subsection have been complied with.

  (e) With respect to the activities of a certified public accountant who holds himself out as a "financial planner" or an "investment adviser" or an investment adviser or investment adviser representative, no person may sue under this Code section more than two years from the date of the transaction upon which the suit is based.

  (f) Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.

  (g) Nothing in this chapter shall limit any statutory or common-law right of any person in any court for any act involving the sale of a security.

  (h) Any designated dealer or designated salesman who materially violates Code Section 10-5-4 or 10-5-5 or subsection (a) or (d) of Code
Section 10-5-12 with respect to a transaction involving a designated security shall be liable to the person buying such security for:

  (1) The consideration paid in cash (or the fair value of the consideration paid at the time it was paid if such consideration was not paid in cash) for such security with interest thereon from the date of payment to the date of repayment as computed under paragraph (1) of subsection (d) of this Code section, less the amount of any income paid thereon, upon the tender of the security at any time before the entry of judgment;

  (2) An additional amount equal to three times the amount calculated pursuant to paragraph (1) of this subsection; and

  (3) Court costs and reasonable attorney's fees.

  (i) The form of action provided by Code Section 9-11-23 may be used in any action brought pursuant to subsection (h) of this Code section, and, in such case, it shall be conclusively presumed that a class of persons numbering ten or more who purchased the same designated security from or through the same designated dealer or designated salesman shall constitute a class so numerous as to make it impracticable to bring them all before the courts.

HAWAII UNIFORM SECURITIES ACT

   SECTION 485-8. REGISTRATION OF SECURITIES.

 It shall be unlawful for any person to sell or offer to sell in the state, any securities except of a class exempt under section 485- 4 or unless sold or offered in any transaction exempt under section 485-6 or unless it is federal covered security, unless the security has been registered by notification or by qualification as hereinafter provided. Registration of stock shall be deemed to include the registration of rights to subscribe to the stock if the notice under section 485-9 or the application under section 485-10 includes a statement that the rights are to be issued. A record of the registration of securities shall be kept in a register of securities to be kept in the office of the commissioner of securities in which register also shall be recorded any notice filings made pursuant to section 485- A and any orders entered by the commissioner with respect to the securities. The register and all information with respect to the securities registered therein shall be open to public inspection.


         SECTION 485-20. REMEDIES.

 (a) Sales voidable when and by whom. Every sale made in violation of this chapter shall be voidable at the election of the purchaser; and the person making the sale and every director, officer, or agent of or for the seller, if the director, officer, or agent has personally participated or aided in any way in making the sale, shall be jointly and severally liable to the purchaser in an action at law in any court of competent jurisdiction upon tender of the securities sold or of the contract made for the full amount paid by the purchaser, with interest, together with all taxable court costs (and reasonable attorney's fees); provided that notwithstanding any law to the contrary, no action shall be brought for the recovery of the purchase price after five years from the date of sale or after two years from the discovery of facts constituting the violations, but in any event after seven years from the date of the sale; and provided further that no purchaser otherwise entitled shall claim or have the benefit of this section who has refused or failed within thirty days from the date thereof to accept an offer in writing of the seller to take back the security in question and to refund the full amount paid by the purchaser, together with interest on the amount for the period from the date of payment by the purchaser down to the date of repayment, such interest to be computed:

 (1) In case the securities consist of interest-bearing obligations, at the same rate as provided in the obligations; and

 (2) In case the securities consist of other than interest-bearing obligations, at the rate of ten percent a year; less, in every case, the amount of any income from the securities that may have been received by the purchaser.

 (b) Action on bond. Any person having a right of action against a dealer or salesperson under this section shall have a right of action under the bond provided in section 485-14.

 (c) Registration in good faith. A registration by notification made in good faith and after the commissioner of securities, on application, has given tentative consent to such registration, shall not, as to sales made prior to revocation of the registration, result in the liabilities prescribed in this section, although the securities may not be entitled to such registration.


IDAHO SECURITIES ACT


 SECTION 30-1446. CIVIL LIABILITIES -- SURVIVAL AND LIMITATION OF ACTIONS WAIVER OF ACT VOID.

  (1) Any person who offers or sells a security in violation of any provisions of sections 30-1416 through 30-1431, Idaho Code, transacts business in violation of the provisions of section 30-1406, Idaho Code, except section 30-1406(4), Idaho Code, or offers to sell or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, the untruth or omission is liable to the person buying the security from him, who shall be entitled to sue either at law or in equity to recover the consideration paid for the security, together with interest at six per cent (6%) per annum from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less (a) the value of the security when the buyer disposed of it, and (b) interest at six per cent (6%) per annum from the date of disposition.

  (2) Every person who directly or indirectly controls a seller liable under subsection (1) of this section, every partner, officer or director or person occupying a similar status or performing similar functions or employee of such a seller and every broker-dealer or salesman who participates or materially aids in the sale is liable jointly and severally with and to the same extent as the seller if such person knew, or in the exercise of reasonable care could have known, of the existence of the facts by reason of which the liability is alleged to exist. There shall be contribution among the several persons so liable.

 (3) Any tender specified in this section may be made at any time before entry of judgment. A cause of action under this statute survives the death of any person who might have been a plaintiff or a defendant. No person may sue under this section more than three (3) years after the contract of sale. No person may sue under this section (a) if the buyer has received a bona fide offer in writing at a time when he owned the security, to refund the consideration paid together with interest at six percent (6%) per annum from the date of payment, less the amount of any income received on the security, and failed to accept such offer within thirty (30) days of its receipt, or (b) if the buyer has received a bona fide offer in writing at a time when he did not own the security in the amount that would be recoverable under this section upon a tender less; (i) the value of the security when the buyer disposed of it and, (ii) interest at six percent (6%) per annum from the date of disposition, and failed to accept such offer within thirty (30) days of its receipt.

(4) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on such contract. Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void as against public policy and in the public interest.


ILLINOIS SECURITIES LAW OF 1953


         SECTION 5. REGISTRATION OF SECURITIES.

 All securities except those set forth under Section 2a of this Act, or those exempt under Section 3 of this Act, or those offered or sold in transactions exempt under Section 4 of this Act, or face amount certificate contracts required to be registered under Section 6 of this Act, or investment fund shares required to be registered under Section 7 of this Act, shall be registered either by coordination or by qualification, as hereinafter in this Section provided, prior to their offer or sale in this State.

         SECTION 13. PRIVATE AND OTHER CIVIL REMEDIES; SECURITIES.

  A. Every sale of a security made in violation of the provisions of this Act shall be voidable at the election of the purchaser exercised as provided in subsection B of this Section; and the issuer, controlling person, underwriter, dealer or other person by or on behalf of whom said sale was made, and each underwriter, dealer or salesperson who shall have participated or aided in any way in making the sale, and in case the issuer, controlling person, underwriter or dealer is a corporation or unincorporated association or organization, each of its officers and directors (or persons performing similar functions) who shall have participated or aided in making the sale, shall be jointly and severally liable to the purchaser as follows:

 (1) for the full amount paid, together with interest from the date of payment for the securities sold at the rate of the interest or dividend stipulated in the securities sold (or if no rate is stipulated, then at the rate of 10% per annum) less any income or other amounts received by the purchaser on the securities, upon offer to tender to the seller or tender into court of the securities sold or, where the securities were not received, of any contract made in respect of the sale, or

  (2) if the purchaser no longer owns the securities, for the amounts set forth in clause (1) of this subsection A less any amounts received by the purchaser for or on account of the disposition of the securities.

  If the purchaser shall prevail in any action brought to enforce any of the remedies provided in this subsection, the court shall assess costs together with the reasonable fees and expenses of the purchaser's attorney against the defendant. Any provision of this subsection A to the contrary notwithstanding, the civil remedies provided in this subsection A shall not be available against any person by reason of the failure to file with the Secretary of State, or on account of the content of, any report of sale provided for in subsection G or P of Section 4, paragraph (2) of subsection D of Sections 5 and 6 or paragraph (2) of subsection F of Section 7 of this Act.

 B. Notice of any election provided for in subsection A of this Section shall be given by the purchaser within 6 months after the purchaser shall have knowledge that the sale of the securities to him or her is voidable, to each person from whom recovery will be sought, by registered mail or certified mail, return receipt requested, addressed to the person to be notified at his or her last known address with proper postage affixed, or by personal service.

 C. No purchaser shall have any right or remedy under this Section who shall fail, within 15 days from the date of receipt thereof, to accept an offer to repurchase the securities purchased by him or her for a price equal to the full amount paid therefore plus interest thereon and less any income thereon as set forth in subsection A of this Section. Every offer of repurchase provided for in this subsection shall be in writing, shall be delivered to the purchaser or sent by registered mail or certified mail, return receipt requested, addressed to the purchaser at his or her last known address, and shall offer to repurchase the securities sold for a price equal to the full amount paid therefore plus interest thereon and less any income thereon as set for in subsection A of this Section. Such offer shall continue in force for 15 days from the date on which it was received by the purchaser, shall advise the purchaser of his or her rights and the period of time limited for acceptance thereof, and shall contain such further information, if any, as the Secretary of State may prescribe. Any agreement not to accept or refusing or waiving any offer made during or prior to said 15 days shall be void.

  D. No action shall be brought for relief under this Section or upon or because of any of the matters for which relief is granted by this Section after 3 years from the date of sale; provided, that if the party bringing the action neither know nor in the exercise of reasonable diligence should have known of any alleged violation of subsection E, F, G, H, I or J of Section 12 of this Act which is the basis for the action, the 3 year period provided herein shall begin to run upon the earlier of:

  (1) the date upon which the party bringing the action has actual knowledge of the alleged violation of this Act; or

 (2) the date upon which the party bringing the action has notice of facts which in the exercise of reasonable diligence would lead to actual knowledge of the alleged violation of this Act; but in no event shall the period of limitation so extended be more than 2 years beyond the expiration of the 3 year period otherwise applicable.

 E. The term purchaser as used in this Section shall include the personal representative or representatives of the purchaser.

 F. Anything in this Act to the contrary notwithstanding and in addition to all other remedies, the Secretary of State through the Office of the Attorney General may bring an action in any circuit court of the State of Illinois in the name and on behalf of the State of Illinois against any person or persons participating in or about to participate in a violation of this Act to enjoin those persons who are continuing or doing any act in violation of this Act or to enforce compliance with this Act. Upon a proper showing the court may grant a permanent or preliminary injunction or temporary restraining order without bond, and may order the defendant to make an offer of rescission of any sales or purchases of securities determined by the court to be unlawful under this Act. The court shall further have jurisdiction and authority, in addition to the other penalties and remedies in this Act provided, to act or appoint another person as a receiver, conservator, ancillary receiver or ancillary conservator for the defendant or the defendant's assets located in this State and may assess costs against the defendant for the use of the State.

  G.
(1) Whenever any person has engaged or is about to engage in any act or practice constituting a violation of this Act, any party in interest may bring an action in the circuit court of the county in which the party in interest may bring an action in the circuit court of the county in which the party in interest resides, or where the person has his, her or its principal office or registered office or where any part of the transaction has or will take place, to enjoin that person from continuing or doing any act in violation of or to enforce compliance with this Act. Upon a proper showing, the court shall grant a permanent or preliminary injunction or temporary restraining order or rescission of any sales or purchases of securities determined to be unlawful under this Act, and may assess costs of the proceedings against the defendant.

 (2) A copy of the complaint shall be served upon the Secretary of State within one business day of filing in the form and manner prescribed by the Secretary of Sate by rule or regulation; provided, that the failure to comply with this provision shall not invalidate the action which is the subject of the complaint.

  H. Any provision of this Section 13 to the contrary notwithstanding, neither the civil remedies provided in subsection A of this Section 13 nor the remedies of rescission and appointment of a receiver, conservator, ancillary receiver or ancillary conservator provided in subsection I of
Section 11 of this Act and in subsections F and G of this Section 13 of this Act nor the remedies of restitution, damages or disgorgement of profits provided in subsection I of Section 11 of this Act shall be available against any person by reason of the failure to file with the Secretary of State, or on account of the contents of, any notice filing under Section 2a of the Act or subsection C-5 of Section 8 of this Act or any report of sale provided for in subsection G or P of Section 4, paragraph (2) of subsection D of Sections 5 and 6, or paragraph (2) of subsection F of Section 7 of this Act.

INDIANA CODE

 SECTION 23-2-1-3. It is unlawful for any person to offer or sell any security in Indiana unless:

 (1)  it is registered under this chapter;

 (2)  the security or transaction is exempted under section 2 of this chapter; or

 (3)  it is a federal covered security.

  SECTION 23-2-1-19. (a) A person who offers or sells a security in violation of this chapter, and who does not sustain the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the violation, is liable to any other party to the transaction who did not knowingly participate in the violation or who did not have, at the time of the transaction, knowledge of the violation, who may sue either at law or in equity to rescind the transaction or to recover the consideration paid, together, in either case, with interest as computed in subsection (g)(1), plus costs, and reasonable attorney's fees, less the amount of any cash or other property received on the security upon the tender of the security by the person bringing the action or for damages if the person no longer owns the security. Damages are the amount that would be recoverable upon a tender less:

  (1) the value of the security when the buyer disposed of the security; and

  (2) the interest as computed in subsection (g)(1) on the value of the security from the date of disposition.

  (b) A person who purchases a security in violation of this chapter, and who does not sustain the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the violation, is liable to any other party to the transaction who did not knowingly participate in the violation or who did not have, at the time of the transaction, knowledge of the violation. The other party to the transaction may bring an action to rescind the transaction or for damages, together, in either case, with reasonable attorney's fees, upon the tender of the consideration received by the person bringing the action.

  (c) A person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues analyses or reports concerning securities and:

 (1) violates section 8, 12.1(b), or 14 of this chapter;

 (2) employs a device, scheme, or artifice to defraud a person; or

 (3) engages in an act that operates or would operate as fraud or deceit upon a person;

is liable to the other person, who may bring an action to recover any consideration paid for advice, any loss due to advice, interest at eight percent (8%) each year from the date consideration was paid, costs, and reasonable attorney's fees less the value of cash or property received due to the advice. It is a defense to an action brought for a violation of section 12.1(b) of this chapter that the person accused of the violation did not know of the violation and, exercising reasonable care, could not have known of the violation.

  (d) A person who directly or indirectly controls a person liable under subsection (a), (b), or (c), a partner, officer, or director of the person, a person occupying a similar status or performing similar functions, an employee of a person who materially aids in the conduct creating the liability, and a broker-dealer or agent who materially aids in the conduct are also liable jointly and severally with and to the same extent as the person, unless the person who is liable sustains the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons liable.

 (e) A tender specified in this section may be made at any time before entry of judgment.

 (f) A cause of action under this statute survives the death of a person who might have been a plaintiff or defendant.

 (g) Action under this section shall be commenced within three (3) years after discovery by the person bringing the action of a violation of this chapter, and not afterwards. No person may sue under this section:

 (1) if that person received a written offer, before suit and at a time when the person owned the security, to refund the consideration paid together with interest on that amount from the date of payment to the date of repayment, with interest on:

 (A) interest-bearing obligations to be computed at the same rate as provided on the security; and

 (B) all other securities at the rate of eight percent (8%) per year; less the amount of any income received on the security, and the person failed to accept the offer within thirty (30) days of its receipt; or

 (2) if the person received an offer before suit and at a time when the person did not own the security, unless the person rejected the offer in writing within thirty (30) days of its receipt.

  (h) No person who has made or engaged in the performance of a contract in violation of this chapter or a rule or order under this chapter, or who has acquired a purported right under a contract with knowledge of the facts by reason of which its making or performance was in violation, may base a suit on the contract.

 (i) A condition, stipulation, or provision binding a person acquiring a security to waive compliance with this chapter or a rule or order under this chapter is void.

 (j) The rights and remedies specifically prescribed by this chapter are the only rights and remedies created by this chapter, but are in addition to any other rights or remedies that exist at law or in equity.


IOWA UNIFORM SECURITIES ACT


         SECTION 502.201.  REGISTRATION REQUIREMENT.

  It is unlawful for any person to offer or sell any security in this state unless

 1. It is registered under this chapter; or

 2. The security or transaction is exempted under section 502.202 or 502.203.

 3. It is a federal covered security.


SECTION 502.501.  VIOLATION OF REGISTRATION AND RELATED REQUIREMENTS.

 1. Any person who:

  a. Violates section 502.201, subsection 1 or 2, or section 502.208, subsection 12, or section 502.406, subsection 2, paragraph "b", or

  b. Violates any material condition imposed under section 502.208, or

  c. Offers or sells a security at any time when such person has committed a material violation of section 502.301, or

  d. Commits a material violation of any order issued by the administrator under this chapter, shall be liable to the person purchasing the security offered or sold in connection with such violation, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs and reasonable attorneys' fees, less the amount of any income or distributions, in cash or in kind, received on the security, upon the tender of the security, or for damages if the purchaser no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less

 (1) The value of the security when the purchaser disposed of it and

 (2) Interest on said value at the legal rate from the date of disposition. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by it and distributed to the public were offered to the public. Tender requires only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

 2. Any person who violates section 502.211 shall be liable to the person selling the security to such violator, which seller may sue either at law or in equity to recover the security, costs and reasonable attorney's fees, plus any income or distributions, in cash or in kind, received by the purchaser thereon, upon tender of the consideration received, or for damages if the purchaser no longer owns the security. Damages shall be the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

  3. In addition to other remedies provided in this chapter, in a proceeding alleging a violation of sections 502.211 through 502.218 the court may provide that all shares acquired from a resident of this state in violation of any provision of this chapter or rule or order issued pursuant to this chapter be denied voting rights for one year after acquisition, that the shares be nontransferable on the books of the target company, or that during this one-year period the target company have the option to call the shares for redemption either at the price at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption, which redemption shall occur on the date set in the call notice but not later than sixty days after the call notice is given.

         SECTION 502.504.  TIME LIMITATIONS ON RIGHTS OF ACTION.

 1. No action shall be maintained to enforce any liability created under either section 502.501 or section 502.503, subsection 1 insofar as it relates to section 502.501 unless brought within two years after the violation upon which it is based.

 2. No action shall be maintained to enforce any liability created under either section 502.502 or section 502.503, subsection 1, insofar as it relates to section 502.502, unless brought within the shorter of the following two periods:

   a. Five years after the act or transaction constituting the violation; or

   b. Two years after the plaintiff receives actual notice of, or upon the exercise of reasonable diligence should have known of, the facts constituting the violation.

 3. No Action shall be maintained to enforce any right of indemnification or contribution created by section 502.503, subsection 2 unless brought within one year after final judgment based upon the liability for which the right of indemnification or contribution exists.

 4. No purchaser may commence an action under sections 502.501,
502.502 or 502.503 if:

  a. Before suit is commenced, the purchaser has received a written offer:

  (1) Stating in reasonable detail why liability under such section may have arisen and fairly advising the purchaser of the purchaser's rights;

 (2) Offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 502.502, subsection 1; and

  (3) Stating that the offer may be accepted by the purchaser at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the administrator may by rule prescribe; and

   b. The purchaser has failed to accept such offer in writing within the specified period.

5. No seller may commence an action under sections 502.501, 502.502 or 502.503 if:

  a. Before suit is commenced, the seller has received a written offer:

 (1) Stating in reasonable detail why liability under such section may have arisen and fairly advising the seller of the seller's rights;

 (2) Offering to return the security plus the amount of any income or distributions, in cash or in kind, received thereon upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 502.502, subsection 2; and

(3) Stating that the offer may be accepted by the seller at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the administrator may by rule prescribe; and

 b. The seller has failed to accept the offer in writing within the specified period.

 6. Offers under subsections 4 or 5 shall be in the form and contain the information the administrator by rule prescribes. Every offer under either subsection shall be delivered to the offeree personally or sent by certified mail addressed to the offeree at the offeree's last known address. If an offer is not performed in accordance with its terms, suit by the offeree under sections 502.501, 502.502 or 502.503 shall be permitted without regard to subsections 4 and 5 of this section.

KANSAS SECURITIES ACT

         SECTION 17-1255. UNLAWFUL TO SELL OR OFFER FOR SALE
CERTAIN UNREGISTERED SECURITIES; PENALTY.

(a) It is unlawful for any person to offer or sell any security in this state, unless:

 (1) It is registered under this act;

 (2) the security or transaction is exempt under K.S.A. 17-1261 or 17-1262, and amendments thereto; or

 (3) it is a federal covered security for which the fee has been paid and documents have been filed as required by K.S.A. 1997 Supp. 17- 1270a.

 (b) A conviction for an intentional violation of this section is a severity level 7, nonperson felony. Any violation of this section committed on or after July 1, 1993, resulting in a loss of $25,000 or more, regardless of itslocation on the sentencing grid block, shall have a presumptive sentence of imprisonment.

         SECTION 17-1268. CIVIL LIABILITIES.

(a) Any person, who offers or sells a security in violation of K.S.A. 17-1254 or 17-1255, and amendments thereto, or offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made in the light of the circumstances under which they are made not misleading (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that such person did not know and in the exercise of reasonable care could not have known of the untruth or omission, is liable to the person buying the security from such person, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at 15% per annum from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or for damages if the buyer no longer owns the security. Damages are the amount that would be recoverable upon a tender less:

 (1) The value of the security when the buyer disposed of it; and (2) interest at 15% per annum from the date of disposition.

(b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director (or person occupying a similar status or performing similar functions) or employee of such a seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale is also liable jointly and severally with and to the same extent as the seller, unless the nonseller who is so liable sustains the burden of proof that such nonseller did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

  (c) Any tender specified in this section may be made at any time before entry of judgment. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant. No person may sue under this section if:

 (1) The buyer received a written offer, before suit and at a time when the buyer owned the security, to refund the consideration paid, together with interest at 15% per annum from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within 30 days of its receipt; or (2) the buyer received such an offer before suit and at a time when the buyer did not own the security, unless the buyer rejected the offer in writing within 30 days of its receipt.

 (d) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule and regulation or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation, or provision binding any person acquiring any security or receiving any investment advice to waive compliance with any provision of this act or any rule and regulation or order hereunder is void.

SECURITIES ACT OF KENTUCKY

         SECTION 292.340. REGISTRATION OF SECURITIES.

 It is unlawful for any person to offer or sell any security in this state, unless the security is registered under this chapter, or the security or transaction is exempt under this chapter, or the security is a covered security.

         SECTION 292.480. CIVIL LIABILITIES.

 (1) Any person, who offers or sells a security in violation of this chapter or of any rules or orders promulgated hereunder or offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made in the light of the circumstances under which they are made not misleading (the buyer nor knowing of the untruth or omission) and who does not sustain the burden of proof that he did not know and in the exercise of reasonable care could not have known of the untruth or omission is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment costs and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less (a) the value of the security when the buyer has disposed of it and (b) interest at the legal rate from the date of disposition.

 (2) Any person who purchases a security in violation of the chapter or of any administrative regulations or orders promulgated under this chapter or who purchases a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made in light of the circumstances under which they are made not misleading, the seller not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know and in the exercise of reasonable care could not have known of the untruth or omission is liable to the person selling the security to him, who may sue either at law or in equity for:

  (a) A return of the security, together with any income received by the purchaser on the security, costs, and reasonable attorney's fees, upon a tender of the full amount of the consideration received for the security; or

  (b) If the purchaser no longer owns the security, the difference between the fair value of the security at the date of the transaction and the consideration received for the security, together with interest on the difference at the legal rate compounded annually from the date of the transaction, and costs and reasonable attorney's fees.

(3) For purposes of paragraph (b) of subsection (2) of this section, when the purchaser no longer owns the security, if a seller seeking relief under paragraph (b) of subsection (2) of this section offers and presents admissible evidence of the highest intermediate value of the subject security as of some specific date occurring within a reasonable period of time after the date of the sale of the security but no later than the date an action under paragraph (b) of subsection (2) of this section is filed, or of the total consideration received by the purchaser in a subsequent sale of that security, it shall be presumed until rebutted by a preponderance of evidence to the contrary that the value or sale price, as applicable, is the fair value of the security at the date of the transaction as those terms are used in paragraph (b) of subsection (2) of this section to measure damages. For purposes of subsections (1) and (2) of this section and all other provisions of this chapter, statements and omissions may be either oral or written.

(4) Every person who directly or indirectly controls a seller or purchaser liable under subsection (1) or (2) of this section, every partner, officer or director (or person occupying a similar status or performing similar functions) or employee of a seller or purchaser who materially aids in the sale or purchase, and every broker-dealer or agent who materially aids in the sale or purchase is also liable jointly and severally with and to the same extent as the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

 (5) Any tender specified in this section may be made at any time before entry of judgment. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant. No person may sue under this section more than three (3) years after the occurrence of the act, omission, or transaction constituting a violation of this chapter. No person may sue under this section:

  (a) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at the legal rate from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty
(30) days of its receipt;

 (b) If the buyer received an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty
(30) days of its receipt; or

 (c) If paragraph (b) of subsection (2) or this section applies, and if the seller received a written offer before suit equal to the difference between the greater of the highest intermediate value of the security of the consideration received by the purchaser upon disposal of the security and the consideration received by the seller for the security, together with interest on the difference at the legal rate from the date of the transaction; or if paragraph (a) of subsection (2) of this section applies, and if the seller received a written offer to return the security together with any income received by the purchaser on the security; and in either case he failed to accept the offer within thirty (30) days of its receipt.

(6) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

(7) The rights and remedies provided by this section are in addition to any other rights or remedies that may exist at law or in equity.

LOUISIANA SECURITIES LAW

         SECTION 51:705. REGISTRATION OF SECURITIES; WHEN AND HOW
REQUIRED; DELIVERY OF PROSPECTUS.

  A. Generally. It shall be unlawful for any person to offer for sale or to sell any securities to any person in this state unless:

 (1) They are subject to an effective registration statement under this Part; or

 (2) The security or transaction is exempt under R.S. 51:708 or R.S. 51:709.

         SECTION 51:712. UNLAWFUL PRACTICES.

 A. It shall be unlawful for any person:

(1) To offer to sell or to sell any security in violation of R.S. 51:703, 705, or any rule, regulation or order promulgated or issued by the commissioner under this Part.

(2) To offer to sell or to sell a security by means of any oral or written untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, if such person shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

(3) To offer or sell any security:

  (a) Registered under R.S. 51:705(B) by means of any prospectus except a prospectus which complies with R.S. 51:705(B)(3).

  (b) Registered under R.S. 51:705(E) by means of any prospectus except a prospectus which complies with R.S. 51:705(E)(3).

  (c) Registered under R.S. 51:705(F) by means of any prospectus except a prospectus which complies with R.S. 51:705(F)(4).

         SECTION 51:714. CIVIL LIABILITY FROM SALES OF SECURITIES.

  A. Any person who violates R.S. 51:712(A) shall be liable to the person buying such security, and such buyer may sue in any court to recover the consideration paid in cash or, if such consideration was not paid in cash, the fair value thereof at the time such consideration was paid for the security with interest thereon from the date of payment down to the date of repayment as computed in R.S. 51:714(C)(1), less the amount of any income received thereon, together with all taxable court costs and reasonable attorney's fees, upon the tender, where practicable, of the security at any time before the entry of judgment, or for damages if he no longer owns the security. Damages are the amount which equals the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, plus interest thereon from the date of payment to the date of repayment as computed in R.S. 51:714(C)(2).

 B. Every person who directly or indirectly controls a person liable under Subsection A of this Section, every general partner, executive officer, or director of such person liable under Subsection A of this Section, every person occupying a similar status or performing similar functions, and every dealer or salesman who participates in any material way in the sale is liable jointly and severally with and to the same extent as the person liable under Subsection A of this Section unless the person whose liability arises under this Subsection sustains the burden of proof that he did not know and in the exercise of reasonable care could not have known of the existence of the facts by reason of which liability is alleged to exist. There is contribution as in the case of contract among several persons so liable.

 C. (1) No person may sue under this Section more than two years from the date of the contract for sale or sale, if there is no contract for sale. No person may sue under this Section:

  (a) If the buyer received a written offer, before suit and at a time when he owned the security, to repay in cash or by certified or official bank check, within thirty days from the date of acceptance of such offer in exchange for the securities, the fair value of the consideration paid, determined as of the date such payment was originally paid by the buyer, together with interest on such amount for the period from the date of payment to the date of repayment, such interest to be computed in case the security consists of an interest-bearing obligation, at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the applicable rate of legal interest, less, in every case, the amount of any income received on the security, and:

 (i) Such offeree does not accept the offer within thirty days of its receipt or

(ii) If such offer was accepted, the terms thereof were complied with by the offeror;

(b) If the buyer received a written offer before suit and at a time when he did not own the security to repay in cash or by certified or official bank check, within thirty days from the date of acceptance of such offer, an amount equal to the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, together with interest on such amount for the period from the date of payment down to the date of repayment, such interest to be computed in case the security consists of an interest- bearing obligation at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the applicable rate of legal interest, less, in every case, the amount of any income received on the security, and

 (i) Such offeree does not accept the offer within thirty days of its receipt or

(ii) If such offer was accepted, the terms thereof were complied with by the offeror

  Provided, that no written offer shall be effective within the meaning of this Subsection unless, if it were an offer to sell securities, it would be exempt under R.S. 51:709 or, if registration would have been required, then unless such rescission offer has been registered and effected under R.S. 51:705. Any person who is paid for his security in the amount provided by this Subsection shall be foreclosed from asserting any remedies under this Part, regardless of whether the other requirements of this Subsection have been complied with.

  D. Every cause of action under this Part survives the death of any person who might have been a plaintiff or defendant.

  E. Nothing in this Part shall limit any statutory or civil right of any person to bring action in any court for any act involved in the sale of securities or the right of this state to punish any person for any violation of any law. The attorney general and each of the district attorneys throughout this state, with regard to violation of this Part in their respective districts, shall lend full assistance to the commissioner in any investigations or prosecutions that the commissioner may deem necessary under the provisions of this Part.

REVISED MAINE SECURITIES ACT

         SECTION 10605. CIVIL LIABILITY.

 1. Offer or sale of security. Any person who offers or sells a security in violation of section 10201, 10205, 10301, 10401 or 10405, subsection 8, or any rule of the administrator relating to those sections or any condition imposed under section 10405, subsection 7, is liable to the person purchasing the security from that person. The person purchasing the security may sue to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs and reasonable attorneys' fees less the amount of any income received on the security, upon the tender of the security, or for damages plus costs and reasonable attorneys' fees if the person no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition. Tender shall require only notice of willingness to exchange the security for the amount specified. A person who offers or sells a security in violation of section 10201, subsection 2, is not liable under this subsection if the purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact; or the person sustains the burden of proof to establish that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

 2. Purchase of a security. Any person who purchases a security in violation of section 10201, subsection 2, is liable to the person selling the security to that person. The person selling the security may sue to recover the security, plus any income received by the purchaser on the security upon tender of the consideration received, costs and reasonable attorneys' fees, or for damages plus costs and reasonable attorneys' fees if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser acquired it, plus interest at the legal rate on that amount from the date of disposition, over the consideration paid for the security plus any income received on the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security. A person who purchases a security in violation of section 10201, subsection 2, is not liable under this subsection if the seller knew of the untrue statement of a material fact or omission of a statement of a material fact; or the person sustains the burden of proof to establish that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

 3. Control persons. Every person who directly or indirectly controls another person liable under subsection 1 or 2, every partner, officer or director of that other person, every person occupying a similar status or performing similar functions, every employee of that other person who materially aids in the act or transaction constituting the violation and every broker-dealer or sales representative who materially aids in the act or transaction constituting the violation is also liable jointly and severally with and to the same extent as that other person, unless the person otherwise secondarily liable under this Act proves that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

SECTION 10606. CIVIL STATUTE OF LIMITATIONS.

  No person may sue under section 10605, unless suit is brought within 2 years after the violation, except that, if liability arises under subchapter II, suit must be brought within 2 years after the discovery of the violation or after discovery should have been made by the exercise of reasonable diligence.

SECTION 10607. RESCISSION AND SETTLEMENT OFFERS.

 1. Purchaser. No purchaser may commence an action under section 10605 if, before suit is commenced, the purchaser has received a written offer:

 A. Stating the respect in which liability under section 10605 may have arisen and fairly advising the purchaser of the purchaser's rights;

 B. Offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income received thereon, or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 10605, subsection 1; and

 C. Stating that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of its receipt by the purchaser.

 2. Seller. No seller may commence an action under section 10605 if, before suit is commenced, the seller has received a written offer:

 A. Stating the respect in which liability under section 10605 may have arisen and fairly advising the seller of the seller's rights;

   B. Offering to return the security, plus the amount of any income received on the security, upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 10605, subsection 2; and

   C. Providing that the offer may be accepted by the seller at any time within a specified period of not less than 30 days after the date of its receipt by the seller.

 3. Form of offer. The administrator, by rule, may prescribe the form in which the information specified in subsections 1 and 2 shall be contained in any offer made under subsection 1 or 2.

 4. Delivery of offer. Every offer under subsection 1 or 2 shall be delivered to the offeree or sent by certified mail to the offeree at the offeree's last known address.

 5. Statute of limitation tolled. If an offer is not performed in accordance with its terms, suit by the offeree under section 10605 shall be permitted without regard to this section and the statute of limitations shall toll from the time of receipt of the offer until 60 days after the rescission or settlement offer was to have been performed.

MARYLAND SECURITIES ACT

         SECTION 11-501. REGISTRATION REQUIREMENT.

 A person may not offer or sell any security in this State unless:

 (1) The security is registered under this title;

 (2) The security or transaction is exempted under Subtitle 6 of this title; or

 (3) The security is a federal covered security.

         SECTION 11-703. CIVIL LIABILITIES.

  (a) When seller, purchaser or advisor liable. (1) A person is civilly liable to the person buying a security from him if he:

   (i) Offers or sells the security in violation of Section 11-304(b),
Section 11-401(a), Section 11-402(a), or Section 11-501 of this title, or of any rule or order under Section 11-205 of this title which requires the affirmative approval of sales literature before it is used; or

  (ii) Offers or sells the security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and if he does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

(2) A person is civilly liable to the person selling a security to him if he offers to purchase or purchases the security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, the seller not knowing of the untruth or omission, and if he does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

 (3) A person is civilly liable to another person if the person:

 (i) Acts as an investment adviser or representative in violation of
Section 11-302(c), Section 11-401(b), Section 11-402(b), or Section 11-304(b)
of this title or any rule or order promulgated under it, except that an action based on a violation of Section 11-402(b) of this title may not be maintained except by those persons who directly received advice from the unregistered investment adviser representative; or

(ii) Receives, directly or indirectly, any consideration from another person for advice as to the value of securities or their purchase or sale or for acting as an investment adviser or representative under Section 11-101(h) and (i) of this title, whether through the issuance of analyses, reports, or otherwise, and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person.

 (b) Extent of liability. (1) A buyer may sue either at law or in equity:

 (i) On tender of the security, to recover the consideration paid for the security, together with interest at the rate provided for in Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security; or

(ii) If he no longer owns the security, for damages.

 (2) A seller may sue either at law or in equity:

 (i) On tender of the consideration paid for the security, to recover the security, together with the amount of any income received on the security, costs, and reasonable attorneys' fees; or

 (ii) If the buyer no longer owns the security, for damages.

(3) For the purposes of subsection (b)(1)(ii) of this section, damages are the amount that would be recoverable on a tender less the value of the security when the buyer disposed of it and interest at the rate provided for in
Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of disposition.

 (4)

 (i) In any action brought under subsection (a)(3) of this section a person may sue either at law or in equity for the rescission of the advisory contract and any damages resulting from the violation, together with interest at the rate provided for in Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment of the consideration, costs, and reasonable attorneys' fees, less the amount of any income received from such advice.


 (ii) An action based on a violation of Section 11-302(c) of this title may not prevail where the person accused of the violation sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.


 (c) Others jointly and severally liable with seller or purchaser.


(1) Every person who directly or indirectly controls a person liable under subsection (a) of this section, every partner, officer, or director of the person liable, every person occupying a similar status or performing similar functions, every employee of the person liable who materially aids in the conduct giving rise to the liability, and every broker-dealer or agent who materially aids in such conduct are also liable jointly and severally with and to the same extent as the person liable, unless able to sustain the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

 (2) There is contribution as in cases of contract among the several persons so liable.

 (d) Time of making tender. Any tender specified in this section may be made at any time before entry of judgment.

 (e) Survival of cause of action. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

 (f) Limitation of actions; effect of offer of refund.

(1) A person may not sue under subsections (a)(1) and (2) of this section after the earlier to occur of 3 years after the contract of sale or purchase or the time specified in paragraph (2) of this subsection.

 (2) An action may not be maintained:

(i) To enforce any liability created under subsection a)(1)(i) of this section, unless brought within one year after the violation on which it is based; or

 (ii) To enforce any liability created under subsection (a)(1)(ii) or
(2) of this section, unless brought within one year after the discovery of the untrue statement or omission, or after the discovery should have been made by the exercise of reasonable diligence.

(3) A person may not sue under subsection (a)(3) of this section more than 3 years after the date of the advisory contract or the rendering of investment advice, or the expiration of 2 years after the discovery of the facts constituting the violation, whichever first occurs.

 (4) A person may not sue under this section:

(i) If the buyer received a written offer, before suit and at a time when he owned the security or asset, to refund the consideration paid together with interest at the rate provided for in Section 11- 107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment, less the amount of any income received on the security or asset, and he failed to accept the offer within 30 days of its receipt;

(ii) If the buyer received the offer before suit and at a time when he did not own the security or asset, unless he rejected the offer in writing within 30 days of its receipt; or

(iii) If the seller received a written offer from the buyer, before suit, to return the security or asset, together with the amount of any income received on the security, less interest at the rate provided for in
Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment, and he failed to accept the offer within 30 days of its receipt.

(g) Effect of making or performing contract with knowledge of facts. A person may not base any suit on any contract if he:

 (1) Has made or engaged in the performance of the contract in violation of any provision of this title or any rule or order under this title; or

 (2) Has acquired any purported right under the contract with knowledge of the facts by reason of which its making or performance was in violation.

 (h) Provision for waiver of compliance with section void. Any condition, stipulation, or provision binding any person acquiring any security or asset or receiving any investment advice to waive compliance with any provision of this title or any rule or order under this title is void.

 (i) Rights and remedies additional to others. The rights and remedies provided by this title are in addition to any other rights or remedies that may exist at law or in equity, but this title does not create any cause of action not specified in this section or Section 11-410 of this title.


MASSACHUSETTS UNIFORM SECURITIES ACT

         SECTION 301. REGISTRATION REQUIREMENT.

  It is unlawful for any person to offer or sell any security in the commonwealth unless (1) it is registered under this chapter or (2) the security or transaction is exempted under section 402.

         SECTION 410. CIVIL LIABILITIES.

  (a) Any person who

 (1) offers or sells a security in violation of section 201(a), 301, or 405(b), or of any rule or order under section 403 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 303(d), or

 (2) offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six per cent per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six per cent per year from the date of disposition.

 (b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director of such a seller, every person occupying a similar status or performing similar functions, every employee of such a seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller, unless the non-seller who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

 (c) Any tender specified in this section may be made at any time before entry of judgment.

(d) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

 (e) No person may sue under this section more than four years after the discovery by the person bringing the action of a violation of this chapter or any rule promulgated or order issued thereunder. No person may sue under this section (1) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt, or (2) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

 (f) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(g) Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

(h) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity, but this chapter does not create any cause of action not specified in this section.

MICHIGAN UNIFORM SECURITIES ACT

         SECTION 301. SALE OF SECURITIES; REGISTRATION REQUIREMENT.

 It is unlawful for any person to offer or sell any security in this state unless (1) it is registered under this act or (2) the security or transaction is exempted under section 402.

  SECTION 410. OFFER OR SALE OF SECURITY OR COMMODITY CONTRACT;
LIABILITY; DAMAGES; CONTRIBUTION; TENDER; SURVIVAL OF ACTION; LIMITATIONS; RESCISSION OFFER; DISCLOSURE; SUIT BASED ON CONTRACT; RIGHTS AND
REMEDIES CUMULATIVE.

 (a) Any person who does either of the following shall be liable to the person buying the security or commodity contract from him or her and the buyer may sue either at law or in equity to recover the consideration paid for the security or commodity contract, together with interest at 6% per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of income received on the security or commodity contract, upon the tender of the security or commodity contract, or, if he or she no longer owns the security or commodity contract, for damages which shall be the amount that would be recoverable upon a tender less the value of the security or commodity contract when the buyer disposed of it and interest at 6% per year from the date of disposition:

(1) Offers or sells a security or commodity contract in violation of section 201(a), 301, or 405(b) or of any rule or order under section 403, which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 304(d), 305(f), 305(g), or 412(g), or

(2) Offers or sells a security or commodity contract by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he or she did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

  (b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director of such a seller, every person occupying a similar status or performing similar functions, every employee of such a seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller, unless the non-seller who is so liable sustains the burden of proof that he or she did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(c) Any tender specified in this section may be made at any time before entry of judgment.

(d) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

(e) A person may not bring an action under subsection (a)(1) more than 2 years after the contract of sale. A person may not bring an action under subsection (a)(2) more than 2 years after such person, in the exercise of reasonable care, knew or should have known of the untruth or omission, but in no event more than 4 years after the contract of sale. A person may not bring an action under this section if the buyer received a written offer, before the action and at a time when he or she owned the security or commodity contract, to refund the consideration paid together with interest at 6% per year from the date of payment, less the amount of any income received on the security, and he or she failed to accept the offer within 30 days of its receipt, or if the buyer received such an offer before the action and at a time when he or she did not own the security or commodity contract, unless he or she rejected the offer in writing within 30 days of its receipt. The documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities or commodities shall be provided to the offeree concurrently with the written rescission offer. Such an offer shall not be made until 45 days after the date of sale of the securities and acceptance or rejection of the offer shall not be binding until 48 hours after receipt by the offeree. The rescission offer shall recite the provisions of this section. A rescission offer under this section shall not be valid unless the offeror substantiates that it has the ability to fund the offering and this information is set forth in the disclosure documents.

(f) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(g) Any condition, stipulation, or provision binding any person acquiring any security or commodity contract to waive compliance with any provision of this act or any rule or order hereunder is void.

(h) The rights and remedies provided by this act are in addition to any other rights or remedies that may exist at law or in equity, but this act does not create any cause of action not specified in this section or section 202(e).


MINNESOTA SECURITIES ACT

         SECTION 80A.08. REGISTRATION REQUIREMENT.

 It is unlawful for any person to offer or sell any security in this state unless (a) it is registered under sections 80A.01 to 80A.31 or (b) the security or transaction is exempted under section 80A.15 or (c) it is a federal covered security.

         SECTION 80A.23. CIVIL LIABILITIES.

 Subdivision 1. Any person who sells a security in violation of sections 80A.08 or 80A.18, or of any condition imposed under section 80A.11, subdivision 4, or 80A.12, subdivisions 5 and 6, is liable to the person purchasing the security, who may sue either in equity for rescission upon tender of the security or at law for damages if that person no longer owns the security. In any action for rescission, the purchaser shall be entitled to recover the consideration paid for the security together with interest at the legal rate, costs, and reasonable attorney's fees, less the amount of any income received on the securities. In an action at law, damages shall be the consideration paid for the security together with interest at the legal rate to the date of disposition, costs, and reasonable attorney's fees, less the value of the security at the date of disposition.

Subd. 2. Any person who violates section 80A.01 in connection with the purchase or sale of any security shall be liable to any person damaged thereby who sold such security to that person or to whom that person sold such security, and any person who violates section 80A.03 in connection with the purchase or sale of any security shall be liable to any person damaged by the conduct prescribed by section 80A.03. Any person who violates section 80A.02 in connection with the purchase or sale of any security shall be liable to any investment advisory client who is damaged thereby. Damages in an action pursuant to this subdivision shall include the actual damages sustained plus interest from the date of payment or sale, costs and reasonable attorney's fees.

Subd. 3. Every person who directly or indirectly controls a person liable under subdivision 1 or 2, every partner, principal executive officer or director of such person, every person occupying a similar status or performing a similar function, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker- dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person. There is contribution as in cases of contract among the several persons so liable.

Subd. 4. No person shall be liable under subdivisions 1 to 3 who shall sustain the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the existence of facts by reason of which the liability is alleged to exist.

Subd. 5. Any tender specified in this section may be made at any time before entry of judgment. Tender by a purchaser shall require only notice of willingness to exchange the security for the amount computed pursuant to subdivision 1. Tender by a seller shall require only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

Subd. 6. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

Subd. 7. No person may commence an action under subdivision 1 more than three years after the sale upon which such action is based. No person may commence an action under subdivision 2 more than three years after the occurrence of the act or transaction constituting the violation.

Subd. 8. No purchaser may commence an action under subdivision 1 if, before suit is commenced, the purchaser has received a written offer to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income received thereon or, if the purchaser no longer owns the security, an offer to pay an amount in cash equal to the damages computed in accordance with subdivision 1 and the purchaser has failed to accept such offer in writing within 30 days of its receipt. No offer shall be effective to prevent suit under this section unless a duplicate copy thereof shall have been filed with the commissioner at least 20 days prior to its delivery to the offeree and the commissioner shall not have objected to the offer within that time. The offer shall be in the form and contain the information the commissioner by rule or order prescribes. If the offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subdivision.

Subd. 9. No person who has made or engaged in the performance of any contract in violation of any provision of this section or any rule or order hereunder or has acquired any purported rights under any such contract with knowledge of the facts by reason of which its making or performance was in violation may base any suit on such violation under the contract.

Subd. 10. Any condition, stipulation or provision binding any person to waive compliance with any provision of sections 80A.01 to 80A.31 or any rule or order hereunder in the purchase or sale of any security is void.

Subd. 11. The rights and remedies promulgated by sections 80A.01 to 80A.31 are in addition to any other right or remedy that may exist at law or in equity, but sections 80A.01 to 80A.31 do not create any cause of action not specified in this section or section 80A.05, subdivision 5. No civil cause of action may be based solely upon the failure of a broker-dealer or agent to comply with the requirements of section 80A.04, subdivision 1 or 3, except a cause of action arising under section 45.027.

MISSISSIPPI SECURITIES ACT

         SECTION 75-71-401. REGISTRATION OR EXEMPTION REQUIRED.

 Except as provided for in Section 75-71-109(a), it is unlawful for any person to offer or sell any security in the State of Mississippi unless (1) it is registered under this chapter or (2) the security or transaction is exempted under Article 3 of this chapter.

SECTION 75-71-717. LIABILITY TO BUYERS FOR ILLEGAL OR FRAUDULENT SALES
  OR OFFERS.

(a) Any person who (1) offers or sells a security in violation of
Section 75-71-117(a), 75-71-301 or 75-71-401, or of any rule or order under
Section 75-71-113 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under Section 75- 71-405(d) or 75-71-417, or (2) offers or sells a security by the use of anywritten or oral communication which contains any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight percent (8%) per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at eight percent (8%) per year from the date of disposition.

(b) No buyer may sue under this section if, before suit is commenced, the buyer has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the buyer of his rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at six percent (6%) from the date of payment, less the amount of any income received on the security or, if the buyer no longer owns the security, offering to pay the buyer upon acceptance of the offer an amount in cash equal to the damages computed in accordance with subsection (a); and stating that the offer may be accepted by the buyer at any time within thirty (30) days of its receipt; and the buyer has failed to accept such offer in writing within the specified period.

         SECTION 75-71-725. LIMITATION OF ACTIONS.

No action shall be maintained to enforce any liability created under section 75-71-717(2) unless brought within two (2) years after the discovery of the untrue statement or omission, or after such discovery should have been made by the exercise of reasonable diligence, or, if the action is to enforce a liability created under section 75-71-717(1) unless brought within two (2) years after the violation upon which it is based.

MISSOURI UNIFORM SECURITIES ACT

         SECTION 409.301. REGISTRATION REQUIREMENT (SECURITIES).

It is unlawful for any person to offer or sell any security in this state unless:

(1) It is registered under this act;

(2) The security or transaction is exempted under section 409.402; or

(3) It is a federal covered security.

         SECTION 409.411. CIVIL LIABILITIES.

 (a) Any person who:

(1) Offers or sells a security in violation of section 409.201(a), 409.301, or 409.405(b), or of any rule or order under section 409.403 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 409.304(d), 409.305(f), or 409.305(g); or

(2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security from him, who may sue either at law or in equity to recover the amount specified under subsection (j) of this section.

 (b) Any person who:

(1) Engages in the business of advising others, for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities in violation of section 409.102, 409.201(c) or (d), 409.405(b); or

(2) Receives directly or indirectly any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person, is liable to that person who may sue either at law or in equity to recover the consideration paid for such advice and any loss due to such advice, together with interest at eight percent per year from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice in the amount specified in subsection (j) of this section.

 (c) Every person who directly or indirectly controls a person liable under subsections (a) and (b) of this section, including every partner, officer, or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the conduct giving rise to the liability, and every broker-dealer or agent who materially aids in such conduct is also liable jointly and severally with and to the same extent as such person, unless able to sustain the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(d) Any tender specified in this section may be made at any time before entry of judgment.

(e) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

(f) No person may sue under this section more than three years after the contract of sale, or the rendering of investment advice.

(g) No person may sue under this section (1) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at eight percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt, or (2) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

(h) No person who has made or engaged in the performance of any contract in violation of any provision of sections 409.101 to 409.419 or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(i) Any condition, stipulation, or provision binding any person acquiring any security or receiving any investment advice to waive compliance with any provision of sections 409.101 to 409.419 or any rule or order hereunder is void.

(j) The amounts recoverable by a person damaged as a result of a violation of subsection (a) or (b) of this section shall be the consideration paid for the purchase of the security together with interest at eight percent per year from the date of payment, cost, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. "Damages" is the amount that would be recoverable upon the tender less the value of the security when the buyer disposed of it and interest at eight percent per year from the date of disposal. An action pursuant to a violation of subsection
(b) of this section may not be maintained except by those persons who directly receive advice from the person charged with the violation. Any recovery under subsection (b) of this section must be offset by any recovery received from any source under subsection (a) of this section.

(k) The rights and remedies provided by sections 409.101 to 409.419 are in addition to any other rights or remedies that may exist at law or in equity, but sections 409.101 to 409.419 do not create any cause of action not specified in this section or section 409.202(e).

NEVADA UNIFORM SECURITIES ACT

         SECTION 90.460. REGISTRATION REQUIREMENT.

It is unlawful for a person to offer to sell or sell any security in this state unless the security is registered or the security or transaction is exempt under this chapter.

         SECTION 90.660. CIVIL LIABILITY.

1. A person who offers or sells a security in violation of any of the following provisions:

  (a) Subsection 1 of NRS 90.310;

  (b) NRS 90.460;

  (c) Subsection 10 of NRS 90.500;

  (d) Subsection 2 of NRS 90.570;

  (e) Subsection 2 of NRS 90.610; or

 (f) A condition imposed in subsection 8 or 9 of NRS 90.500, is liable to the person purchasing the security. Upon tender of the security, the purchaser may recover the consideration paid for the security and interest at the legal rate of this state from the date of payment, costs and reasonable attorney's fees, less the amount of income received on the security. A purchaser who no longer owns the security may recover damages. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it, plus interest at the legal rate of this state from the date of disposition of the security, costs and reasonable attorney's fees determined by the court. Tender requires only notice of willingness to exchange the security for the amount specified.

 2. A person who offers or sells a security in violation of subsection 2 of NRS 90.570 is not liable under subsection 1 of this section if:

 (a) The purchaser knew that a statement of a material fact was untrue or that there was an omission of a statement of a material fact; or

 (b) The seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

3. A person who willfully participates in any act or transaction in violation of NRS 90.580 is liable to a person who purchases or sells a security, other than a security traded on a national securities exchange or quoted on a national automated quotation system administered by a self-regulatory organization, at a price that was affected by the act or transaction for the damages sustained as a result of the act or transaction. Damages are the difference between the price at which the securities were purchased or sold and the market value the securities would have had at the time of the person's purchases or sale in the absence of the act or transaction, plus interest at the legal rate of this state from the date of the act or transaction and reasonable attorney's fees.

4. A person who directly or indirectly controls another person who is liable under subsection 1 or 3, a partner, officer or director of the person liable, a person occupying a similar status or performing similar functions, any agent of the person liable, an employee of the person liable if the employee materially aids in the act, omission or transaction constituting the violation, and a broker-dealer or sales representative who materially aids in the act, omission or transaction constituting the violation, are also liable jointly and severally with and to the same extent as the other person, but it is a defense that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by which the liability is alleged to exist. With respect to a person who directly or indirectly, controls another person who is liable under subsection 3, it is also a defense that the controlling person acted in good faith and did not, directly or indirectly, induce the act, omission or transaction constituting the violation. Contribution among the several persons liable is the same as in cases arising out of breach of contract.

         SECTION 90.670. STATUTE OF LIMITATIONS.

 A person may not sue under NRS 90.660 unless suit is brought within the earliest of 1 year after the discovery of the violation, 1 year after discovery should have been made by the exercise of reasonable care, or 5 years after the act, omission or transaction constituting the violation.

         SECTION 90.680. OFFER OF RESCISSION AND SETTLEMENT.

  1. Relief may not be obtained under subsection 1 of NRS 90.660 if, before suit is commenced, the purchaser:

  (a) Receives a written offer:

   (1) Stating the respect in which liability under NRS 90.660 may have arisen and fairly advising the purchaser of his rights of rescission;

   (2) If the basis for relief under subsection 1 of NRS 90.660 is a violation of subsection 2 of NRS 90.570, including financial and other information necessary to correct all material misstatements or omissions in the information which was required by this chapter to be furnished to the purchaser as of the time of the sale of the security to the purchaser;

   (3) Offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, plus interest at the legal rate of this state from the date of payment, less income received thereon, or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed under subsection 1 of NRS 90.660 plus attorney's fees; and

  (4) Stating that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of its receipt by the purchaser or such shorter or longer time as the administrator by order prescribes; and

    (b) Fails to accept the offer in writing within the period specified under subparagraph (4) of paragraph (a).

2. The administrator by regulation may prescribe the form in which the information specified in subsection 1 must be contained in an offer made under subsection 1.

3. An offer under subsection 1 must be delivered to the offeree or sent in a manner which assures actual receipt by the offeree.

4. If, after acceptance, a rescission offer is not performed in accordance with either its terms or this section, the offeree may obtain relief under NRS 90.660 without regard to this section.

NEW HAMPSHIRE UNIFORM SECURITIES ACT

 SECTION 421-B:11. REGISTRATION REQUIREMENT AND NOTICE FILING OF
SECURITIES.

I. It is unlawful for any person to offer or sell any security in this state unless it is registered under this chapter, the security or transaction is exempted under RSA 421-B:17, or it is a federal covered security for which the fee has been paid and documents have been filed as required by paragraph I-a of this section.

         SECTION 421-B:25. CIVIL LIABILITIES.

I. Any person who sells a security in violation of RSA 421-B:11 or 421-B:20, I or of any condition imposed under RSA 421-B:14, IV or RSA 421-B:15, V, VI and VII, is liable to the person purchasing the security from him, who may sue either in equity for rescission upon tender of the security or at law for damages if he no longer owns the security. In any action for rescission, the purchaser shall be entitled to recover the consideration paid for the security together with interest at the legal rate, costs, and reasonable attorney's fees, less the amount of any income received on the securities. In an action at law, damages shall be the consideration paid for the security together with interest at the legal rate to the date of disposition, costs, and reasonable attorney's fees, less the value of the security at the date of disposition.

 II. Any person who violates RSA 421-B:3 in connection with the purchase or sale of any security shall be liable to any person damaged by the violation of that section who sold such security to him or to whom he sold such security, and any person who violates RSA 421-B:5 in connection with the purchase or sale of any security shall be liable to any person damaged by the conduct proscribed by RSA 421-B:5. Any person who violates RSA 421-B:4 in connection with the purchase or sale of any security shall be liable to any investment advisory client of his who is damaged by the violation of that section. Damages in an action pursuant to this paragraph shall include the actual damages sustained plus interest from the date of payment or sale, costs, and reasonable attorney's fees.

III. Every person who directly or indirectly controls a person liable under paragraph I or II, every partner, principal executive officer, or director of such person, every person occupying a similar status or performing a similar function, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the acts or transactions constituting the violation, are also liable jointly and severally with and to the same extent as such person. There is contribution as in cases of contract among the several persons so liable.

IV. No person shall be liable under paragraphs I and III who shall sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of facts by reason of which the liability is alleged to exist.

V. Any tender specified in this section may be made at any time before entry of judgment. Tender by a purchaser shall require only notice of willingness to exchange the security for the amount computed pursuant to paragraph I. Tender by a seller shall require only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

VI. Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.

VII. A person may not recover under this section in actions commenced more than 6 years after his first payment of money to the broker- dealer or issuer in the contested transaction.

VIII. No purchaser may commence an action under paragraph I if, before suit is commenced, the purchaser has received a written offer to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income received on the security or, if the purchaser no longer owns the security, an offer to pay an amount in cash equal to the damages computed in accordance with paragraph I and the purchaser has failed to accept such offer in writing within 30 days of its receipt. No offer shall be effective to prevent suit under this section unless a duplicate copy thereof shall have been filed with the secretary of state at least 20 days prior to its delivery to the offeree and the secretary of state shall not have objected to the offer within that time. The offer shall be in the form and contain the information the secretary of state by rule or order prescribes. If the offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subdivision.

IX. No person who has made or engaged in the performance of any contract in violation of any provision of this section or any rule or order under this section or has acquired any purported rights under any such contract with knowledge of the facts by reason of which its making or performance was in violation may base any suit on such violation under the contract.

X. Any condition, stipulation or provision binding any person to waive compliance with any provision of this chapter or any rule or order under this chapter in the purchase or sale of any security is void.

XI. The rights and remedies promulgated by this chapter are in addition to any other right or remedy that may exist at law or in equity, but this chapter does not create any cause of action not specified in this section or RSA 421-B:8, V. No civil cause of action may be based solely upon the failure of a broker-dealer or agent to comply with the requirements of RSA 421-B:6, I or III, except a cause of action arising under RSA 421-B:23.

NEW JERSEY UNIFORM SECURITIES LAW

 SECTION 49:3-60. It is unlawful for any security to be offered or sold in this State unless:

 (a) The security or transaction is exempt under section 3 of P.L.1967,
c.93 (C.49:3-50);

 (b)(Deleted by amendment, P.L.1997, c.276.

 (c)(Deleted by amendment, P.L.1985, c.405.)

 (d)(Deleted by amendment, P.L.1985, c.405.)

 (e)The security is registered under this act; or

 (f) It is a federal covered security for which a notice filing and fees have been submitted as required by section 14 of this act (C.49:3-60.1).

         SECTION 49:3-71. (a)  Any person who

 (1) Offers, sells or purchases a security in violation of subsection
(b) of section 8, subsection (a) of section 9 or section 13 of P.L.1967, c.93 (C.49:3-55, 49:3-56, or 49:3-60), or

(2) Offers, sells or purchases a security by means of any untrue statement of material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), or

(3) offers, sells or purchases a security by employing any device, scheme, or artifice to defraud, or

(4) offers, sells or purchases a security by engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person, or

(5) engages in the business of advising others, for compensation, either directly or through publications or writings, as to the value of securities, or as to the advisability of investing in, purchasing or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities (i) in willful violation of this act or of any rule or order promulgated pursuant to this act, or (ii) employs any device, scheme or artifice to defraud the other person or engages in any act, practice or course of business or conduct which operates or would operate as a fraud or deceit on the other person, is liable as set forth in subsection (c) of this section;

(b)(1) If any claim is brought for violation of paragraph (2), (3),
(4) or (5) of subsection (a) of this section, the person who bought the security or received the investment advice shall sustain the burden of proof that the seller or giver of investment advice knew of the untruth or omission and intended to deceive the buyer or recipient of investment advice and that the buyer or recipient of investment advice has suffered a financial detriment;

(2) If any claim is brought for violation of paragraph (2), (3), (4) or (5) of subsection (a) of this section involving a purchase of securities by others or investment advice as to the selling of securities, the person who sold the security or who received the investment advice to sell the security shall sustain the burden of proof that that person suffered a net loss with respect to that sale or investment advice taking into account all transactions by that person in the same security or any security convertible into that security within one year before or after the sale or advice which is the basis of the claim;

(c) Any person who offered, sold or purchased a security or engaged in the business of giving investment advice to a person in violation of paragraph (1), (2), (3), (4) or (5) of subsection (a) of this section is liable to that person, who may bring an action either at law or in equity to recover the consideration paid for the security or the investment advice and any loss due to the advice, together with interest set at the rate established for interest on judgments for the same period by the Rules Governing the Courts of the State of New Jersey from the date of payment of the consideration for the investment advice or security, and costs, less the amount of any income received on the security, upon the tender of the security and any income received from the investment advice or on the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at the rate established for interest on judgments for the same period by the Rules Governing the Courts of the State of New Jersey from the date of disposition;

(d) Every person who directly or indirectly controls a seller liable under subsection (a) of this section, every partner, officer, or director of such a seller, or investment adviser, every person occupying a similar status or performing similar functions, every employee of such a seller or investment adviser who materially aids in the sale or in the conduct giving rise to the liability, and every broker-dealer, investment adviser, investment adviser representative or agent who materially aids in the sale or conduct are also liable jointly and severally with and to the same extent as the seller or investment adviser, unless the nonseller who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts under paragraphs (1) through (5) of subsection (a) of this section which give rise to liability. There is contribution as in cases of contract among the several persons so liable;

(e) Any tender specified in this section may be made at any time before entry of judgment;

(f) Every cause of action under this act survives thedeath of any person who might have been a plaintiff or defendant;

(g) No person may bring an action under this section more than two years after the contract of sale or the rendering of the investment advice, or more than two years after the time when the person aggrieved knew or should have known of the existence of his cause of action, whichever is later. No person may bring an action under this section (1) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid, together with interest at the rate established for interest on judgments for the same period by the Rules Governing the

Courts of the State of New Jersey at the time the offer was made, from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within 30 days of its receipt, or (2) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within 30 days of its receipt;

(h) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract;

(i) Any condition, stipulation or provision binding any person acquiring any security or receiving investment advice to waive compliance with any provision of this act or any rule or order hereunder is void;

(j) The rights and remedies provided by this act are in addition to any other rights or remedies that may exist at law or in equity, but this act does not create any cause of action not specified in this section or subsection (e) of section 10 of P.L.1967, c.93 (C.49:3-57).

NEW YORK BLUE SKY LAW (MARTIN ACT)

     [NO PROVISION REQUIRING REGISTRATION OF SECURITIES.]

NORTH CAROLINA SECURITIES ACT

     SECTION 78A-24. REGISTRATION REQUIREMENT.

 It is unlawful for any person to offer or sell any security in this State unless (i) it is registered under this Chapter, (ii) the security or transaction is exempted under G.S. 78A-16 or 78A-17 and such exemption has not been denied or revoked under G.S. 78A-18, or (iii) it is a security covered under federal law.

     SECTION. 78A-56. CIVIL LIABILITIES.

  (a) Any person who:

 (1) Offers or sells a security in violation of G.S. 78A- 8(1), 78A, 8(3), 78A-10(b), 78A-12, 78A-24, or 78A-36(a), or of any rule or order under
G.S. 78A-49(d) which requires the affirmative approval of sales literature before it is used, or of any condition imposed under G.S. 78A- 27(d) or 78A-28(g), or

 (2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (the purchaser not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person purchasing the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate as provided by G.S. 24-1 from the date of disposition.

(b) Any person who purchases a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the seller not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, shall be liable to the person selling the security to him, who may sue either at law or in equity to recover the security, plus any income received by the purchaser thereon, upon tender of the consideration received, or for damages if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security.

 (c) Every person who directly or indirectly controls a person liable under subsection (a) or (b), every partner, officer, or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the act or transaction, and every dealer or salesman who materially aids in the sale are also liable jointly and severally with and to the same extent as such person, unless the person who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care should not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(d) Any tender specified in this section may be made at any time before entry of judgment. Tender shall require only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

(e) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

(f) No person may sue under this section more than two years after the sale or contract of sale.

(g)(1) No purchaser may sue under this section if, before suit is commenced, the purchaser has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the purchaser of his rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate as provided by G.S. 24-1 from the date of payment, less the amount of any income received on the security or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with subsection (a); and stating that the offer may be accepted by the purchaser at any time within 30 days of its receipt; and the purchaser has failed to accept such offer in writing within the specified period.

 (2) No seller may sue under this section if, before suit is commenced, the seller has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the seller of his rights; offering to return the security plus the amount of any income received thereon upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with subsection (b); and providing that the offer may be accepted by the seller at any time within 30 days of its receipt; and the seller has failed to accept such offer in writing within the specified period.

(3) Offers shall be in the form and contain the information the Administrator by rule prescribes. Every offer under subsection (g) shall be delivered to the offeree or sent by certified mail addressed to him at his last known address. If an offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subsection.

(h) No person who has made or engaged in the performance of any contract in violation of any provision of this Chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(i) Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this Chapter or any rule or order hereunder is void.

(j) The rights and remedies provided by this Chapter are in addition to any other rights or remedies that may exist at law or in equity, but this Chapter does not create any cause of action not specified in this section or G.S. 78A-37(d).

OHIO SECURITIES ACT

         SECTION 1707.43. REMEDIES OF PURCHASER IN UNLAWFUL SALE.

  Every sale or contract for sale made in violation of Chapter 1707 of the Revised Code, is voidable at the election of the purchaser. The person making such sale or contract for sale, and every person who has participated in or aided the seller in any way in making such sale or contract for sale, are jointly and severally liable to such purchaser, in an action at law in any court of competent jurisdiction, upon tender to the seller in person or in open court of the securities sold or of the contract made, for the full amount paid by such purchaser and for all taxable court costs, unless the court determines that the violation did not materially affect the protection contemplated by the violated provision.

 No action for the recovery of the purchase price as provided for in this section, and no other action for any recovery based upon or arising out of a sale or contract for sale made in violation of Chapter 1707. of the Revised Code, shall be brought more than two years after the plaintiff knew, or had reason to know, of the facts by reason of which the actions of the person or director were unlawful, or more than four years from the date of such sale or contract for sale, whichever is the shorter period.

 No purchaser is entitled to the benefit of this section who has failed to accept, within thirty days from the date of such offer, an offer in writing made after two weeks from the date of such sale or contract of sale, by the seller or by any person who has participated in or aided the seller in any way in making such sale or contract of sale, to take back the security in question and to refund the full amount paid by such purchaser.

OKLAHOMA SECURITIES ACT

         SECTION 301. REGISTRATION REQUIREMENT.

 It is unlawful for any person to offer or sell any security in this state unless:

(1) it is registered under this act or the security or transaction is exempted under Section 401 of this title; or

(2) it is a federal covered security.

         SECTION 408. CIVIL LIABILITIES.

 (a)      Any person who:

   (1) offers or sells a security in violation of Sections 201(a), 301, or 404(b) of this title, or of any rule or order under Section 402 of this title, or of any condition imposed under Sections 304(d), 305(f), or 305(g) of this title; or

   (2) offers or sells or purchases a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the other party not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable:

  (A) in the case of an offer or sale of a security, to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at ten percent (10%) per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at ten percent (10%) per year from the date of disposition; or

 (B) in the case of a purchase of a security, to the person selling the security to him, who may sue at law or in equity, for a return of the security, together with any income received by the purchaser on the security, costs and reasonable attorneys' fees, upon a tender of the full amount of the consideration received for the security, or, if the purchaser no longer owns the security, for the difference between the fair value of the security at the date of the transaction and the consideration received for the security, together with interest on such difference at the rate of ten percent (10%) per year from the date of the transaction, costs and reasonable attorneys' fees.

 (b) Every person who materially participates or aids in a sale or purchase made by any person liable under paragraph (1) or (2) of subsection
(a) of this section, or who directly or indirectly controls any person so liable, shall also be liable jointly and severally with and to the same extent as the person so liable, unless the person who so participates, aids or controls, sustains the burden of proof that he did not know, and could not have known, of the existence of the facts by reason of which liability is alleged to exist. There shall be contribution as in cases of contract among the several persons so liable.

(c) Any person who:

  (1) in violation of Sections 201(c) and 201(d) of this title, engages in the business of advising others for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities, in violation of Sections 201(c) and 201(d) of this title; or

 (2) receives, directly or indirectly, any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person, is liable to that person who may sue either at law or in equity to recover the consideration paid for such advice and any loss due to such advice, together with interest at ten percent (10%) per year from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice.

 (d) Any tender specified in this section may be made at any time before entry of judgment.

(e) Every cause of action under this section survives the death of any person who might have been a plaintiff or defendant.

(f) No person may sue under paragraph (1) of subsection (a) of this section more than three (3) years after the sale. No person may sue under paragraph (2) of subsection (a) of this section more than two (2) years after the untruth or omission was discovered, but in no event more than three (3) years after the sale. No person may sue under this section if:

 (1) the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at ten percent (10%) per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty (30) days of its receipt; or

 (2) the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty (30) days of its receipt.

(g) No person may sue under paragraph (1) of subsection (c) of this section more than three (3) years from the date the advice was given. No person may sue under paragraph (2) of subsection (c) of this section more than one (1) year after the fraud or deceit was discovered, but in no event more than three (3) years after the date the advice was given.

(h) Provided, any longer term of limitation as otherwise provided by law shall apply to any actions brought under the Oklahoma Securities Act.

(i) No person who has made or engaged in the performance of any contract in violation of any provision of this title or any rule or order promulgated thereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any defendant who prevails in an action brought under paragraph (1) or (2) of subsection (a) or paragraph (1) or (2) of subsection (c) of this section may recover his reasonable attorneys' fees and costs in the action from the plaintiff if the court, in its discretion, determines that the action was without substantial merit. Any plaintiff who prevails in an action brought under paragraph (1) or (2) of subsection (a) or paragraph (1) or (2) of subsection (c) of this section may recover his reasonable attorneys' fees and costs in the action from the defendant.

(j) Any condition, stipulation, or provision is void if it would bind a person acquiring any security to waive compliance with any provision of this title, or any rule or order promulgated thereunder.

(k) The rights and remedies provided for in this title are in addition to other rights or remedies that may exist in law or in equity; however, no additional cause of action is created unless specified in this section.

OREGON SECURITIES LAW

 SECTION 59.055. CONDITIONS OF OFFER AND SALE OF SECURITIES.

  It is unlawful for any person to offer or sell any security in this state, unless:

  (1) The security is registered and the offer or sale is not in violation of any rule or order of the Director of the Department of Consumer and Business Services or any condition, limitation or restriction imposed by the director upon such registration;

  (2) The security is exempt under ORS 59.025 or the sale is exempt under ORS 59.035; or

 (3) The security is a federal covered security for which a notice has been filed and fees have been paid under ORS 59.049.

 SECTION 59.115. LIABILITY IN CONNECTION WITH SALE OF SECURITIES;
RECOVERY BY PURCHASER; LIMITATIONS ON PROCEEDING; ATTORNEY FEES.

 (1) A person who sells a security is liable as provided in subsection (2) of this section to a purchaser of the security if the person:

   (a) Sells a security, other than a federal covered security, in violation of the Oregon Securities Law or of any condition, limitation or restriction imposed upon a registration or license under the Oregon Securities Law; or

  (b) Sells a security by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

(2) The purchaser may recover:

  (a) Upon tender of the security, the consideration paid for the security, and interest from the date of payment equal to the greater of the rate of interest specified in ORS 82.010 for judgments and decrees for the payment of money or the rate provided in the security if the security is an interest-bearing obligation, less any amount received on the security; or

 (b) If the purchaser no longer owns the security, damages in the amount that would be recoverable upon a tender, less the value of the security when the purchaser disposed of it and less interest on such value at the rate of interest specified in ORS 82.010 for judgments and decrees for the payment of money from the date of disposition.

(3) Every person who directly or indirectly controls a seller liable under subsection (1) of this section, every partner, limited liability company manager, including a member who is a manager, officer or director of such seller, every person occupying a similar status or performing similar functions, and every person who participates or materially aids in the sale is also liable jointly and severally with and to the same extent as the seller, unless the nonseller sustains the burden of proof that the nonseller did not know, and, in the exercise of reasonable care, could not have known, of the existence of facts on which the liability is based. Any person held liable under this section shall be entitled to contribution from those jointly and severally liable with that person.

 (4) Notwithstanding the provisions of subsection (3) of this section, a person whose sole function in connection with the sale of a security is to provide ministerial functions of escrow, custody or deposit services in accordance with applicable law is liable only if the person participates or materially aids in the sale and the purchaser sustains the burden of proof that the person knew of the existence of facts on which liability is based or that the person's failure to know of the existence of such facts was the result of the person's recklessness or gross negligence.

 (5) Any tender specified in this section may be made at any time before entry of judgment.

 (6) Except as otherwise provided in this subsection, no action or suit may be commenced under this section more than three years after the sale. An action under this section for a violation of subsection (1)(b) of this section or ORS 59.135 may be commenced within three years after the sale or two years after the person bringing the action discovered or should have discovered the facts on which the action is based, whichever is later. Failure to commence an action on a timely basis is an affirmative defense.

 (7) No action may be commenced under this section solely because an offer was made prior to registration of the securities.

 (8) Any person having a right of action against a broker-dealer, state investment adviser or against a salesperson or investment adviser representative acting within the course and scope or apparent course and scope of authority of the salesperson or investment adviser representative, under this section shall have a right of action under the bond or irrevocable letter of credit provided in ORS 59.175.

(9) Subsection (4) of this section shall not limit the liability of any person: (a) For conduct other than in the circumstances described in subsection
(4) of this section; or (b) Under any other law, including any other provisions of the Oregon Securities Law.

(10) Except as provided in subsection (11) of this section, the court may award reasonable attorney fees to the prevailing party in an action under this section.

(11) The court may not award attorney fees to a prevailing defendant under the provisions of subsection (10) of this section if the action under this section is maintained as a class action pursuant to ORCP 32.

         SECTION 59.125. EFFECT OF NOTICE OF OFFER TO REPAY
PURCHASER; EXCEPTIONS; REGISTRATION OF TRANSACTION.

  (1) Except as provided in subsection (3) of this section, no action or suit may be commenced under ORS 59.115 if the purchaser has received before suit a written notice as outlined in subsection (2) of this section.

  (2) The notice shall contain:

   (a) An offer to pay the amount specified in ORS 59.115(2)(a) upon tender of the security; and

   (b) A statement of the effect on the purchaser's rights of failure to respond as required in subsection (3) of this section.

 (3) An action or suit under this section may be commenced after receipt of a notice as outlined in subsection (2) of this section:

(a) If the purchaser owned the security when the notice was received, accepted the payment offer within 30 days after its receipt, and has not been paid the full amount offered; or

(b) If the purchaser did not own the security when the notice was received and, within 30 days after receipt, gave written notice of inability to tender back the security.

(4) An offer to repay the purchaser pursuant to this section involves the offer or sale of a security. The transaction must be registered under ORS 59.055 unless there is an exemption from the registration requirement or a notice is filed under ORS 59.049.

PENNSYLVANIA SECURITIES ACT OF 1972

         SECTION 201. REGISTRATION REQUIREMENT.

 It is unlawful for any person to offer or sell any security in this State unless the security is registered under this act or the security or transaction is exempted under section 202 or 203 hereof.

         SECTION 502. VIOLATION OF REGISTRATION REQUIREMENTS.

 Any person who violates section 201 or any material condition imposed under section 206 or 207 shall be liable to the person purchasing the security offered or sold in violation of section 201 from him who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Tender requires only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable. No person shall be liable under this section if the sale of the security is registered prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without registration.

         SECTION 504. TIME LIMITATIONS ON RIGHTS OF ACTION.

(a) No action shall be maintained to enforce any liability created under section 501 (or section 503 in so far as it relates to that section) unless brought before the expiration of four years after the act or transaction constituting the violation or the expiration of one year after the plaintiff receives actual notice or upon the exercise of reasonable diligence should have known of the facts constituting the violation, whichever shall first expire.

(b) No action shall be maintained to enforce any liability created under section 502 (or section 503 in so far as it relates to that section) unless brought before the expiration of two years after the violation upon which it is based or the expiration of one year after the plaintiff receives actual notice or upon the exercise of reasonable diligence should have known of the facts constituting such violation, whichever shall first expire.

(c) No action shall be maintained to enforce any right of indemnification or contribution created by section 503 unless brought before the expiration of one year after final judgment based upon the liability for which the right of indemnification or contribution exists.

(d) No purchaser may commence an action under section 501, 502 or 503 if, before suit is commenced, the purchaser has received a written offer:
(i) stating the respect in which liability under such section may have arisen and fairly advising the purchaser of his rights; offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 501(a); and (ii) stating that the offer may be accepted by the purchaser at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the commission may by rule prescribe; and the purchaser has failed to accept such offer in writing within the specified period.

 (e) No seller may commence an action under section 501, 502 or 503 if, before suit is commenced, the seller has received a written offer: (i) stating the respect in which liability under such section may have arisen and fairly advising the seller of his rights; (ii) offering to return the security plus the amount of any income or distributions, in cash or in kind, received thereon upon payment of the consideration received, or if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 501(b); and (iii) providing that the offer may be accepted by the seller at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the commission may by regulation prescribe; and the seller has failed to accept such offer in writing within the specified period.

(f) Offers under subsection (d) or (e) of this section 504 shall be in the form and contain the information the commission by rule prescribes. Every offer under this subsection shall be delivered to the offeree personally or sent by certified mail addressed to him at his last known address. If an offer is not performed in accordance with its terms, suit by the offeree under section 501, 502 or 503, shall be permitted without regard to subsections (d) and (e) of this section 504.

SOUTH CAROLINA UNIFORM SECURITIES ACT

SECTION 35-1-810. REGISTERED, EXEMPTED, OR FEDERAL
COVERED SECURITY REQUIRED.

 It is unlawful for any person to offer or sell any security in this State unless (a) it is registered under this chapter, (b) the security or transaction is exempted under Section 35-1-310 or 35-1-320, or (c) it is a federal covered security.

         SECTION 35-1-1490. LIABILITY TO BUYERS FOR ILLEGAL OR
FRAUDULENT SALES OR OFFERS.

  Any person who:

 (1) offers or sells a security in violation of subsection (2) of
Section 35-1-170 or Section 35-1-410 or Section 35-1-810, or of any rule or order under Section 35-1-50 which requires the affirmative approval of sales literature before it is used or of any condition imposed under Section 35-1-950 or Section 35-1-990; or

 (2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission;

 Is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six percent per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six percent per year from the date of disposition.

         SECTION 35-1-1530. LIMITATION OF ACTIONS; EFFECT OF
OFFER TO REFUND CONSIDERATION WITH INTEREST.

 No person may sue under Sections 35-1-1490 and 35-1-1500 more than three years after the contract of sale. No person may sue under either section (a) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt or (b) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

TENNESSEE SECURITIES ACT OF 1980


         SECTION 48-2-104. SECURITIES REGISTRATION REQUIREMENT.

It is unlawful for any person to sell any security in this state unless:

 (1) It is registered under this part;

 (2) The security or transaction is exempted under Section 48-2-103;
or (3)

 The security is a covered security.

         SECTION 48-2-122. CIVIL LIABILITIES.

 (a)(1)   Any person who:

 (A) Sells a security in violation of Sections 48-2- 104C48-2-109, 48-2-110(f), or of any condition imposed under Section 48-2- 107(g), or any rule, or order under this part of which he has notice; or

 (B) Sells a security in violation of Section 48-2-121(a) (the purchaser not knowing of the violation of Section 48-2-121(a)); shall be liable to the person purchasing the security from the seller to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, less the amount of any income received on the security, upon the tender of the security, or, if the purchaser no longer owns the security, the amount that would be recoverable upon a tender, less the value of the security when the purchaser disposed of it and interest at the legal rate form the date of disposition.

 (2) Tender shall require only notice of willingness to exchange the security for the amount specified.

 (3) Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

 (b)(1) Any person who purchases a security in violation of Section 48-2-121(a) ( the seller not knowing of the violation of Section 48-2-121(a), and who does not carry the burden of proof of showing that he did not know and in the exercise of reasonable care could not have known of the violation of Section 48-2-121(a)) shall be liable to the person selling the security to the purchaser to return the security, plus any income received by the purchaser thereon, upon tender of the consideration received, or, if the purchaser no longer owns the security, the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security.

 (2) Tender requires only notice of willingness to pay the amount specified in exchange for the security.

 (3) Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

  (c)(1) Any person who willfully engages in any act or conduct which violates Section 48-2-121 shall be liable to any other person (not knowing that any such conduct constituted a violation of Section 48-2- 121) who purchases or sells any security at a price which was affected by the act or conduct for the damages sustained as a result of such act or conduct unless the person sued shall prove that the person sued acted in good faith and did not know, and in the exercise of reasonable care could not have known, that such act or conduct violated Section 48-2-121.

 (2) Damages shall be the difference between the price at which the other person purchased or sold securities and the market value which the securities would have had at the time of the other person's purchase or sale in the absence of the act or conduct plus interest at the legal rate.

  (d) Any person who shall make or cause to be made any statement in any application, report, or document filed pursuant to this part or any rule or order hereunder or any undertaking contained in a registration statement hereunder, or in any advice given in such person's capacity as an investment adviser, which statement was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact shall be liable to any person (not knowing that any such statement was false or misleading) who, in reliance upon such statement, shall have purchased or sold a security at a price which was affected by such statement, for damages (calculated as provided in subsections (a) and (b)) caused by such reliance, unless the person sued shall prove that the person sued acted in god faith and had no knowledge that such statement was false or misleading and in the exercise of reasonable care could not have known that such statement was false or misleading.

(e) A person seeking to enforce any liability under this section may sue either at law or in equity in any court of competent jurisdiction.

 (f) In any such suit under this section, the court may, in its discretion, require an undertaking for the payment of the costs of such suit, and assess reasonable cost, including reasonable attorneys' fees, against either party litigant.

(g) Every person who directly or indirectly controls a person liable under this section, every partner, principal executive officer, or director of such person, every person occupying a similar status or performing similar functions, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the person who would be liable under subsection (d) proves that the person who would be liable did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(h) No action shall be maintained under this section unless commenced before the expiration of two (2) years after the act or transaction constituting the violation or the expiration of one (1) year after the discovery of the facts constituting the violation, or after such discovery should have been made by the exercise of reasonable diligence, whichever first expires.

(i) Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this part or any rule or order hereunder is void.

(j) The rights and remedies under this part are in addition to any other rights or remedies that may exist at law or in equity.

(k) The legal rate of interest shall be that as provided by Section
47-14-121.

TEXAS SECURITIES ACT OF 1957


SECTION 7. PERMIT OR REGISTRATION FOR ISSUE BY COMMISSIONER;
INFORMATION FOR ISSUANCE OF PERMIT OR REGISTRATION.

  A. Qualification of Securities.

  (1) No dealer, agent or salesman shall sell or offer for sale any securities issued after September 6, 1955, except those which shall have been registered by Notification under subsection B or by Coordination under subsection C of this Section 7 and except those which come within the classes enumerated in Section 5 or Section 6 of this Act, until the issuer of such securities or a dealer registered under the provisions of this Act shall have been granted a permit by the Commissioner; and no such permit shall be granted by the Commissioner until the issuer of such securities or a dealer registered under the provisions of this Act shall have filed with the Commissioner a sworn statement verified under the oath of an executive officer or partner of the issuer, or of such registered dealer, and attested by the secretary or partner thereof, setting forth the following information:

 a. The names, residences and post office addresses of the officers and directors of the company;

 b. The location of its principal office and of all branch offices in this State, if any;

 c. A copy of its articles of incorporation or partnership or association, as the case may be, and of any amendments thereto, if any; if a corporation, a copy of all minutes of any proceedings of its directors, stockholders or members relating to or affecting the issue of said security; if a corporation, a copy of its bylaws and of any amendments thereto; if a trustee, a copy of all instruments by which the trust is created and in which it is accepted, acknowledged or declared;

 d. A statement showing the amount of capital stock, if any, and if no capital stock, the amount of capital of the issuer that is contemplated to be employed; the number of shares into which such stock is divided, or if not divided into shares of stock, what division is to be made or is contemplated; the par value of each share, or if no par stock, the price at which such security is proposed to be sold; the promotional fees or commissions to be paid for the sale of same, including any and all compensations of every nature that are in any way to be allowed the promoters or allowed for the sale of same; and how such compensation is to be paid, whether in cash, securities, service or otherwise, or partly of either or both; also, the amount of cash to be paid, or securities to be issued, given, transferred or sold to promoters for promotion or organization services and expenses, and the amount of promotion or organization services and expenses which will be assumed or in any way paid by the issuer;

 e. Copies of certificates of the stock and all other securities to be sold, or offered for sale, together with application blanks therefore; a copy of any contract it proposes to make concerning such security; a copy of any prospectus or advertisement or other description of security prepared by or for it for distribution or publication;

f.

1. A detailed statement prepared in accordance with generally accepted auditing standards and procedures and generally accepted accounting principles, showing all the assets and all the liabilities of the issuer, said statement to reflect the financial condition of the issuer on a day not more than ninety (90) days prior to the date such statement is filed. Such statement shall list all assets in detail and shall show how the value of such assets was determined, that is, whether the value set forth in said statement represents the actual cost in money of such assets, or whether such value represents their present market value, or some other value than the actual cost in money, and shall show the present actual value of said assets; also, whether the value set forth in the statement is greater or less than the actual cost value in money and greater or less than the present market value of such assets. If any of the assets consist of real estate, then said statement shall show the amount for which said real estate is rendered for State and county taxes, or assessed for taxes. If any such ass etslisted shall consist of anything other than cash and real estate, same shall be set out in detail so as to give the Commissioner the fullest possible information concerning same, and the Commissioner shall have the power to require the filing of such additional information as the Commissioner may deem necessary to determine whether or not the true value of said assets are reflected in the statement filed. Should any of the assets listed in said statement be subject to any repurchase agreement, or any other agreement of like character, by the terms of which the absolute ownership of, or title to said assets is qualified or limited in any way, then the terms and conditions of said agreement by which the absolute ownership of, or title to said assets is qualified or limited, as well as the amount and character of the assets subject thereto shall be fully stated. Said statement shall list all current liabilities, that is, all liabilities which will mature and become due within one year from the date of such application, and shall list separately from such current liabilities, all other liabilities, contingent or otherwise, showing the amount of those which are secured by mortgage or otherwise, the assets of the issuer which are subject to such mortgage, and the dates of maturity of any such mortgage indebtedness. Such application shall also include a detailed income statement, prepared in accordance with generally accepted auditing standards and procedures and generally accepted accounting principles, which shall cover the last three (3) years' operations of the issuer, if such issuer has been in operation for three (3) years, but if not, said income statement shall cover the time that said issuer has been operating. If said issuer has not been operating, but is taking over a concern of any kind which has been previously operating, an income statement showing the operations of the concern thus taken over for a period of the last three (3) years next preceding the taking over of said concern shall be included in said statement; said income statement shall clearly reflect the amount of net income or net loss incurred during each of the years shown.

 2. The financial statements required in subparagraph (1) of this paragraph for a small business issuer, as defined by Board rule, may be reviewed by an independent certified public accountant in accordance with the Statements on Standards for Accounting and Review Services promulgated by the American Institute of Certified Public Accountants in lieu of being audited and certified, provided that the small business issuer otherwise meets all of the requirements that the Board by rule, regulation, or order may prescribe, conditionally or unconditionally.

         SECTION 33. CIVIL LIABILITIES.
 A. Liability of Sellers.

 (1) Registration and Related Violations. A person who offers or sells a security in violation of Section 7, 9 (or a requirement of the Commissioner thereunder), 12, 23B, or an order under 23A of this Act is liable to the person buying the security from him, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the security.

 (2) Untruth or Omission. A person who offers or sells a security
(whether or not the security or transaction is exempt under Section 5 or 6 of this Act) by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, is liable to the person buying the security from him, who may sue either at law or in equity for rescission, or for damages if the buyer no longer owns the security. However, a person is not liable if he sustains the burden of proof that either (a) the buyer knew of the untruth or omission or (b) he (the offeror or seller) did not know, and in the exercise of reasonable care could not have known, of the untruth or omission. The issuer of the security (other than a government issuer identified in Section 5M) is not entitled to the defense in clause (b) with respect to an untruth or omission (i) in a prospectus required in connection with a registration statement under Section 7A, 7B, or 7C, or (ii) in a writing prepared and delivered by the issuer in the sale of a security.

B. Liability of Buyers. A person who offers to buy or buys a security (whether or not the security or transaction is exempt under Section 5 or 6 of this Act) by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, is liable to the person selling the security to him, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the security. However, a person is not liable if he sustains the burden of proof that either (a) the seller knew of the untruth or omission, or (b) he (the offeror or buyer) did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

 C. Liability of Nonselling Issuers Which Register.

 (1) This Section 33C applies only to an issuer which registers under
Section 7A, 7B, or 7C of this Act, or under Section 6 of the U.S. Securities Act of 1933, its outstanding securities for offer and sale by or for the owner of the securities. (2) If the prospectus required in connection with the registration contains, as of its effective date, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the issuer is liable to a person buying the registered security, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the securities. However, an issuer is not liable if it sustains the burden of proof that the buyer knew of the untruth or omission.

D. Rescission and Damages.  For this Section 33:

 (1) On rescission, a buyer shall recover (a) the consideration he paid for the security plus interest thereon at the legal rate from the date of payment by him, less (b) the amount of any income he received on the security, upon tender of the security (or a security of the same class and series).

(2) On rescission, a seller shall recover the security (or a security of the same class and series) upon tender of (a) the consideration he received for the security plus interest thereon at the legal rate from the date of receipt by him, less (b) the amount of any income the buyer received on the security.

(3) In damages, a buyer shall recover (a) the consideration he paid for the security plus interest thereon at the legal rate from the date of payment by him, less (b) the value of the security at the time he disposed of it plus the amount of any income he received on the security.

(4) In damages, a seller shall recover (a) the value of the security at the time of sale plus the amount of any income the buyer received on the security, less (b) the consideration paid the seller for the security plus interest thereon at the legal rate from the date of payment to the seller.

(5) For a buyer suing under Section 33C, the consideration he paid shall be deemed the lesser of (a) the price he paid and (b) the price at which the security was offered to the public.

(6) On rescission or as a part of damages, a buyer or a seller shall also recover costs.

(7) On rescission or as a part of damages, a buyer or a seller may also recover reasonable attorney's fees if the court finds that the recovery would be equitable in the circumstances.

E. Time of Tender. Any tender specified in Section 33D may be made at any time before entry of judgment.

F.Liability of Control Persons and Aiders.

 (1) A person who directly or indirectly controls a seller, buyer, or issuer of a security is liable under Section 33A, 33B, or 33C jointly and severally with the seller, buyer, or issuer, and to the same extent as if he were the seller, buyer, or issuer, unless the controlling person sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

 (2) A person who directly or indirectly with intent to deceive or defraud or with reckless disregard for the truth or the law materially aids a seller, buyer, or issuer of a security is liable under Section 33A, 33B, or 33C jointly and severally with the seller, buyer, or issuer, and to the same extent as if he were the seller, buyer, or issuer.

 (3) There is contribution as in cases of contract among the several persons so liable.

 G. Survivability of Actions. Every cause of action under this Act survives the death of any person who might have been a plaintiff or defendant.

 H. Statute of Limitations.

  (1) No person may sue under Section 33A(1) or 33F so far as it relates to Section 33A(1):

   (a) more than three years after the sale; or

   (b) if he received a rescission offer (meeting the requirements of Section 33I) before suit unless he (i) rejected the offer in writing within 30 days of its receipt and (ii) expressly reserved in the rejection his right to sue; or

  (c) more than one year after he so rejected a rescission offer meeting the requirements of Section 33I.

(2) No person may sue under Section 33A(2), 33C, or 33F so far as it relates to 33A(2) or 33C:

  (a) more than three years after discovery of the untruth or omission, or after discovery should have been made by the exercise of reasonable diligence; or

 (b) more than five years after the sale; or

 (c) if he received a rescission offer (meeting the requirements of Section 33I) before suit, unless he (i) rejected the offer in writing within 30 days of its receipt, and (ii) expressly reserved in the rejection his right to sue; or

 (d) more than one year after he so rejected a rescission offer meeting the requirements of Section 33I.


(3) No person may sue under Section 33B or 33F so far as it relates to Section 33B:

 (a) more than three years after discovery of the untruth or omission, or after discovery should have been made by the exercise of reasonable diligence; or

 (b)more than five years after the purchase; or

 (c)if he received a rescission offer (meeting the requirements of Section 33J) before suit unless he (i) rejected the offer in writing within 30 days of its receipt, and (ii) expressly reserved in the rejection his right to sue; or

 (d) more than one year after he so rejected a rescission offer meeting the requirements of Section 33J.

I. Requirements of a Rescission Offer to Buyers. A rescission offer under Section 33H(1) or (2) shall meet the following requirements:

(1) The offer shall include financial and other information material to the offeree's decision whether to accept the offer, and shall not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

(2) The offeror shall deposit funds in escrow in a state or national bank doing business in Texas (or in another bank approved by the commissioner) or receive an unqualified commitment from such a bank to furnish funds sufficient to pay the amount offered.

(3) The amount of the offer to a buyer who still owns the security shall be the amount (excluding costs and attorney's fees) he would recover on rescission under Section 33D(1).

(4) The amount of the offer to a buyer who no longer owns the security shall be the amount (excluding costs and attorney's fees) he would recover in damages under Section 33D(3).

(5) The offer shall state:

 (a) the amount of the offer, as determined pursuant to Paragraph (3) or (4) above, which shall be given (i) so far as practicable in terms of a specified number of dollars and a specified rate of interest for a period starting at a specified date, and (ii) so far as necessary, in terms of specified elements (such as the value of the security when it was disposed of by the offeree) known to the offeree but not to the offeror, which are subject to the furnishing of reasonable evidence by the offeree.

 (b) the name and address of the bank where the amount of the offer will be paid.

 (c) that the offeree will receive the amount of the offer within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of:

 (i) the security, if the offeree still owns it, or evidence of the fact and date of disposition if he no longer owns it; and

 (ii) evidence, if necessary, of elements referred to in Paragraph
(a)(ii) above.

 (d) conspicuously that the offeree may not sue on his purchase under
Section 33 unless:

 (i) he accepts the offer but does not receive the amount of the offer, in which case he may sue within the time allowed by Section 33H(1)(a) or 33H(2)(a) or (b), as applicable; or

(ii) he rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his right to sue, in which case he may sue within one year after he so rejects.

(e) in reasonable detail, the nature of the violation of this Act that occurred or may have occurred.

(f) any other information the offeror wants to include.

J. Requirements of a Rescission Offer to Sellers. A rescission offer under Section 33H(3) shall meet the following requirements:

(1) The offer shall include financial and other information material to the offeree's decision whether to accept the offer, and shall not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

(2) The offeror shall deposit the securities in escrow in a state or national bank doing business in Texas (or in another bank approved by the commissioner).

(3) The terms of the offer shall be the same (excluding costs and attorney's fees) as the seller would recover on rescission under Section 33D(2).

 (4) The offer shall state:

 (a) the terms of the offer, as determined pursuant to Paragraph (3) above, which shall be given (i) so far as practicable in terms of a specified number and kind of securities and a specified rate of interest for a period starting at a specified date, and (ii) so far as necessary, in terms of specified elements known to the offeree but not the offeror, which are subject to the furnishing of reasonable evidence by the offeree.

(b) the name and address of the bank where the terms of the offer will be carried out.

(c) that the offeree will receive the securities within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of:

  (i) the amount required by the terms of the offer; and

 (ii) evidence, if necessary, of elements referred to in Paragraph
(a)(ii) above.

(d) conspicuously that the offeree may not sue on his sale under
Section 33 unless:

 (i) he accepts the offer but does not receive the securities, in which case he may sue within the time allowed by Section 33H(3)(a) or (b), as applicable; or

 (ii) he rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his right to sue, in which case he may sue within one year after he so rejects.

(e) in reasonable detail, the nature of the violation of this Act that occurred or may have occurred.

(f) any other information the offeror wants to include.

K. Unenforceability of Illegal Contracts. No person who has made or engaged in the performance of any contract in violation of any provision of this Act or any rule or order or requirement hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

 L. Waivers Void. A condition, stipulation, or provision binding a buyer or seller of a security to waive compliance with a provision of this Act or a rule or order or requirement hereunder is void.

 M. Saving of Existing Remedies. The rights and remedies provided by this Act are in addition to any other rights (including exemplary or punitive damages) or remedies that may exist at law or in equity.

N. Limitation of Liability in Small Business Issuances.

 (1) For purposes of this Section 33N, unless the context otherwise requires, "small business issuer" means an issuer of securities that, at the time of an offer to which this Section 33N applies:

  (a) has annual gross revenues in an amount that does not exceed $25 million; and

  (b) does not have a class of equity securities registered, or required to be registered, with the Securities and Exchange Commission under
Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C.
Section 78l).

  (2) This Section 33N applies only to:

  (a) an offer of securities made by a small business issuer or by the seller of securities of a small business issuer that is in an aggregate amount that does not exceed $5 million; and

  (b) a person who has been engaged to provide services relating to an offer of securities described by Section 33N(2)(a), including an attorney, an accountant, a consultant, or the firm of the attorney, accountant, or consultant.

(3) The maximum amount that may be recovered against a person to which this Section 33N applies in any action or series of actions under
Section 33 relating to an offer of securities to which this Section 33N applies is an amount equal to three times the fee paid by the issuer or other seller to the person for the services related to the offer of securities, unless the trier of fact finds the person engaged in intentional wrongdoing in providing the services.

(4) A small business issuer making an offer of securities shall provide to the prospective buyer a written disclosure of the limitation of liability created by this Section 33N and shall receive a signed acknowledgment that the disclosure was provided.

UTAH UNIFORM SECURITIES ACT


         SECTION 61-1-7. REGISTRATION BEFORE SALE.

 It is unlawful for any person to offer or sell any security in this state unless it is registered under this chapter, the security or transaction is exempted under Section 61-1-14, or the security is a federal covered security for which a notice filing has been made pursuant to the provisions of Section 61-1-15.5.

   SECTION 61-1-22. SALES AND PURCHASES IN VIOLATION;
REMEDIES; LIMITATION OF ACTIONS.

 (1)(a) A person who offers or sells a security in violation of Subsection 61-1-3(1), Section 61-1-7, Subsection 61-1-17(2), any rule or order under Section 61-1-15, which requires the affirmative approval of sales literature before it is used, any condition imposed under Subsection 61-1-10(4) or 61-1-11(7), or offers, sells, or purchases a security in violation of Subsection 61-1-1(2) is liable to the person selling the security to or buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at 12% per year from the date of payment, costs, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security or for damages if he no longer owns the security.

 (b) Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at 12% per year from the date of disposition.

 (2) The court in a suit brought under Subsection (1) may award an amount equal to three times the consideration paid for the security, together with interest, costs, and attorney's fees, less any amounts, all as specified in Subsection (1) upon a showing that the violation was reckless or intentional.

(3) A person who offers or sells a security in violation of Subsection 61-1-1(2) is not liable under Subsection (1)(a) if the purchaser knew of the untruth or omission, or the seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

(4)(a) Every person who directly or indirectly controls a seller or buyer liable under Subsection (1), every partner, officer, or director of such a seller or buyer, every person occupying a similar status or performing similar functions, every employee of such a seller or buyer who materially aids in the sale or purchase, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

 (b) There is contribution as in cases of contract among the several persons so liable.

(5) Any tender specified in this section may be made at any time before entry of judgment.

(6) A cause of action under this section survives the death of any person who might have been a plaintiff or defendant.

(7)(a) No action shall be maintained to enforce any liability under this section unless brought before the expiration of four years after the act or transaction constituting the violation or the expiration of two years after the discovery by the plaintiff of the facts constituting the violation, whichever expires first.

(b) No person may sue under this section if:

  (i) the buyer or seller received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at 12% per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within 30 days of its receipt; or

(ii) the buyer or seller received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within 30 days of its receipt.

(8) No person who has made or engaged in the performance of any contract in violation of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(9) A condition, stipulation, or provision binding a person acquiring a security to waive compliance with this chapter or a rule or order hereunder is void.

(10)(a) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity.

(b) This chapter does not create any cause of action not specified in this section or Subsection 61-1-4(6).


VERMONT SECURITIES ACT


SECTION 4205. REGISTRATION AND NOTICE FILING OF SECURITIES.

 No securities except those exempted under section 4203a of this title, those sold in any transaction exempt under section 4204a of this title, or those that are federal covered securities may be offered for sale or sold within this state unless such securities shall have been registered by notification or by qualification as defined in this chapter. Registration of stock shall be deemed to include the registration of rights to subscribe to such stock if the notice under section 4207 of this title or the application under section 4208 of this title for registration of such stock includes a statement that such rights are to be issued.

         SECTION 4240. CIVIL LIABILITY.

 (a) Any person who offers or sells a security in violation of sections 4205, 4213, 4224a or 4234 of this title, or any rule of the commissioner relating to those sections is liable to the person purchasing the security from that person. The purchaser of the security may sue to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs and reasonable attorneys' fees less the amount of any income received on the security, upon the tender of the security, or for damages plus costs and reasonable attorneys' fees if the purchaser no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition. Tender shall require only notice of willingness to exchange the security for the amount specified.

(b) A person who offers or sells a security in violation of subsection 4224a(a) is not liable under this subsection if the purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact; or the seller sustains the burden of proof to establish that the seller did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

(c) Any person who purchases a security in violation of subsection
4224a(a) is liable to the person selling the security to that person. The seller of the security may sue to recover the security, plus any income received by the purchaser on the security upon tender of the consideration received, costs and reasonable attorneys' fees, or for damages plus costs and reasonable attorneys' fees if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser acquired it, plus interest at the legal rate on that amount from the date of disposition, over the consideration paid for the security plus any income received on the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security.

(d) A person who purchases a security in violation of subsection
4224a(a) is not liable under this subsection if the seller knew of the untrue statement of a material fact or omission of a statement of a material fact; or the purchaser sustains the burden of proof to establish that the purchaser did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

(e)(1) A person who engages in the business of advising other persons, for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities in violation of subsections 4213(f), (g),(h) or (i) of this title, subsections 4224a(e), (f), (g), or (i) of this title, or section 4234 of this title is liable to such other persons, who may sue to recover the consideration paid for such advice and any loss due to such advice, together with interest at the legal rate from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice.

(2) A person who receives directly or indirectly any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports, or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit on such other person, is liable to such other person, who may sue to recover the consideration paid for such advice and any loss due to such advice, together with interest at the legal rate from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice.

(f) Every person who directly or indirectly controls another person liable under subsection (a), (c) or (e) of this section, every partner, officer or director of that other person, every member in a member-managed limited liability company, every manager in a manager-managed limited liability company, and every member in a manager-managed limited liability company who materially aids in the act or transaction constituting the violation, every person occupying a similar status or performing similar functions, every employee of that other person who materially aids in the act or transaction constituting the violation and every broker-dealer or sales representative who materially aids in the act or transaction constituting the violation is also liable jointly and severally with and to the same extent as that other person, unless the person otherwise secondarily liable under this chapter proves that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(g) An action under this section shall be brought within three years after the act, omission or transaction constituting the violation, or within two years after the violation is or reasonably should have been discovered, whichever occurs later, but not later than six years after the act, omission or transaction constituting the violation.

(h) No person subject to this chapter who has made or engaged in the performance of any contract in violation of sections 4205, 4213, 4224a or 4234 of this chapter or any rule or order of the commissioner, or who has acquired any purported right under any contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(i) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity.

(j) Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.


VIRGINIA SECURITIES ACT


  SECTION 13.1-507. REGISTRATION REQUIREMENT; EXEMPTIONS.

It shall be unlawful for any person to offer or sell any security unless (i) the security is registered under this chapter, (ii) the security or transaction is exempted by this chapter, or (iii) the security is a federal covered security. Notwithstanding the provisions of subdivision
(iii), for the period ending three years from October 11, 1996, the Commission may require the registration of a federal covered security issued by any issuer who refuses to pay a fee required by this chapter or rule promulgated pursuant to this chapter; provided, that a delay in payment or an underpayment of a fee that is remedied within fifteen days after receipt of notice from the Commission shall not constitute a refusal to pay the fee.

         SECTION 13.1-522. CIVIL LIABILITIES.

 A. Any person who: (i) sells a security in violation of Section
13.1-502, 13.1-504A, 13.1-507(i) or (ii), 13.1-510(e) or (f), or (ii) sells a security by means of an untrue statement of a material fact or any omission to state a material fact necessary in order to make the statement made, in the light of the circumstances under which they were made, not misleading (the purchaser not knowing of such untruth or omission), and who shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of such untruth or omission, shall be liable to the person purchasing such security from him who may sue either at law or in equity to recover the consideration paid for such security, together with interest thereon at the annual rate of six percent, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of such security, or for the substantial equivalent in damages if he no longer owns the security.

 B. Any person who (i) engages in the business of advising others, for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities in willful and material violation of Section 13.1-503, subsection A of Section 13.1-504, or of any rule or order under Section 13.1- 505.1, or
(ii) receives, directly or indirectly, any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person, shall be liable to that person who may sue either at law or in equity to recover the consideration paid for such advice and any loss due to such advice, together with interest thereon at the annual rate of six percent from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice and any other economic advantage.

C. Every person who directly or indirectly controls a person liable under subsection A or B of this section, including every partner, officer, or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the conduct giving rise to the liability, and every broker-dealer, investment advisor, investment advisor representative or agent who materially aids in such conduct shall be liable jointly and severally with and to the same extent as such person, unless able to sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There shall be contribution as in cases of contract among the several persons so liable.

 D. No suit shall be maintained to enforce any liability created under this section unless brought within two years after the transaction upon which it is based; provided, that, if any person liable by reason of subsection A, B or C of this section makes a written offer, before suit is brought, to refund the consideration paid and any loss due to any investment advice provided by such person, together with interest thereon at the annual rate of six percent, less the amount of any income received on the security or resulting from such advice, or to pay damages if the purchaser no longer owns the security, no purchaser or user of the investment advisory service shall maintain a suit under this section who has refused or failed to accept such offer within thirty days of its receipt.

E. Any tender specified in this section may be made at any time before entry of judgment.

F. Any condition, stipulation or provision binding any person acquiring any security or receiving any investment advice to waive compliance with any provision of this chapter or of any rule or order thereunder shall be void.

G. The rights and remedies provided by this chapter shall be in addition to any and all other rights and remedies that may exist at law or in equity.

THE SECURITIES ACT OF WASHINGTON

 SECTION 21.20.140. UNLAWFUL TO OFFER OR SELL UNREGISTERED SECURITIES;
EXCEPTIONS.

 It is unlawful for any person to offer or sell any security in this state unless: (1) The security is registered by coordination or qualification under this chapter; (2) the security or transaction is exempted under RCW
21.20.310 or 21.20.320; or (3) the security is a federal covered security, and, if required, the filing is made and a fee is paid in accordance with RCW 21.20.327.

SECTION 21.20.430. CIVIL LIABILITIES; SURVIVAL, LIMITATION OF ACTIONS; WAIVER OF CHAPTER VOID; SCIENTER.

(1) Any person, who offers or sells a security in violation of any provisions of RCW 21.20.010, 21.20.140(1) or (2), or 21.20.180 through
21.20.230, is liable to the person buying the security from him or her, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight percent per annum from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he or she no longer owns the security. Damages are the amount that would be recoverable upon a tender less (a) the value of the security when the buyer disposed of it and (b) interest at eight percent per annum from the date of disposition.

 (2) Any person who buys a security in violation of the provisions of RCW 21.20.010 is liable to the person selling the security to him or her, who may sue either at law or in equity to recover the security, together with any income received on the security, upon tender of the consider ation received, costs, and reasonable attorneys' fees, or if the security cannot be recovered, for damages. Damages are the value of the security when the buyer disposed of it, and any income received on the security, less the consideration received for the security, plus interest at eight percent perannum from the date of disposition, costs, and reasonable attorneys' fees.

(3) Every person who directly or indirectly controls a seller or buyer liable under subsection (1) or (2) above, every partner, officer, director or person who occupies a similar status or performs a similar function of such seller or buyer, every employee of such a seller or buyer who materially aids in the transaction, and every broker-dealer, salesperson, or person exempt under the provisions of RCW 21.20.040 who materially aids in the transaction is also liable jointly and severally with and to the same extent as the seller or buyer, unless such person sustains the burden of proof that he or she did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(4)(a) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

(b) No person may sue under this section more than three years after the contract of sale for any violation of the provisions of RCW 21.20.140(1) or (2) or 21.20.180 through 21.20.230, or more than three years after a violation of the provisions of RCW 21.20.010, either was discovered by such person or would have been discovered by him or her in the exercise of reasonable care. No person may sue under this section if the buyer or seller receives a written rescission offer, which has been passed upon by the director before suit and at a time when he or she owned the security, to refund the consideration paid together with interest at eight percent per annum from the date of payment, less the amount of any income received on the security in the case of a buyer, or plus the amount of income received on the security in the case of a seller.

(5) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

(6) Any tender specified in this section may be made at any time before entry of judgment.

(7) Notwithstanding subsections (1) through (6) of this section, if an initial offer or sale of securities that are exempt from registration under RCW 21.20.310 is made by this state or its agencies, political subdivisions, municipal or quasi-municipal corporations, or other instrumentality of one or more of the foregoing and is in violation of RCW 21.20.010(2), and any such issuer, member of the governing body, committee member, public officer, director, employee, or agent of such issuer acting on its behalf, or person in control of such issuer, member of the governing body, committee member, public officer, director, employee, or agent of such person acting on its behalf, materially aids in the offer or sale, such person is liable to the purchaser of the security only if the purchaser establishes scienter on the part of the defendant. The word "employee" or the word "agent," as such words are used in this subsection, do not include a bond counsel or an underwriter. Under no circumstances whatsoever shall this subsection be applied to require purchasers to establish scienter on the part of bond counsels or underwriters. The provisions of this subsection are retroactive and apply to any action commenced but not final before July 27, 1985. In addition, the provisions of this subsection apply to any action commenced on or after July 27, 1985.

WISCONSIN UNIFORM SECURITIES LAW

        SECTION 551.21. REGISTRATION REQUIREMENT.

(1) It is unlawful for any person to offer or sell any security in this state unless at least one of the following conditions is met:

(a) The security is registered under this chapter.

(b) The security or transaction is exempted under s. 551.22 or 551.23.

(c) The security is a federal covered security.

(2) It is unlawful for any issuer or registrant of any securities registered under this chapter, or any person in control of or controlled by or under common control with the issuer or registrant, to offer or sell any of the registered securities in this state if the issuer or registrant is in violation of this chapter, or any rule under this chapter, or any order under this chapter of which he or she has notice, or if the registration statement relating to the securities, as of the date of such offer or sale, is incomplete in any material respect or contains any statement which is false or misleading with respect to any material fact.

        SECTION 551.59. CIVIL LIABILITIES.

(1)(a) Any person who offers or sells a security in violation of s.551.21, 551.31, 551.41 or 551.55 or any rule relating thereto, or any condition imposed under s. 551.26 or 551.27 or any order under this chapter of which the person has notice is liable to the person purchasing the security from him or her. The person purchasing the security may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate under s. 138.04 from the date of payment, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or for damages if the person no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate under s. 138.04 from the date of disposition. Tender shall require only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last-known address of the person liable.

(1)(b) A person who offers or sells a security in violation of s.
551.41(2) is not liable under par. (a) if the purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact or the person sustains the burden of proof to establish that he or she did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

(2)(a) Any person who purchases a security in violation of s.
551.41(2) is liable to the person selling the security to him or her, who may sue either at law or in equity to recover the security and reasonable attorney fees, plus any income received by the purchaser thereon, upon tender of the consideration received, or for damages and reasonable attorney fees if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate under s. 138.04 from the date of disposition, over the consideration paid for the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last-known address of the person liable.

(2)(b) A person who purchases a security in violation of s. 551.41(2) is not liable under par. (a) if the seller knew of the untrue statement of a material fact or omission of a statement of a material fact or the person sustains the burden of proof to establish that he or she did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

(3) Any person who willfully participates in any act or transaction in violation of s. 551.42 shall be liable to any other person who purchases or sells any security at a price which was affected by the act or transaction for the damages sustained as a result of such act or transaction. Damages shall be the difference between the price at which the other person purchased or sold securities and the market value which the securities would have had at the time of his or her purchase or sale in the absence of the act or transaction, plus interest at the legal rate under s. 138.04 and reasonable attorney fees.

(4) Every person who directly or indirectly controls a person liable under sub. (1), (2) or (3), every partner, principal executive officer or director of such person, every person occupying a similar status or performing similar functions, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the person liable hereunder proves that he or she did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

(5) No action shall be maintained under this section unless commenced before the expiration of 3 years after the act or transaction constituting the violation, but the time specified for commencing such action shall be extended by reason of any fact and for the time specified in ss. 893.13 and
893.16 to 893.23.

(6)(a) No purchaser may commence an action under this section if, before suit is commenced, the purchaser has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the purchaser of his or her rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate under s. 138.04 from the date of payment, less the amount of any income received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with sub. (1); and stating that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of receipt thereof or such shorter period as the division may by rule prescribe; and the purchaser has failed to accept such offer in writing within the specified period.

(b) No seller may commence an action under this section if, before suit is commenced, the seller has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the seller of his or her rights; offering to return the security plus the amount of any income received thereon upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with sub. (2); and providing that the offer may be accepted by the seller at any time within a specified period of not less than 30 days after the date of receipt thereof; and the seller has failed to accept the offer in writing within the specified period.

(c) Offers shall be in the form and contain the information the division by rule prescribes. Every offer under this subsection shall be delivered to the offeree or sent by certified mail addressed to the offeree at the offeree's last-known address. If an offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subsection.

(7) No person who has made or engaged in the performance of any contract in violation of this chapter or any rule or order hereunder, or who has acquired any purported right under any contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

(8) Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

(9) The rights and remedies under this chapter are in addition to any other rights or remedies that may exist at law or in equity.

                                  PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
 Item 24 Indemnification of Directors and Officers.
         Article Seven of Cryocon's Certificate of Incorporation authorizes Cryocon to indemnify any current or former director, officer, employee, or agent of Cryocon, or a person serving in a similar post in another organization at the request of Cryocon, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit the indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 25. Other Expenses of Issuance and Distribution.

         It is estimated that the expenses incurred in connection with distribution of the shares of Common Stock offered hereby will be as follows:




                                                  Amount Payable
Item                                               by Company

SEC Registration Fee                                 8,666.00

Printing and Engraving                               5,000.00

Legal Fees and Expenses                             15,000.00

Accounting Fees and Expenses                         9,500.00

Fees and Expenses for Qualification                  5,500.00
under State Securities Laws

Transfer Agent Fees and Expenses                    10,020.00

Miscellaneous                                          750.00

Total                                               54,466.00

ITEM 26.   Recent Sales Of Unregistered Securities

     The Company has sold the following securities that were not registered under the Securities Act of 1933.

     On August 14, 2000, ISO Block (the predecessor to Cryocon) acquired all of the issued and outstanding shares of Cryocon Utah, and issued 44,000,000 restricted shares of its common stock as consideration to the eleven (11) shareholders of Cryocon Utah. In exchange, the Cryocon Utah shareholders gave ISO Block their 11,000,000 shares previously held in Cryocon Utah. The shares were issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act. To Cryocon's knowledge, the shareholders received a variety of financial and other information about ISO Block in connection with the shareholders' due diligence. No public solicitation or general advertising was done in connection with this sale. ISO Block did not pay commissions in connection with this transaction.

     On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund I, an Illinois Limited Liability Company, on January 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund I upon conversion of the debenture. Paragon Venture Fund I purchased the debenture, from Cryocon Utah, with principal in the amount of $28,800. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later about ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

     On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund II, an Illinois Limited Liability Company, on February 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund II upon conversion of the debenture. Paragon Venture Fund II purchased the debenture, from Cryocon Utah, with principal in the amount of $647,300. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

     On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund III, an Illinois Limited Liability Company, on March 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund III upon conversion of the debenture. Paragon Venture Fund III purchased

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

the debenture, from Cryocon Utah, with principal in the amount of $1,404,437. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

     On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund IV, an Illinois Limited Liability Company, on April 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund IV upon conversion of the debenture. Paragon Venture Fund IV purchased the debenture, from Cryocon Utah, with principal in the amount of $475,000. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

     On September 15, 2000, Cryocon issued a convertible debenture to Paragon Venture Fund V, an Illinois Limited Liability Company. Paragon Venture Fund V purchased the debenture, from Cryocon, with principal in the amount of $1,4,000. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon Utah did not pay any fees or commissions in connection with this sale.

     On November 3, 2000, Cryocon issued 2,880,000 shares of common stock to Paragon Venture Fund I, after receiving a notice of conversion of the denture issued to Paragon Venture Fund I. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On November 3, 2000, Cryocon issued 1,294,000 shares of common stock to Paragon Venture Fund II, after receiving a notice of conversion of the denture issued to Paragon Venture Fund II. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On November 3, 2000, Cryocon issued 1,355,437 shares of common stock to Paragon Venture Fund III, after receiving a notice of conversion of the denture issued to Paragon Venture Fund III. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On November 3, 2000, Cryocon issued 237,500 shares of common stock to Paragon Venture IV, after receiving a notice of conversion,
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

after receiving a notice of conversion of the denture issued to Paragon Venture Fund IV. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On January 27, 2001, Cryocon issued 752,118 shares of common stock to Paragon Venture V, after receiving a notice of conversion of the denture issued to Paragon Venture Fund V. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On October 6, 2000, Cryocon issued an option to Bourns, Inc. granting Bourns the right to purchase 30,000 shares of Cryocon's common stock at the price of $1.00 per share. The options were issued in consideration of Bourn granting an extension of the closing date for the purchase of real estate that Cryocon was purchasing from Bourn. Cryocon did not receive any cash proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Cryocon's knowledge, the management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On December 15, 2000, Cryocon issued an option to Bourns, Inc. granting Bourns the right to purchase 30,000 shares of Cryocon's common stock at the price of $1.00 per share. The options were issued in consideration of Bourn granting an extension of the closing date for the purchase of real estate that Cryocon was purchasing from Bourn. Cryocon did not receive any cash proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Cryocon's knowledge, the management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

     On December 15, 2000, Cryocon granted options to purchase 15,392 restricted shares of Cryocon's common stock to 9 former employees and options were also extended to 17 employees who remained after the corporate restructuring. The options totaled 72,198 restricted shares. These parties have the right to pay the exercise price of $1.50 per share, or to utilize a "cashless"
method to exercise of their options.   Cryocon did not receive
any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if these employees elect to purchase the shares. One former employee has exercised his option pursuant to the "cashless" exercise method. Cryocon issued 1,670 shares of common stock pursuant to the former employee's cashless exercise. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. The former employees have access to the Company's reports filed pursuant to the Exchange Act, and are familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     On December 17, 2000, Cryocon issued an option on 250,000 shares of common stock to J. Brain Morrison in connection with his position as a board member with Cryocon. The option shares vest in the amount of 100,000 shares on January 2, 2001; 75,000 shares on January 2, 2002; and 75,000 on January 2, 2003. There is no exercise price. Cryocon will not receive any cash proceeds from the issuance the common stock. The shares will be issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act. Mr. Morrison has access to the Company's reports filed pursuant to the Exchange Act and is familiar with Cryocon's operations and financial positions. Cryocon did not pay any fees or commissions in connection with this issuance.

     On December 20, 2000, Cryocon issued an option to Mr. Todd Moore granting Mr. Moore the right to purchase 1,000,000 shares of Cryocon's common stock at the price of $0.10 per share. Cryocon did not receive any proceeds from the issuance of the option, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Cryocon's knowledge, Mr. Moore is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with his due diligence, and Mr. Moore has had and continues to have access to the Company's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     On January 12, 2001, Cryocon issued warrants to 327 of its shareholders to purchase up to 3,714,585 shares of Cryocon's common stock. The exercise price for the warrants is eighty (80%) percent of the market price of Cryocon's common stock on the day immediately prior to the day that the shareholders elect to exercise their warrants, with a minimum exercise price of $2.00 dollars per share. The warrants were issued as a dividend to Cryocon's shareholders without cost or consideration from the shareholders, and not issued for value. The issuance of the Warrants, therefore, was exempt from the registration. The shares to be issued pursuant to the exercise of the warrants were not to be issuable until the effective date of the registration statement original filed February 9, 2001. Cryocon intends to issue new warrants in exchange for the warrants currently issued to its shareholders. The new warrants and common stock issuable upon their exercise are being registered pursuant to this registration statement. Cryocon did not pay any fees or commissions in connection with this issuance.

     Pursuant to a written agreement between Cryocon and J. Brain Morrison, executed on February 1, 2001, Cryocon issued an option to Mr. Morrison to purchase up to 500,000 shares of Cryocon's common stock at the price of $0.10 per share. Cryocon did not receive any proceeds from the issuance of the option, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. To Cryocon's knowledge, Mr. Morrison is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with his due diligence, and Mr. Morrison has had and continues to have access to the Company's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     On February 1, 2001, Cryocon issued 300,000 restricted shares of common stock to Citizen Asia Pacific, Ltd, as consideration for Citizen Asia Pacific's services as consultants. The shares were issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act. To Cryocon's knowledge, Asia Pacific's management is sophisticated in financial investments and received a variety of financial and other information about Cryocon, and has had, and continues to have, access to the Company's reports filed pursuant to the Exchange ct, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     On March 2, 2001, Cryocon agreed to issue an additional 300,000 shares of restricted common stock to Citizen Asia Pacific, Ltd, as consideration for Citizen Asia Pacific's services as consultants. The shares will be issued increments of 100,000 shares. The first increment was issued on March 2, 2001. The shares were issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act. To Cryocon's knowledge, Asia Pacific's management is sophisticated in financial investments and received a variety of financial and other information about Cryocon, and has had, and continues to have, access to the Company's reports filed pursuant to the Exchange ct, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     On February 16, 2001, Cryocon entered into a written agreement with Millennium Capital, granting Millennium the right to purchase 1,500,000 shares of Cryocon's common stock. Millennium's purchase price per share is eighty percent (80%) of the market price for Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale.

     From February 16, 2001 to March 1, 2001, Cryocon sold 126,000 restricted shares of common stock to five of its current shareholders (plus eight children of a current shareholder) at the price of $2.00 per share. Cryocon received $252,000 in gross proceeds from the sale of the restricted shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. As a shareholder prior to the investment, the investor had received the Company's reports filed pursuant to the Exchange Act, and was familiar with Cryocon's operations and financial condition. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale.

     From February 16, 2001 to March 1, 2001, Cryocon sold 13,100 restricted shares of common stock to three new investors at the price of $2.00 per share. Cryocon received $16,200 in gross proceeds from the sale of the restricted shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale.

     On April 3, 2001, Cryocon acquired all of the issued and outstanding shares of XTool, Inc. and issued 250,000 shares of restricted common stock as consideration to the four (4) shareholders of XTool. In exchange, the XTool's shareholders gave Cryocon their shares previously held in XTool. The shares were issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act. To Cryocon's knowledge, the shareholders received a variety of financial and other information about Cryocon in connection with the shareholders' due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay commissions in connection with this transaction.

     On May 3, 2001, a Cryocon shareholder elected to surrender his 10,000 shares to Cryocon in exchange for a 6 month note in the principal amount of $20,000. The note carries an interest rate of 12% per annum and is secured by stock pledged by an affiliate of Cryocon. To Cryocon's knowledge, the shareholders received a variety of financial and other information about Cryocon in connection with the shareholders' due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay commissions in connection with this transaction.

     Ms. Debra L. Brunson has received options to purchase 500,000 restricted shares due to her position as an officer and director of Cryocon. She served as Vice President of Human Relations and Public Relations from January 3, 2000 to March 16, 2001. Ms. Brunson also served as a director and corporate secretary from January 3, 2000 to December 31, 2000. To date Ms. Brunson has not exercised any of her option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if she elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Ms. Brunson has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Jeffrey A. Taylor was hired as Vice President, Sales,
May 10, 2000. Mr. Taylor received stock options for 250,000 restricted shares to vest at 50,000 shares a year over 5 years.

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


Mr. Taylor terminated employment with Cryocon on March 21, 2001. His option was modified to 41,696 shares vesting immediately.
The exercise price was set at $1.50 per share. Mr. Taylor's option expires 180 days from March 21, 2001. To date Mr. Taylor has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Taylor has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. James M. Retallick was promoted to Vice President, Corporate Counsel and July 10, 2001 and has received options in the amount of 250,000 restricted to vest at 50,000 shares a year over a 5 year period. The exercise price is set at $1.50 for the first vesting and 80% of the average share price for the month of December preceding future vestings. To date no shares have vested. Mr. Retallick has also received an option at $1.50 per share for 250,000 restricted founder shares. To date Mr. Retallick has not exercised any of his options. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Retallick has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Phillip Ray was hired July 10, 2000 as Vice President of Marketing. He received a hiring bonus of 10,000 restricted shares and stock options for 250,000 restricted shares to vest at 50,000 shares a year over 5 years. Mr. Ray terminated employment with Cryocon on October 4, 2000. His option was modified to 30,000 shares vesting at 5,000 shares per quarter, beginning December 31, 2000. The option expires five days from the last vesting date. The exercise price was set at $1.00 per share. To date Mr. Ray has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Ray has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. D. Clark Carlile was hired July 17, 2000, as Vice President of Operations. He received a hiring bonus of 10,000 restricted shares and stock options for 250,000 restricted shares to vest at 50,000 shares a year over 5 years. Mr. Carlile terminated employment with Cryocon on April 25, 2001. His option was modified to 37,503 shares vesting immediately. The exercise price was set at $1.50 per share. The option expires 180 days from April 25, 2001. To date Mr. Carlile has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Carlile has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Matthew Kammeyer was promoted to Vice President, Marketing on January 3, 2001. He received a hiring bonus of 10,000 restricted shares and stock options for 250,000 restricted shares to vest at 50,000 shares a year over 5 years. The exercise price is set at $1.50 per share for the first vesting and 80% of the average market price for the month of December preceding any additional vestings. To date Mr. Kammeyer has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Kammeyer has access to Cryocon's reports filed pursuant to the Exchange

Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Harry M. Brunson received an option for 250,000 restricted shares for his service as a Director from January 3, 2000 to December 31, 2000. The option vested immediately and has an exercise price of $1.50 per share. The option expires 180 days from April 7, 2001. To date Mr. Brunson has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Brunson has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Ryan Brunson received 50,000 restricted shares for his assistance in founding and start-up of Cryocon. The effective date of this transfer was November 10, 1999. The gift of shares was made prior to the acquisition of Cryocon by ISO Block.

     Ms. Arlene Racker received an option for 50,000 restricted shares on March 30, 2001 for her services as an administrative assistant. Ms. Racker's option vests at 10,000 shares a year at the anniversary of her hire. The exercise price is set at $1.50 per share for the first vesting and 80% of the average market price for the month of December preceding any additional vestings. To date Ms. Racker has not exercised any of her option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if she elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. Ms. Racker has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Gregg Craft received an option upon terminating his employment on March 15, 2001. The option was for 8,959 restricted shares and vested immediately with an exercise price of $1.50 per share. To date, Mr. Craft has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Craft has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

     Mr. Doug Moore received an option for 60,000 restricted shares on April 11, 2001. The option vests at 12,000 shares per year over five years. The exercise price is set at $1.50 per share for the first vesting and 80% of the average market price for the month of December preceding any additional vestings. To date Mr. Moore has not exercised any of his option. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if he elects to purchase the shares. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. Mr. Moore has access to Cryocon's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

Item 27. Exhibits.

         (a) Exhibits. The following exhibits are filed with this report, except those indicated as having previously been filed with the Securities and Exchange
Commission and which are incorporated by reference to another report, registration statement or form. Cryocon will furnish any exhibit indicated in the list below as filed with this report (not incorporated by reference) upon payment to Cryocon of its expenses in furnishing the information upon the request of any Shareholder of Record.

2.0      Plan of Acquisition, Reorganization, Arrangement,
         Liquidation or  Succession

         2.1      Agreement and Plan of Reorganization dated
                   April 25, 2000
                   (incorporated by reference to Exhibit 2.1 to Form 8-K dated August 18, 2000)

3.0      Articles and Bylaws

         3.1      Articles of Incorporation of Cryocon
                  (incorporated by reference to Exhibit 3.1 to registration statement on Form S-8 of Champion Computer Rentals, Inc., file no. 33-23257-D)

         3.2 Bylaws of Cryocon (incorporated by reference to Exhibit on Form 10-KSB for fiscal year ended 1993).

         3.3      Certificate of Amendment and Restatement to
                  Articles of Incorporation (incorporated by reference to Exhibit 3.4 to Form 8-K dated February 10, 1994).

         3.4      Certificate of Amendment to Articles of
                  Incorporation,
                  changing Cryocon's name to Iso-Block Products USA, Inc.(incorporated by reference to Exhibit 2(c) to registration statement on Form 8-A, file no. 0-25810).

         3.5 Certificate of Amendment to Articles of Incorporation, changing the company's name to Cryocon, Inc., authorizing a four to one reverse split, authorizing the increase of capital stock to 50,000,000 shares of common stock, and ratifying the change of auditors to HJ & Associates of Salt Lake City, Utah.
                  (Incorporated by reference to Exhibit 3.6 to the 10-QSB, filed November 14, 2000.)

4.0      Instruments Defining the Rights of Security Rights

         4.1(1) Convertible Debenture Due January 3, 2003 between Cryocon,
                  Inc. and Robert Brunson in the Principal Amount of $50,000.00.

         4.2(1) Convertible Debenture Due February 1, 2003 between Cryocon,
                  Inc. and Paragon Venture Fund LLC in the
                  Principal Amount of $28,800.00.

         4.3(1) Convertible Debenture Due February 1, 2003 between Cryocon,
                  Inc. and Paragon Venture Fund LLC in the
                  Principal Amount of $647,300.00.

         4.4(1) Convertible Debenture Due February 1, 2003 between Cryocon,
                  Inc. and Paragon Venture Fund LLC in the
                  Principal Amount of $1,404,473.00.

         4.5(1) Convertible Debenture Due February 1, 2003 between Cryocon,
                  Inc. and Paragon Venture Fund LLC in the
                  Principal Amount of $475,000.00.

         4.6(1) Convertible Debenture Due February 1, 2003 between Cryocon,
                  Inc. and Paragon Venture Fund LLC in the
                  Principal Amount of $1,564,236.00.

         4.7(1)   Warrant Issuance to Todd Moore.

         4.8(1)   Option Issuance to Bourns, Inc.

         4.9(1)   Warrant Issuance to J. Brian Morrison

      4.10 (2)    Common Stock Purchase Agreement Millennium Capital
                   Partners, L.L.C.

      4.11(3)    Sample Form of Warrant issued to Cryocon's
                  shareholders

      4.12    Addendum to Common Stock Purchase Agreement
               Millennium Capital Partners, LLC.

5.0      Opinion re Legality

         5.1 and 23.01 Letter of opinion, including consent of Marcus Sanders, Attorney and Counselor at Law, regarding legality of common stock to be issued pursuant to options granted under the Plan.

10.0 Material Contracts

     10.1   XTool, Inc. Acquisition Contract (Amended)

16.0(2)        Letter on Change in Certifying Account

22.0(2)        Subsidiaries of Registrant

23.0(1)       Consent of experts and counsel

         23.02 Consent of H.J.& Associates, independent certified public accountants.

         23.03 Consent of Larry O'Donnell, CPA, PC, and independent certified public accountant for the fiscal year end March
                  31, 2000.

24.0    Power of Attorney

         24.01    Power of Attorney (See Signature Page)


  (1)  These Exhibits were included with the Form S-3 filed
       February 9, 2001 and are incorporated herewith.

  (2) These Exhibits were included in Amendment No. 1 to Form SB-2 filed April 17, 2001.

  (3) This Exhibit was modified from the last amendment and is included.

Item 28. UNDERTAKINGS.
         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include (i) any prospectus required by Section 10(a)(3); (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; (iii) any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section

15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the date below.



DATED:   July 18, 2001               Cryocon, INC.


                                      By:        /s/
                                      ---------------------------
                                   J. Brian Morrison, Chief Executive
                                    Officer


                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Brain Morrison, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


____/s/__________  CHAIRMAN/CHIEF EXECUTIVE OFFICER  July 18, 2001
J. BRIAN MORRISON


____/s/__________  CHIEF FINANCIAL OFFICER           July 18, 2001
VAUGHN P. GRIGGS


___/s/__________   DIRECTOR                          July 18, 2001
LYNDELL PARKS

____/s/__________  DIRECTOR                          July 18, 2001
STERLING REDFERN


___/s/___________  DIRECTOR/SECRETARY                July 18, 2001
JAMES S. CUNDIFF


__/s/___________    DIRECTOR                        July 18, 2001
RICHARD L. LINDSTROM
                                 170
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